Exhibit 10.1

EXECUTION VERSION

Published Deal CUSIP Number: 38869KAC9

Published Revolving Credit Facility CUSIP Number: 38869KAD7

Published Term A-1 Facility CUSIP Number: 38869KAG0

Published Term A-2 Facility CUSIP Number: 38869KAH8

Published Revolving Euro Tranche Facility CUSIP Number: 38869KAE5

Published Revolving Yen Tranche Facility CUSIP Number: 38869KAF2

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

among

GRAPHIC PACKAGING INTERNATIONAL, LLC

and

CERTAIN SUBSIDIARIES,

as Borrowers

THE SEVERAL LENDERS

FROM TIME TO TIME PARTIES HERETO

BANK OF AMERICA, N.A.,

as Administrative Agent, L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender

and Alternative Currency Funding Fronting Lender

COBANK, ACB,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

MIZUHO BANK, LTD.,

PNC BANK, NATIONAL ASSOCIATION,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

SUMITOMO MITSUI BANKING CORPORATION,

TD SECURITIES USA LLC,

TRUIST BANK,

and

WELLS FARGO SECURITIES, LLC,

as Co-Syndication Agents

BNP PARIBAS,

CAPITAL ONE, NATIONAL ASSOCIATION,

CITIZENS BANK, NATIONAL ASSOCIATION,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.

REGIONS BANK

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

Dated as of April 1, 2021

BANK OF AMERICA, N.A.,

COBANK, ACB,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

MIZUHO BANK, LTD.,

PNC CAPITAL MARKETS LLC,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

SUMITOMO MITSUI BANKING CORPORATION,

TD SECURITIES USA LLC,

TRUIST SECURITIES, INC.,

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

(continued)

(continued)

SCHEDULES

A	Administrative Agent’s Office, Certain Addresses for Notices
B	Immaterial Subsidiaries
C	Existing Letters of Credit
D	Alternative Currency Funding Lenders and Alternative Currency Participating Lenders
2.1	Commitments and Applicable Percentages
3.1(m)	Form of Report of Letter of Credit Information
5.2	Material Adverse Effect Disclosure
5.4	Consents Required
5.6	Litigation
5.9	Intellectual Property Claims
5.16	Subsidiaries
5.18	Environmental Matters
6.1(d)	Lien Searches
6.1(g)	Filing Jurisdictions
7.12	Conditions Subsequent
8.2(j)	Permitted Indebtedness
8.3(j)	Permitted Liens
8.6(i)	Permitted Asset Sales
8.8(c)	Permitted Investments
11.6(f)	Voting Participants

EXHIBITS

Form of:
A-1	Revolving Credit Note
A-2	Term A-1 Note
A-3	Term A-2 Note
A-4	Revolving Euro Tranche Note
A-5	Revolving Yen Tranche Note
B	[Reserved]
C	U.S. Tax Compliance Certificate
D	Assignment and Assumption
E	[Reserved]
F	Prepayment Option Notice
G	Loan Notice
H	Swing Line Loan Notice
I	Swing Line Euro Tranche Loan Notice
J	Designated Borrower Request and Assumption Agreement
K	Designated Borrower Notice
L	Notice of Loan Prepayment

ANNEXES

I	Funding Losses Make Whole Methodology

v

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, is dated as of April 1, 2021, among GRAPHIC PACKAGING INTERNATIONAL, LLC, a Delaware limited liability company (the “Company”), certain Subsidiaries of the Company party hereto pursuant to subsection 2.8 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), Swing Line Lender, Swing Line Euro Tranche Lender, an L/C Issuer and Alternative Currency Funding Fronting Lender, CoBank, ACB, Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, Coöperatieve Rabobank U.A., New York Branch, Sumitomo Mitsui Banking Corporation, TD Securities USA LLC, Truist Bank and Wells Fargo Securities, LLC, as co-syndication agents (collectively, in such capacity, the “Co-Syndication Agents”), and BNP Paribas, Capital One, National Association, Citizens Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Regions Bank and U.S. Bank National Association, as co-documentation agents (collectively, in such capacity, the “Co-Documentation Agents”).

The parties hereto hereby agree as follows:

WHEREAS, the Company, the lenders party thereto (the “Existing Lenders”) and Bank of America, N.A., as administrative agent, entered into that certain Third Amended and Restated Credit Agreement dated as of January 1, 2018 (as in effect on the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders have made available to the Company (i) term loan facilities, (ii) a Dollar-denominated multi-currency revolving credit facility, including letter of credit and swing line sub-facilities, (iii) a Euro-denominated revolving credit facility, including a swing line sub-facility thereunder and (iv) a Yen-denominated revolving credit facility (which facility is also available to certain Designated Borrowers);

WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated on the terms and conditions contained in this Agreement, and the Lenders and the Administrative Agent have indicated their willingness to amend and restate the Existing Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceleration”: as defined in subsection 9(e).

“Acceptance Credit”: a commercial Letter of Credit in which the applicable L/C Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.

“Acceptance Documents”: such general acceptance agreements, applications, certificates and other documents as an L/C Issuer may reasonably require in connection with the creation of Bankers’ Acceptances.

“Accounts”: as defined in the Uniform Commercial Code as in effect in the State of New York from time to time; and, with respect to the Company and its Domestic Subsidiaries, all such Accounts of such Persons, whether now existing or existing in the future, including, without limitation, (a) all accounts receivable of such Person, including, without limitation, all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including, without limitation, returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

“Act”: as defined in subsection 11.20.

“Additional Lender”: as defined in subsection 2.6.

“Additional Notes”: the collective reference to any bonds, high yield notes or other similar Indebtedness issued or incurred pursuant to subsection 8.2(c), (d), (e)(i), or (e)(ii).

“Adjustment Date”: the second Business Day following receipt by the Lenders of both (a) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (b) the related compliance certificate required to be delivered pursuant to subsection 7.2(a) with respect to such fiscal period.

“Adjustment”: as defined in subsection 4.5(b).

“Administrative Agent”: as defined in the introductory paragraph hereto.

“Administrative Agent’s Office”: with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule A with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Eurocurrency Loans”: as defined in subsection 4.7.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of the above proviso, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person (“Voting Stock”) or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, however, that neither IPC nor its Affiliates shall constitute an Affiliate of Holding or any Subsidiary thereof hereunder unless such Persons own or control, in the aggregate, 30% or more of the Voting Stock of Holding or any Subsidiary thereof.

“Aggregate Commitments”: as at any date of determination thereof, the sum of the Commitments of all the Lenders.

“Aggregate Revolving Credit Commitments”: as at any date of determination thereof, the sum of all Revolving Credit Commitments of all Revolving Credit Lenders at such date.

“Aggregate Revolving Euro Tranche Commitments”: as at any date of determination thereof, the sum of all Revolving Euro Tranche Commitments of all Revolving Euro Tranche Lenders at such date.

“Aggregate Revolving Yen Tranche Commitments”: as at any date of determination thereof, the sum of all Revolving Yen Tranche Commitments of all Revolving Yen Tranche Lenders at such date.

“Agreement”: this Fourth Amended and Restated Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

“Alternative Currency”: each of Euro, Sterling, Yen, Canadian Dollars, Australian Dollars, Mexican Pesos and each other currency (other than Dollars) that is approved in accordance with subsection 1.4.

“Alternative Currency Equivalent”: at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Funding Fronting Lender”: Bank of America or any other Revolving Credit Lender designated by the Company and the Administrative Agent (which such designation shall be consented to by such Revolving Credit Lender) in its capacity as an Alternative Currency Funding Lender for Revolving Credit Loans denominated in an Alternative Currency in which any Alternative Currency Participating Lender purchases Alternative Currency Risk Participations and in which Bank of America or such other Revolving Credit Lender advances to the Company the amount of all such Alternative Currency Risk Participations in accordance with subsections 2.2(b) and 2.2(f).

“Alternative Currency Funding Lender”: with respect to each Revolving Credit Loan denominated in an Alternative Currency, each Lender other than an Alternative Currency Participating Lender with respect to such Alternative Currency. The Alternative Currency Funding Lenders with respect to each Alternative Currency on the Effective Date are as set forth on Schedule D.

“Alternative Currency Funding Pro Rata Share”: (a) with respect to each Alternative Currency Funding Lender other than the Alternative Currency Funding Fronting Lender, its Applicable Percentage in respect of the Revolving Credit Facility; and (b) with respect to the

Alternative Currency Funding Fronting Lender, the percentage (carried out to the ninth decimal place) determined in accordance with the following formula:

Sum of the Revolving Credit Commitments of the

Alternative Currency Funding Fronting Lender

and the Alternative Currency Participating Lenders

Aggregate Revolving Credit Commitments

“Alternative Currency Loan Credit Exposure”: with respect to any Revolving Credit Loan denominated in an Alternative Currency, (i) for each Alternative Currency Funding Lender other than the Alternative Currency Funding Fronting Lender, the aggregate principal amount of its Alternative Currency Funding Pro Rata Share thereof advanced by such Lender, (ii) for the Alternative Currency Funding Fronting Lender, the aggregate principal amount of its Alternative Currency Funding Pro Rata Share thereof advanced thereby, net of all Alternative Currency Risk Participations purchased or funded, as applicable, therein, and (iii) for each Alternative Currency Participating Lender, the aggregate principal amount of all Alternative Currency Risk Participations purchased or funded, as applicable, by such Lender in such Loan.

“Alternative Currency Participating Lender”: with respect to each Revolving Credit Loan denominated in an Alternative Currency, any Lender that has given notice to the Administrative Agent and the Company that it is unable to fund in the applicable Alternative Currency; provided, however, that the Administrative Agent shall change a Lender’s designation from an Alternative Currency Participating Lender to an Alternative Currency Funding Lender with respect to such Alternative Currency (and this definition shall ipso facto be so amended) upon receipt of a written notice to the Administrative Agent and the Company from an Alternative Currency Participating Lender requesting that such Lender’s designation be changed to an Alternative Currency Funding Lender with respect to such Alternative Currency, and each Alternative Currency Participating Lender agrees to give such notice to the Administrative Agent and the Company promptly upon its acquiring the ability to make Revolving Credit Loans in such Alternative Currency. The Alternative Currency Participating Lenders with respect to each Alternative Currency on the Effective Date are as set forth on Schedule D.

“Alternative Currency Participation Payment Date”: as defined in subsection 2.2(f)(iii).

“Alternative Currency Risk Participation”: with respect to each Revolving Credit Loan denominated in an Alternative Currency advanced by the Alternative Currency Funding Fronting Lender, the risk participation purchased by each of the Alternative Currency Participating Lenders in such Revolving Credit Loan in an amount determined in accordance with such Alternative Currency Participating Lender’s Applicable Percentage of such Revolving Credit Loan, as provided in subsection 2.2(f).

“Alternative Currency Sublimit”: an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $250,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to Holding or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Anti-Social Conduct”: (a) a demand and conduct with force and arms; (b) an unreasonable demand and conduct having no legal cause; (c) threatening or committing violent behavior relating to its business transactions; (d) an action to defame the reputation or interfere with the business of any Secured Party by spreading rumor, using fraudulent means or resorting to force; or (e) other actions similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Group”: (a) an organized crime group (as defined in the Law relating to Prevention of Unjustifiable Acts by Gang Members of Japan (Law No. 77 of 1991, as amended)); (b) a member of an organized crime group; (c) a person who used to be a member of an organized crime group but has only ceased to be a member of an organized crime group for a period of less than 5 years; (d) a quasi-member of an organized crime group (bouryokudan jun-kosei-in); (e) a related or associated company of an organized crime group; (f) a corporate racketeer or blackmailer advocating social cause or a special intelligence organized crime group; or (g) a member of any other criminal force similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Relationship”: in relation to a Person, (a) an Anti-Social Group controls its management; (b) an Anti-Social Group is substantively involved in its management; (c) it has entered into arrangements with an Anti-Social Group for the purpose of, or which have the effect of, unfairly benefiting itself or a third party or prejudicing a third party; (d) it is involved in the provision of funds or other benefits to an Anti-Social Group; or (e) any of its directors or any other person who is substantively involved in its management has a socially objectionable relationship with an Anti-Social Group.

“Applicable Currency”: Dollars or any Alternative Currency that bears interest at a rate based on an Applicable Reference Rate, as applicable.

“Applicable Margin”: as applied to any given type of Term A-1 Loans, Revolving Credit Loans, Revolving Euro Tranche Loans, Revolving Yen Tranche Loans, Swing Line Loans and Swing Line Euro Tranche Loans, the rate per annum is determined as follows: during the period from the Effective Date until the first Adjustment Date occurring after July 1, 2021, the Applicable Margin shall equal (A) with respect to Base Rate Loans, 0.50% per annum, and (B) with respect to Eurocurrency Loans, Daily Floating LIBOR Rate Loans, SONIA Daily Rate Loans and Swing Line Euro Tranche Loans, 1.50% per annum. The Applicable Margins will be adjusted on each subsequent Adjustment Date to the applicable rate per annum set forth under the heading “Applicable Margin for Base Rate Loans” or “Applicable Margin for Eurocurrency Loans, Daily Floating LIBOR Rate Loans, SONIA Daily Rate Loans and Swing Line Euro Tranche Loans / Letter of Credit-BA Fees” on the applicable Pricing Grid which corresponds to the Consolidated Total Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(a), are not delivered when due, then:

(i)    if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin as so increased;

(ii)    if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable

Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

(iii)    if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be 1.00% per annum in the case of Base Rate Loans, and 2.00% per annum in the case of Eurocurrency Loans, Daily Floating LIBOR Rate Loans, SONIA Daily Rate Loans and Swing Line Euro Tranche Loans (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).

In addition, at all times while an Event of Default shall have occurred and be continuing, the Applicable Margin shall not decrease from that previously in effect as a result of the delivery of such financial statements and certificate.

“Applicable Percentage”: (a) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by the sum of such Term A-1 Lender’s Term A-1 Commitment at such time plus the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time, (b) in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by the principal amount of such Term A-2 Lender’s Term A-2 Loans at such time, (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in subsection 4.6(e), (d) in respect of the Revolving Euro Tranche Facility, with respect to any Revolving Euro Tranche Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Euro Tranche Facility represented by such Revolving Euro Tranche Lender’s Revolving Euro Tranche Commitment at such time, subject to adjustment as provided in subsection 4.6(e), (e) in respect of the Revolving Yen Tranche Facility, with respect to any Revolving Yen Tranche Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Yen Tranche Facility represented by such Revolving Yen Tranche Lender’s Revolving Yen Tranche Commitment at such time, (f) in respect of any Incremental Term Facility, with respect to any Incremental Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by the sum of such Incremental Term Lender’s Incremental Term Commitment with respect thereto at such time plus the principal amount of such Incremental Term Lender’s Incremental Term Loans with respect thereto at such time and (g) in respect of any Incremental Revolving Tranche Facility, with respect to any Incremental Revolving Tranche Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental Revolving Tranche Facility represented by such Incremental Revolving Tranche Lender’s Incremental Revolving Tranche Commitment with respect thereto at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C-BA Credit Extensions have been terminated pursuant to Section 9, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. If the commitment of each Revolving Euro Tranche Lender to make Revolving Euro Tranche Loans has been terminated pursuant to Section 9, or if the Revolving Euro Tranche Commitments have expired, then the Applicable Percentage of each Revolving Euro Tranche Lender in respect of the Revolving Euro Tranche Facility shall be determined based on the Applicable Percentage of such Revolving Euro Tranche Lender in respect of Revolving Euro Tranche Facility most recently in effect, giving effect to any subsequent assignments. If the commitment of each Revolving Yen Tranche Lender to make Revolving Yen Tranche Loans has been terminated pursuant to Section 9, or if the Revolving Yen Tranche Commitments have expired, then the Applicable Percentage of each Revolving Yen Tranche Lender in respect of the Revolving Yen Tranche Facility shall be determined based on the Applicable Percentage of such Revolving Yen Tranche Lender in respect of Revolving Yen Tranche Facility most recently in effect, giving effect to any subsequent assignments. With respect to any Incremental Revolving Tranche Facility, if the commitment of each Incremental Revolving Tranche Lender to make Incremental Revolving Tranche Loans thereunder has been terminated pursuant to Section 9, or if the Incremental Revolving Tranche Commitments with respect thereto have expired, then the Applicable Percentage of each Incremental Revolving Tranche Lender in respect of such Incremental Revolving Tranche Facility shall be determined based on the Applicable Percentage of such Incremental Revolving Tranche Lender in respect of Incremental Revolving Tranche Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.1, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in the relevant Incremental Facility Amendment, as applicable.

“Applicable Reference Rate”: (a) for any Eurocurrency Loan denominated in Dollars, LIBOR, (b) for any Eurocurrency Loan denominated in Australian Dollars, BBSY, (c) for any Eurocurrency Loan denominated in Canadian Dollars, CDOR, (d) for any Eurocurrency Loan denominated in Mexican Pesos, the TIIE, (e) for any Revolving Credit Loan denominated in Sterling, the SONIA Daily Rate, (f) for any Eurocurrency Loan denominated in Euro, EURIBOR, (g) for any Eurocurrency Loan denominated in Yen, TIBOR, and (h) for any Daily Floating LIBOR Rate Loan, LIBOR.

“Applicable Revolving Credit Percentage”: with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Revolving Euro Tranche Percentage”: with respect to any Revolving Euro Tranche Lender at any time, such Revolving Euro Tranche Lender’s Applicable Percentage in respect of the Revolving Euro Tranche Facility at such time.

“Applicable Successor Rate”: as defined in subsection 4.5(b).

“Applicable Time”: with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender”: at any time, (a) with respect to any of the Term A-1 Facility, the Term A-2 Facility, the Revolving Credit Facility, the Revolving Euro Tranche Facility or the Revolving Yen Tranche Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan made under such Facility, at such time, (b) with respect to the Letter of Credit-BA Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit or Bankers’ Acceptances have been issued pursuant to subsection 3.1(a), the Revolving Credit Lenders, (c) with respect to the Swing Line Sublimit (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to subsection 2.4(a), the Revolving Credit Lenders, (d) with respect to the Swing Line Euro Tranche Sublimit (i) the Swing Line Euro Tranche Lender and (ii) if any Swing Line Euro Tranche Loans are outstanding pursuant to subsection 2.7(a), the Revolving Euro Tranche Lenders, (e) with respect to any Incremental Term Facility, an Incremental Term Lender that has an Incremental Term Commitment with respect thereto or holds an Incremental Term Loan made thereunder at such time and (f) with respect to any Incremental Revolving Tranche Facility, an Incremental Revolving Tranche Lender that has an Incremental Revolving Tranche Commitment with respect thereto or holds an Incremental Revolving Tranche Loan made thereunder at such time.

“Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers”: each of Bank of America, N.A., CoBank, ACB, Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, Coöperatieve Rabobank U.A., New York Branch, Sumitomo Mitsui Banking Corporation, TD Securities USA LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, each in its capacity as joint lead arranger.

“Asset Sale”: any sale, issuance, conveyance, transfer, lease or other disposition (in one transaction or in a series of related transactions including, without limitation, through a Sale and Leaseback Transaction and any disposition by Division) (a “Disposition”) by the Company or any of its Subsidiaries, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock) of the Company or such Subsidiary to any Person (other than to the Company or any Subsidiary Guarantor); provided, that “Asset Sale” and “Disposition” shall not be deemed to include any issuance by the Company of any of its Capital Stock or any issuance by any Subsidiary of its Capital Stock to the Company or any other Subsidiary.

“Assignee Group”: two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by subsection 11.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent and the Company.

“Australian Dollars” and “AUS$”: the lawful currency of Australia.

“Auto-Extension Letter of Credit”: as defined in subsection 3.1(b).

“Available Revolving Credit Commitment”: as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender’s Revolving Credit Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Revolving Credit Lender, (ii) an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available Revolving Credit Commitments pursuant to subsection 4.3(a) such amount shall be zero, and (iii) an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the outstanding L/C-BA Obligations at such time; collectively, as to all the Lenders, the “Available Revolving Credit Commitments”.

“Available Revolving Euro Tranche Commitment”: as to any Revolving Euro Tranche Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Euro Tranche Lender’s Revolving Euro Tranche Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Euro Tranche Loans made by such Revolving Euro Tranche Lender and (ii) an amount equal to such Revolving Euro Tranche Lender’s Applicable Revolving Euro Tranche Percentage of the aggregate unpaid principal amount at such time of all Swing Line Euro Tranche Loans, provided that for purposes of calculating Available Revolving Euro Tranche Commitments pursuant to subsection 4.3(b) such amount shall be zero; collectively, as to all the Lenders, the “Available Revolving Euro Tranche Commitments”.

“Available Revolving Yen Tranche Commitment”: as to any Revolving Yen Tranche Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Yen Tranche Lender’s Revolving Yen Tranche Commitment at such time over (b) the aggregate unpaid principal amount at such time of all Revolving Yen Tranche Loans made by such Revolving Yen Tranche Lender; collectively, as to all the Lenders, the “Available Revolving Yen Tranche Commitments”.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America”: Bank of America, N.A. and its successors.

“Bankers’ Acceptance” or “BA”: a time draft, drawn by the beneficiary under an Acceptance Credit and accepted by the applicable L/C Issuer upon presentation of documents by such beneficiary of such Acceptance Credit pursuant to subsection 3.1 hereof, in the standard form for bankers’ acceptances of such L/C Issuer.

“Base Rate”: for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 4.5 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above, determined without reference to clause (c) above.

“Base Rate Loans”: Loans (including Swing Line Loans), other than Term A-2 Loans, the rate of interest applicable to which is based upon the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board”: the Board of Governors of the Federal Reserve System.

“Board of Directors”: with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Bookrunner”: each of Bank of America, N.A., CoBank, ACB, Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, Coöperatieve Rabobank U.A., New York Branch, Sumitomo Mitsui Banking Corporation, TD Securities USA LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, each in its capacity as joint bookrunner.

“Borrower” and “Borrowers”: as defined in the introductory paragraph hereto.

“Borrower Materials”: as defined in subsection 7.2.

“Borrower Obligations”: the collective reference to all obligations and liabilities of the Company, the Designated Borrowers and the other Loan Parties in respect of the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Unreimbursed Amounts and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, any Designated Borrower or any other Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Unreimbursed Amounts and all other obligations and liabilities of the Company, the Designated Borrowers and the other Loan Parties to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Loans, any Letter of Credit, any Bankers’ Acceptance, the other Loan Documents, any Secured Hedge Agreement, any Secured Cash Management Agreement, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any Secured Cash Management Agreement, or a termination of any transaction entered into pursuant to a Secured Hedge Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or any other Secured

Party that are required to be paid by any Loan Party pursuant to the terms of this Agreement or any other Loan Document). For the avoidance of doubt, (x) a Foreign Obligor is not liable for any Borrower Obligations not directly incurred by such Foreign Obligor as a borrower under a Facility to which such Foreign Obligor is a party, (y) no Foreign Obligor is providing any collateral security for its Borrower Obligations under any Facility to which such Foreign Obligor is a party or for any other Borrower Obligations under this Agreement and (z) no Foreign Obligor has any Guarantee Obligation with respect to any Borrower Obligations.

“Borrowing”: any of (a) the advance of a Term A-1 Loan pursuant to subsection 2.1(a), (b) a Revolving Credit Borrowing, (c) a Swing Line Borrowing, (d) a Revolving Euro Tranche Borrowing, (e) a Swing Line Euro Tranche Borrowing, (f) a Revolving Yen Tranche Borrowing, (g) the advance of an Incremental Term Loan, and (h) the advance of an Incremental Revolving Tranche Loan, as the context may require.

“Business Day”: any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed for business and:

(a)    if such day relates to any interest rate setting as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan or Daily Floating LIBOR Rate Loans, means any such day that is also a London Banking Day;

(b)    if such day relates to any interest rate setting as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;

(c)    if such day relates to any interest rate setting as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro or any SONIA Daily Rate Loan, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro or any SONIA Daily Rate Loan, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan or SONIA Daily Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” and “CAN$”: the lawful currency of Canada.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers and the Lenders, as collateral for the L/C-BA Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of the L/C-BA Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C

Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof and/or mutual funds investing primarily in such securities, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any Lender or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor’s Financial Services LLC (a subsidiary of The McGraw-Hill Companies, Inc.) or any successor rating agency (“S&P”) or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors of the Company (or Board of Directors of Holding, as appropriate), in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.

“Cash Management Agreement”: any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank”: any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is or concurrently therewith becomes a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender on the Effective Date, is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement (even if, in either case, such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“CFC Holdco”: a Subsidiary substantially all the assets of which consist of Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries that are treated as “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be the “beneficial owner” of shares of Voting Stock having more than 35% of the total voting power of all outstanding shares of Holding; (b) Holding shall cease to own, directly or indirectly, at least 65% of the Capital Stock of the Company (or any successor to the Company permitted pursuant to subsection 8.5); (c) the Board of Directors of Holding shall cease to consist of a majority of the Continuing Directors; or (d) a “Change of Control” as defined in any Indenture under which any Existing Notes or Additional Notes are then outstanding; as used in this paragraph “Voting Stock” shall mean shares of Capital Stock entitled to vote generally in the election of directors (or members of an equivalent governing body thereof).

“CoBank”: CoBank, ACB, a federally chartered instrumentality under the Farm Credit Act of 1971.

“CoBank Equities”: as defined in Section 11.26.

“Co-Documentation Agents”: as defined in the introductory paragraph hereto.

“Co-Syndication Agents”: as defined in the introductory paragraph hereto.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral/Covenant Reinstatement Date” means the date, after any Collateral/Covenant Release Date, on which (a) either of the Debt Ratings, as determined by either S&P or Moody’s, shall be BB or lower or Ba2 or lower, respectively, (b) the Debt Ratings, as determined by both S&P and Moody’s, shall be BB+ or lower and Ba1 or lower, respectively, or (c) the Company only has one, or does not have any, Debt Ratings.

“Collateral/Covenant Release Date” means (a) the date, after the Effective Date, or (b) the date, after each Collateral/Covenant Reinstatement Date, in each case, on which the Debt Ratings shall reach at least (i) BBB- by S&P and Ba1 by Moody’s or (ii) BB+ by S&P and Baa3 by Moody’s, in each case with a “stable” or “positive” outlook.

“Collateral/Covenant Release Period” means any period from and including the Collateral/Covenant Release Date to the Collateral/Covenant Reinstatement Date, if any, or, if no Collateral/Covenant Reinstatement Date has occurred, the Termination Date.

“Commitment”: a Term A-1 Commitment, a Revolving Credit Commitment, a Revolving Euro Tranche Commitment, a Revolving Yen Tranche Commitment, an Incremental Term Commitment or an Incremental Revolving Tranche Commitment, if any, as the context may require.

“Commitment Fee Rate”: 0.25% per annum during the period from the Effective Date until the first Adjustment Date occurring after July 1, 2021. The Commitment Fee Rate in respect of Available Revolving Credit Commitments, Available Revolving Euro Tranche Commitments and Available Revolving Yen Tranche Commitments will be adjusted on each subsequent Adjustment Date to the applicable rate per annum set forth under the heading “Commitment Fee Rate” on the Pricing Grid which corresponds to the Consolidated Total Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(a), are not delivered when due, then

(a)    if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements, then the Commitment Fee Rate during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall be the Commitment Fee Rate as so increased;

(b)    if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Commitment Fee Rate decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Commitment Fee Rate shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

(c)    if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Commitment Fee Rate shall be 0.35% per annum (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).

Notwithstanding the foregoing, at all times while an Event of Default shall have occurred and be continuing, the Commitment Fee Rate shall not decrease from that previously in effect as a result of the delivery of such financial statements and certificate.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

“Company”: as defined in the introductory paragraph hereto.

“Compensation Period”: as defined in subsection 4.6(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Indebtedness”: at the date of determination thereof, the sum (without duplication) of (a) Consolidated Long Term Debt, plus (b) Consolidated Short Term Debt, but excluding in any case any Indebtedness in respect of any Permitted Securitization Transaction.

“Consolidated Interest Expense”: for any period, an amount equal to (a) interest expense (accrued and paid or payable in cash for such period, but in any event excluding any amortization or write off of financing costs) on Indebtedness of the Company and its consolidated Subsidiaries for such period minus (b) interest income (accrued and received or receivable in cash for such period) of the Company and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP; provided that in the event of the consummation of any Permitted Securitization Transaction, “Consolidated Interest Expense” shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such period) on such Permitted Securitization Transaction.

“Consolidated Interest Expense Ratio”: for any Test Period, the ratio of (a) EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Long Term Debt”: at the date of determination thereof, all long term Indebtedness of the Company and its consolidated Subsidiaries as determined on a consolidated basis in accordance with GAAP and as disclosed on the Company’s consolidated balance sheet.

“Consolidated Net Income”: for any period, (a) net income of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP plus (b) any non-cash expense, charge or cost (other than depreciation expense and amortization of intangible asset expense but in any event including any impairment charge or write-down of other assets) minus (c) any non-cash gain increasing Consolidated Net Income for such period.

“Consolidated Senior Secured Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Indebtedness, as of such date of determination excluding therefrom all Consolidated Indebtedness that is either unsecured or, if secured, the Liens securing same are expressly subordinated to the Liens securing the Obligations on terms satisfactory to the Administrative Agent to (b) EBITDA for the Test Period most recently ended on or before such date; provided that the Company shall be permitted to subtract from the amount of Consolidated Indebtedness in clause (a) above the sum of (i) 100% of Unencumbered Cash and Cash Equivalents of the Company and its Domestic Subsidiaries held in accounts in the United States, (ii) 100% of Unencumbered Cash and Cash Equivalents of the Company and its Subsidiaries held in accounts outside of the United States in an aggregate amount not to exceed the amount of Indebtedness of Foreign Subsidiaries at such time, and (iii) 65% of Unencumbered Cash and Cash Equivalents of the Company and its Subsidiaries held in accounts outside of the United States that are in excess of outstanding amounts of Indebtedness of Foreign Subsidiaries at such time.

“Consolidated Short Term Debt”: at the date of determination thereof, all short term Indebtedness of the Company and its consolidated Subsidiaries as determined on a consolidated basis in accordance with GAAP and as disclosed on the Company’s consolidated balance sheet.

“Consolidated Tangible Assets”: at the date of determination thereof, the difference of (a) the consolidated total assets of the Company and its consolidated Subsidiaries as determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which an Adjustment Date has occurred minus (b) the intangible assets (including, without limitation, customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs) of the Company and its consolidated Subsidiaries as determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which an Adjustment Date has occurred.

“Consolidated Total Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) EBITDA for the Test Period most recently ended on or before such date; provided that the Company shall be permitted to subtract from the amount of Consolidated Indebtedness in clause (a) above the sum of (i) 100% of Unencumbered Cash and Cash Equivalents of the Company and its Domestic Subsidiaries held in accounts in the United States, (ii) 100% of Unencumbered Cash and Cash Equivalents of the Company and its

Subsidiaries held in accounts outside of the United States in an aggregate amount not to exceed the amount of Indebtedness of Foreign Subsidiaries at such time, and (iii) 65% of Unencumbered Cash and Cash Equivalents of the Company and its Subsidiaries held in accounts outside of the United States that are in excess of outstanding amounts of Indebtedness of Foreign Subsidiaries at such time.

“Continuing Directors”: the directors of Holding on the Effective Date, and each other director if, in each case, such other director’s nomination for election to the Board of Directors of Holding is recommended or approved by at least a majority of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: other than for purposes of the proviso to the definition of “Affiliate”, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity”: has the meaning specified in subsection 11.25(b).

“Credit Extension”: each of the following: (a) a Borrowing and (b) an L/C-BA Credit Extension.

“Cumulative Available Amount”: as of any date of determination, an amount equal to the sum (without duplication) of:

(a)     $50,000,000, plus

(b)     50% of Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2018 through and including the end of the most recent fiscal quarter for which an Adjustment Date has occurred (or, in the case such Consolidated Net Income shall be a negative number, 100% of such negative number), plus

(c)     100% of the aggregate Net Cash Proceeds from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company (or, to the extent received by the Company as a capital contribution from Holding or Intermediate Holding, 100% of the aggregate Net Cash Proceeds from such capital contribution (other than in exchange for Disqualified Stock)) on or after January 1, 2018 to the extent such Net Cash Proceeds are not used for Restricted Payments under subsection 8.7(f), plus

(d)    the fair value (as determined in good faith by the Board of Directors of the Company (or Board of Directors of Holding, as appropriate) of property or assets received by the Company as capital contributions to the Company on or after January 1, 2018 (and for the avoidance of doubt, from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Disqualified Stock)) after January 1, 2018 to the extent any such cash proceeds received by the Company therefrom are not used for Restricted Payments under subsection 8.7(f); minus

(e)    the aggregate amount of Restricted Payments previously made (or, if earlier, declared) pursuant to subsection 8.7(h) at any time after January 1, 2018 and Investments made (or, if earlier, declared) pursuant to subsection 8.8(p) at any time after January 1, 2018 and, in each case (i) made during a period when a Collateral/Covenant Release Period is not in effect and (ii) utilizing the Cumulative Available Amount on or before the date of such determination.

“Daily Floating LIBOR Rate”: for any day and subject to availability, a fluctuating rate of interest per annum which can change on each Business Day, equal to LIBOR, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time, two Business Days prior to such date for Dollar deposits with a term equivalent to a one month term beginning on that date; provided, that if the Daily Floating LIBOR Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Agreement.

“Daily Floating LIBOR Rate Loan”: a Loan that bears interest at a rate based on the Daily Floating LIBOR Rate. All Daily Floating LIBOR Rate Loans shall be denominated in Dollars.

“Debt Rating”: (a) the corporate family debt rating of the Company, as determined by Moody’s or (b) the corporate family debt rating of the Company, as determined by S&P, as applicable.

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice (other than, in the case of subsection 9(e), a Default Notice), the lapse of time, or both, or any other condition specified in Section 9, has been satisfied.

“Default Notice”: as defined in subsection 9(e).

“Default Rate”: (a) when used with respect to obligations hereunder other than Letter of Credit Fees and obligations under the Term A-2 Facility, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, then applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Loan, a Daily Floating LIBOR Rate Loan or a SONIA Daily Rate Loan and interest with respect thereto, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, (b) when used with respect to any obligations under the Term A-2 Facility, an interest rate equal to 4.67% per annum, and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin then in effect for Eurocurrency Loans plus 2% per annum.

“Defaulting Lender”: subject to subsection 4.6(e)(ii), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, Bankers’ Acceptances or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such

Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to subsection 4.6(e)(ii)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” and “Designated Borrowers”: as defined in the introductory paragraph hereto.

“Designated Borrower Request and Assumption Agreement”: as defined in subsection 2.8(b).

“Designated Borrower Notice”: as defined in subsection 2.8(b).

“Designated Jurisdiction”: any country or territory to the extent that such country or territory that is, or whose government is, the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria)

“Disposition”: as defined in the definition of the term “Asset Sale” in this subsection 1.1.

“Dividing Person”: as defined in the definition of “Division.”

“Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Disqualified Stock”: with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Sale) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Sale), in whole or in part, in each case on or prior to the Facility Termination Date.

“Dollar Equivalent”: (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Subsidiary of the Company which is not a Foreign Subsidiary.

“EBITDA”: for any period, Consolidated Net Income for such period adjusted (x) to increase “Consolidated Net Income” by the following items to the extent such items are deducted (and not added back) in the determination of “Consolidated Net Income” (other than with respect to any pro forma adjustments set forth below) or (y) to decrease “Consolidated Net Income” by the following items to the extent such items are included in the determination of “Consolidated Net Income”, as applicable: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with Statement of Financial Accounting Standards No. 141 and 142), (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual and/or non-recurring gains, losses, charges, expenses, debits or credits (including, but not limited to, integration costs, restructuring costs (including plant closing and severance costs), plant start-up costs, employee relocation costs, and new system design and implementation costs), (h) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (i) any income or loss accounted for by the equity method of accounting (except, in the case of income, to the extent of the amount of cash dividends or cash distributions paid to the Company or any of its Subsidiaries by the entity accounted for by the equity method of accounting), (j) litigation costs and expenses for non-ordinary course litigation, (k) all transaction costs and expenses (including retention, completion or transaction bonuses paid to key employees) incurred in connection with any capital markets transaction including any acquisition or other investment, issuance of equity or debt transaction or disposition of assets, whether or not such transaction is ultimately consummated, (l) losses or gains on any discontinued operations, (m) the write-off of financing costs and other costs associated with, or premiums paid in connection with, the early extinguishment of indebtedness, (n) any foreign currency transaction gains or losses, (o) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption and (p) any unrealized gain or loss with respect to payment obligations pursuant to (i) Interest Rate Protection Agreements or (ii) Permitted Hedging Arrangements pertaining to foreign currency transactions. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Senior Secured Leverage Ratio or the Consolidated Total Leverage Ratio, (i) if at any time during such Reference Period the Company or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any of its Subsidiaries shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto making adjustments that are either (A) in accordance with Regulation S-X or (B) otherwise address anticipated costs savings or synergies relating to any such transaction (which costs savings or synergies shall be limited to the extent reasonably anticipated to be realized and supportable in the good faith judgment of the Company and actions necessary for realization thereof have been taken or are to be taken within 24 months of the applicable transaction) as determined in good faith by the chief financial officer or treasurer of the Company, in each case, as if such transaction occurred on the first day of such Reference Period; provided that (x) the aggregate amount of adjustments made under this clause (ii) for any Reference Period shall in no event exceed 20% of EBITDA for such period (calculated after giving effect to any such adjustments pursuant to this clause (ii)) and (y) no such amount shall be added to EBITDA pursuant to this clause (ii) to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock (or other ownership interests) of a Person and (y) involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock (or other ownership interests) of a Person and (y) yields gross proceeds to the Company or any of its Subsidiaries in excess of $10,000,000.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived.

“Elevated Ratio Period”: as defined in subsection 7.1(a).

“Eligible Assignee”: any Person that meets the requirements to be an assignee under subsections 11.6(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under subsection 11.6(b)(iii)).

“Environmental Costs”: any and all costs or expenses (including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits”: any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro”, “EUR” and €: the lawful currency of the Participating Member States.

“Eurocurrency Base Rate”: as defined in the definition of “Eurocurrency Rate”.

“Eurocurrency Loans”: a Loan (other than a Term A-2 Loan and other than a SONIA Daily Rate Loan) that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Revolving Credit Loans which are Eurocurrency Loans may be denominated in Dollars or in an Alternative Currency. All Revolving Credit Loans denominated in an Alternative Currency (other than Sterling) must be Eurocurrency Loans. All Revolving Euro Tranche Loans (other than Revolving Euro Tranche Loans denominated in Sterling) and Revolving Yen Tranche Loans must be Eurocurrency Loans.

“Eurocurrency Rate”: a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency Base Rate
1.00 – Eurocurrency Reserve Percentage

Where,

“Eurocurrency Base Rate” means:

(a)    for any Interest Period with respect to a Eurocurrency Loan,

(i)    denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such currency for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Brussels time) on the day that is two TARGET Days preceding the first day of such Interest Period;

(iii)    denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Japan time) on the day that is two Business Days preceding the first day of such Interest Period;

(iv)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(v)    denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(vi)    denominated in Mexican Pesos, the rate per annum equal to the Interbanking Equilibrium Interest Rate (“TIIE”), as published by Banco de Mexico in the Federation’s Official Gazette (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 2:00 p.m. (Mexico City, Mexico time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(vii)     in the case of any other Eurocurrency Loan denominated in a Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such currency at the time such currency was approved by the Administrative Agent and the Lenders pursuant to subsection 1.4 or, if such rate is unavailable on any date of determination for any reason, a comparable or successor rate approved by the Administrative Agent; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day.

Notwithstanding the foregoing, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Reserve Percentage”: for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Subsidiary”: (a) any Subsidiary of which the Company owns, directly or indirectly through one or more Wholly Owned Subsidiaries, less than 90% of the Capital Stock of such Subsidiary, (b) any Insignificant Subsidiary and any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by applicable Laws or Contractual Obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations, but only so long as such prohibition exists, or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, in consultation with the Company, the burden or cost or other consequences (including any material adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) any direct or indirect Foreign Subsidiary of the Company, (f) any not-for-profit Subsidiaries (including the Philanthropic Fund), (g) any Receivables Entity or Subsidiary of a Receivables Entity, (h) any CFC Holdco, (i) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, and (j) any captive insurance subsidiaries; provided that, notwithstanding the foregoing, in no event shall any Subsidiary that is an issuer of, or a guarantor of, any Existing Notes or any Additional Notes (other than an Insignificant Subsidiary or an Immaterial Subsidiary) be an Excluded Subsidiary.

“Excluded Swap Obligation”: with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee Obligation of such Subsidiary Guarantor with respect to, or the grant by such Subsidiary Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee Obligation with respect thereto) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to subsection 9.17 of the Guarantee and Collateral Agreement and any other “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee Obligation of such Subsidiary Guarantor, or a grant by such Subsidiary Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee Obligation or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes”: as defined in subsection 4.9(b).

“Existing Credit Agreement”: as defined in the recitals hereto.

“Existing Note Indentures”: the collective reference to the 2014 Senior Notes Indenture, as supplemented from time to time (including pursuant to the 2014 Senior Notes First Supplemental Indenture, the 2016 Senior Notes Second Supplemental Indenture, the 2019 Senior Notes Third Supplemental Indenture, the 2020 Senior Notes Fourth Supplemental Indenture, the 2020 Senior Notes Fifth Supplemental Indenture and the 2021 Senior Secured 3-Year/5-Year Notes Indenture), in each case, any refinancing, replacement, or substitution thereof, in whole or in part in accordance with subsection 8.2.

“Existing Letters of Credit”: each letter of credit described in Schedule C.

“Existing Notes”: the collective reference to the following: (a) the 2014 Senior Notes, (b) the 2016 Senior Notes, (c) the 2019 Senior Notes, (d) the 2020 Senior Notes Due 2028, (e) the 2020 Senior Notes Due 2029, (f) the 2021 Senior Secured 3-Year Notes, and (g) the 2021 Senior Secured 5-Year Notes, and, in each case, any refinancing, replacement, or substitution thereof, in whole or in part in accordance with subsection 8.2.

“Facility”: the Term A-1 Facility, Term A-2 Facility, any Incremental Term Facility, the Revolving Credit Facility, the Revolving Euro Tranche Facility, the Revolving Yen Tranche Facility or an Incremental Revolving Tranche Facility, as the context may require.

“Facility Termination Date”: the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations, and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), and (c) all Letters of Credit and Bankers’ Acceptances have terminated or expired (other than Letters of Credit and Bankers’ Acceptances as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made).

“Farm Credit Lender”: a lending institution chartered or otherwise organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.

“FASB ASC”: the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing Sections of the Code.

“Federal Funds Rate”: for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Covenants”: the covenants set forth in subsection 8.1.

“Financing Lease”: subject to subsection 1.2(b)(ii), any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee; provided that the Specified Lease shall be excluded from such definition regardless of whether it would otherwise be required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Foreign Backstop Letters of Credit”: any standby Letter of Credit issued to any Person for the account of the Company to provide credit support for Indebtedness of any Foreign Subsidiary to such Person which is permitted under subsection 8.2.

“Foreign Lender”: any Lender that is not organized under the laws of the United States of America or a state thereof.

“Foreign Obligor”: a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary”: any Subsidiary of the Company which is incorporated or organized and existing under the laws of any jurisdiction outside of the United States of America or that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco”: Graphic Packaging International Holding LLC, a Delaware limited liability company, Graphic Packaging International Enterprises, LLC, a Colorado limited liability company, and any other applicable Subsidiary of the Company, in each case that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

“Fronting Exposure”: at any time there is a Defaulting Lender that is a Revolving Credit Lender or a Revolving Euro Tranche Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C-BA Obligations other than L/C-BA Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders in accordance with the terms hereof and (c) with respect to the Swing Line Euro Tranche Lender, such Defaulting Lender’s Applicable Revolving Euro Tranche Percentage of Swing Line Euro Tranche Loans other than Swing Line Euro Tranche Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Euro Tranche Lenders in accordance with the terms hereof.

“Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Losses Make Whole”: with respect to any prepayment (or repayment) of any portion of the Term A-2 Loan to which a Funding Losses Make Whole applies, an amount equal to the present value of any funding losses imputed by the applicable Term A-2 Lender to have been incurred as a result of such prepayment (or repayment), as reasonably calculated by such Term A-2 Lender pursuant to its standard methodology, which methodology is outlined on Annex I hereto.

“GAAP”: generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the European Union or the European Central Bank.

“Guarantee and Collateral Agreement”: the Fourth Amended and Restated Guarantee and Collateral Agreement delivered to the Administrative Agent as of the date hereof, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Obligations guaranteed by such Guarantor pursuant to Section 2 of the Guarantee and Collateral Agreement and (ii) all obligations and liabilities of such Guarantor that may arise under or in connection with the Guarantee and Collateral Agreement, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of the Guarantee and Collateral Agreement or any other Loan Document); provided that the “Guarantor Obligations” of a Subsidiary Guarantor shall exclude any Excluded Swap Obligations with respect to such Subsidiary Guarantor.

“Guarantors”: the collective reference to Intermediate Holding and each Subsidiary of the Company (other than any Excluded Subsidiary), which is from time to time party to the Guarantee and Collateral Agreement; individually, a “Guarantor”.

“Hedge Banks”: any Person that, (a) at the time it enters into an Interest Rate Protection Agreement, a Permitted Hedging Arrangement or another currency hedging agreement or arrangement with a Loan Party, is or concurrently therewith becomes a Lender or an Affiliate of a Lender, (b) at the time it (or its Affiliate) becomes a Lender on the Effective Date, is a party to an Interest Rate Protection Agreement, Permitted Hedging Arrangement or other currency hedging agreement or arrangement with a Loan Party, in each case in its capacity as a party to such Interest Rate Protection Agreement, Permitted Hedging Arrangement or other currency hedging agreement or arrangement (even if, in either case, such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender) or (c) without limiting the foregoing clauses (a) and (b), any Existing Lender or any Affiliate of any Existing Lender that is party to any “Secured Hedge Agreement” (as defined in the Existing Credit Agreement) that was in effect immediately prior to the effectiveness of this Agreement on the Effective Date, in its capacity as a party to such Secured Hedge Agreement.

“Holding”: Graphic Packaging Holding Company, a Delaware corporation.

“Honor Date”: as defined in subsection 3.1(c)(i).

“Immaterial Subsidiary”: each Subsidiary set forth on Schedule B; provided that, (a) a Subsidiary may only be an Immaterial Subsidiary for so long as it does not (i) conduct, transact or otherwise engage in any business or operations that constitute core business operations of the Company and its Subsidiaries, taken as a whole, or (ii) provide a material contribution to EBITDA; (b) the aggregate amount of Investments made by the Company and its Subsidiaries in all Immaterial Subsidiaries (including any Subsidiaries of an Immaterial Subsidiary) after the Effective Date shall not exceed $10,000,000; and (c) in the event that either condition described in clause (a) or clause (b) of this definition is not satisfied, the Company shall (x) promptly, and in any event within 30 days of becoming aware of such failure, notify the Administrative Agent thereof, and (y) except to the extent the applicable Subsidiary or Subsidiaries otherwise qualify as an “Excluded Subsidiary” or “Excluded Subsidiaries”, as the case may be, promptly deliver to the Administrative Agent all documents specified in subsection 7.9(a) with respect thereto.

“Impacted Loans”: as defined in subsection 4.5(a).

“Incremental Equivalent Fixed Amount Basket”: as defined in subsection 8.2(e).

“Incremental Euro Tranche Increase”: as defined in subsection 2.6.

“Incremental Facilities”: as defined in subsection 2.6.

“Incremental Facility Amendment”: as defined in subsection 2.6.

“Incremental Facility Notes”: any promissory note made by a Borrower in favor of a Lender, evidencing advances made by such Lender under an Incremental Facility, in form and substance satisfactory to the Administrative Agent.

“Incremental Fixed Amount Basket”: as defined in subsection 2.6(a).

“Incremental Revolving Increase”: as defined in subsection 2.6.

“Incremental Revolving Tranche Commitments”: with respect to each Lender, the commitment, if any, of such Lender to make Incremental Revolving Tranche Loans pursuant to the terms of an Incremental Facility Amendment.

“Incremental Revolving Tranche Facility”: as defined in subsection 2.6.

“Incremental Revolving Tranche Lender”: a Lender with an Incremental Revolving Tranche Commitment or, if the Incremental Revolving Tranche Commitments have terminated or expired, a Lender with outstanding Incremental Revolving Tranche Loans.

“Incremental Revolving Tranche Loan”: a Loan made pursuant to an Incremental Revolving Tranche Facility.

“Incremental Term Borrowing”: a borrowing consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the applicable Incremental Term Lenders pursuant to subsection 2.6.

“Incremental Term Commitment”: with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term Loan pursuant to the terms of an Incremental Facility Amendment.

“Incremental Term Facility”: has the meaning assigned to such term in subsection 2.6.

“Incremental Term Lender”: a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan”: a Loan made pursuant to an Incremental Term Facility.

“Incremental Yen Tranche Increase”: as defined in subsection 2.6.

“Indebtedness”: of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) for purposes of subsection 8.2 and subsection 9(e) only, and not, among other things, for purposes of the calculation of Financial Covenants, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (g) all Guarantee Obligations of such Person in respect of any of the foregoing.

“Individual Term Loan Prepayment Amount”: as defined in subsection 4.2(g).

“Indentures”: the collective reference to the Existing Note Indentures and any indenture or indentures executed in connection with any Additional Notes.

“Initial Funding Date”: the Effective Date or, if the Effective Date is not a Business Day, the first Business Day after the Effective Date.

“Insignificant Subsidiary”: any Subsidiary of the Company that neither has total assets (including Capital Stock of other Subsidiaries) with a book value of 5.0% or more of the consolidated total assets of the Company and its Subsidiaries nor generated EBITDA (nor owns Capital Stock of any Subsidiary that generated EBITDA) in excess of 5.0% of the EBITDA of the Company and its Subsidiaries for the period of four fiscal quarters most recently completed; provided that (A) the book value of all assets of all Insignificant Subsidiaries (including Capital Stock of other Subsidiaries) may not in the aggregate exceed 10.0% or more of the consolidated total assets of the Company and its Subsidiaries and (B) the EBITDA generated by all Insignificant Subsidiaries and their Subsidiaries for the period of four fiscal quarters most recently completed may not in the aggregate exceed 10.0% of the EBITDA of the Company and its Subsidiaries.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: as defined in subsection 5.9.

“Intercreditor Agreement”: the Pari Passu Intercreditor Agreement dated as of January 1, 2018, among Intermediate Holding, the Company, the Administrative Agent, in its capacity as Credit Agreement Collateral Agent (as defined in the Intercreditor Agreement), and Bank of America, N.A., in its capacity as Term Loan Facility Collateral Agent (as defined in the Intercreditor Agreement), and each additional agent from time to time party thereto, as supplemented by that certain Joinder No. 1 dated as of March 8, 2021 among Intermediate Holding, the Company, the Administrative Agent, in its capacity as Credit Agreement Collateral Agent (as defined in the Intercreditor Agreement), and U.S. Bank National Association, in its capacity as Collateral Agent and New Collateral Agent (each as defined in the Intercreditor Agreement) and as further amended, supplemented or otherwise modified from time to time.

“Interest Payment Date”: (a) as to any Loan (other than a Base Rate Loan, Daily Floating LIBOR Rate Loan, SONIA Daily Rate Loan, Term A-2 Loan or a Swing Line Euro Tranche Loan), the last day of each Interest Period applicable to such Loan and the Termination Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan (including any Swing Line Loan), any Term A-2 Loan, any Daily Floating LIBOR Rate Loan, or any Swing Line Euro Tranche Loan, the first Business Day of each January, April, July and October and the Termination Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition and Swing Line Euro Tranche Loans being deemed made under the Revolving Euro Tranche Facility for purposes of this definition), and (c) as to any SONIA Daily Rate Loan, the first Business Day of each month and the Termination Date of the Facility under which such Loan was made.

“Interest Period”: as to each Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is disbursed or converted to or continued as a Eurocurrency Loan and ending on (i) the date one, two, three or six months thereafter and, prior to January 1, 2022 with respect to Eurocurrency Loans denominated in Dollars, the date one week thereafter (it being understood that one week may equal 6, 7 or 8 days) (in each case, subject to availability), in each case as selected by the applicable Borrower in its Loan Notice, or (ii) such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Appropriate Lenders; provided that:

(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the Termination Date of the Facility under which such Loan was made.

“Interest Rate Protection Agreement”: any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement in form and substance, and for a term, reasonably satisfactory to the Administrative Agent and with (a) any Lender (or any Affiliate thereof) or (b) any financial institution reasonably acceptable to the Administrative Agent, to or under which the Company, any Designated Borrower or any other Loan Party is or becomes a party or a beneficiary; provided that if the Administrative Agent determines the form, substance, and term to be reasonably satisfactory or any financial institution to be reasonably acceptable, such determination shall be irrevocable as to any Interest Rate Protection Agreement determined to be satisfactory.

“Intermediate Holding”: Graphic Packaging International Partners, LLC, a Delaware limited liability company and the direct parent of the Company.

“Inventory”: as defined in the Uniform Commercial Code as in effect in the State of New York from time to time; and, with respect to the Company and its Domestic Subsidiaries, all such Inventory of the Company and such Domestic Subsidiaries (other than any Receivables Subsidiary), including, without limitation: (a) all goods, wares and merchandise held for sale or lease (including, without limitation, all paper and paperboard products); and (b) all goods returned or repossessed by the Company or such Domestic Subsidiaries.

“Investment Company Act”: the Investment Company Act of 1940, as amended from time to time.

“Investment”: as defined in subsection 8.8.

“IPC”: International Paper Company, a New York corporation.

“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents”: with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Laws”: collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C-BA Advance”: with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C-BA Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C-BA Advances shall be denominated in Dollars.

“L/C-BA Borrowing”: an extension of credit resulting from (i) a drawing under any Letter of Credit (other than an Acceptance Credit) or (ii) a payment of a Bankers’ Acceptance upon presentation, in each case, which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C-BA Borrowings shall be denominated in Dollars.

“L/C-BA Credit Extension”: with respect to any Letter of Credit or Bankers’ Acceptance, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C-BA Obligations”: as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by any L/C Issuer under all then outstanding Bankers’ Acceptances, plus the aggregate of all Unreimbursed Amounts, including without duplication all L/C-BA Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with subsection 1.6. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Issuer”: as applicable, Bank of America or any other Revolving Credit Lender selected by the Company and approved by the Administrative Agent that agrees to act as an L/C Issuer, in each case in its capacity as issuer of Letters of Credit and Bankers’ Acceptances hereunder, or any successor issuer of Letters of Credit and Bankers’ Acceptances hereunder.

“Lenders”: as defined in the introductory paragraph hereto and, as the context requires, includes each L/C Issuer, the Swing Line Lender, the Swing Line Euro Tranche Lender, the Alternative Currency Funding Fronting Lender, each Alternative Currency Funding Lender and each Alternative Currency Participating Lender, as applicable.

“Lending Office”: as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit”: any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application”: an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer and, in the case of any Acceptance Credit, shall include the related Acceptance Documents.

“Letter of Credit-BA Expiration Date”: the day that is seven days prior to the Termination Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit-BA Fee”: as defined in subsection 3.1(i).

“Letter of Credit-BA Sublimit”: an amount equal to the lesser of (a) $125,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit-BA Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“LIBOR”: as defined in the definition of “Eurocurrency Rate”.

“LIBOR Quoted Currency”: Dollars, as long as there is a published LIBOR rate with respect thereto.

“LIBOR Successor Rate”: as defined in subsection 4.5(b).

“Lien”: any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Limited Conditionality Acquisition”: an Investment or an acquisition permitted by subsection 8.8 and/or subsection 8.9, as the case may be, that is not conditioned on the availability of, or on obtaining, third-party financing (as notified by the Company to the Administrative Agent at least 10 Business Days (or such lesser period as may be permitted by the Administrative Agent) prior to the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Investment or other acquisition).

“Loan”: an extension of credit by a Lender to any Borrower in the form of a Term Loan, a Revolving Credit Loan, a Swing Line Loan, a Revolving Euro Tranche Loan, a Swing Line Euro Tranche Loan, a Revolving Yen Tranche Loan or an Incremental Revolving Tranche Loan.

“Loan Documents”: this Agreement, each Designated Borrower Request and Assumption Agreement, any Notes, the Letter of Credit Applications, the Guarantee and Collateral Agreement, any Incremental Facility Amendment, the Intercreditor Agreement, any other Security Documents and any agreement creating or perfecting rights in Cash Collateral, each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Notice”: a notice of (a) a Term A-1 Loan Borrowing, (b) an Incremental Term Borrowing, (c) a Revolving Credit Borrowing, (d) an Incremental Revolving Tranche Loan Borrowing, (e) a Revolving Euro Tranche Borrowing, (f) a Revolving Yen Tranche Borrowing, (g) a conversion of Loans from one Type to the other, or (h) a continuation of Eurocurrency Loans, pursuant to subsection 2.2(a), which, if in writing, shall be substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system, as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

“Loan Parties”: Intermediate Holding, the Company and each Subsidiary of the Company that is a party to a Loan Document; individually, a “Loan Party”.

“London Banking Day”: any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Material Acquisition”: as defined in the definition of “EBITDA”.

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the validity or enforceability as to any Loan Party thereto of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents taken as a whole.

“Material Disposition”: as defined in the definition of “EBITDA”.

“Material Intellectual Property” means any Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole.

“Materials of Environmental Concern”: any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances or materials or wastes defined or regulated as such in or under or which may give rise to liability under any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Mexican Pesos” and “MXN$”: the lawful currency of Mexico.

“Minimum Principal Amount”: with respect to (a) any Borrowing of, conversion to, continuation of or voluntary prepayment of Eurocurrency Loans (or, with respect to Revolving Credit Loans denominated in Sterling, SONIA Daily Rate Loans) under the Revolving Credit Facility denominated in (i) Dollars, a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (ii) Canadian Dollars, a principal amount of CAN$1,000,000 or a whole multiple of CAN$500,000 in excess thereof, (iii) Euros, a principal amount of €1,000,000 or a whole multiple of €500,000 in excess thereof, (iv) Sterling, a principal amount of £1,000,000 or a whole multiple of £500,000 in excess thereof, (v) Yen, a principal amount of ¥100,000,000 or a whole multiple of ¥50,000,000 in excess thereof, (vi) Australian Dollars, a principal amount of

AUS$1,000,000 or a whole multiple of AUS$500,000 in excess thereof (vii) Mexican Pesos, a principal amount of MXN$20,000,000 or a whole multiple of MXN$10,000,000 in excess thereof and (viii) any other Alternative Currency approved under subsection 1.4, the amount proposed by the Administrative Agent and approved by the Lenders, (b) any Borrowing of, continuation of or voluntary prepayment of Eurocurrency Loans, SONIA Daily Rate Loans or Swing Line Euro Tranche Loans under the Revolving Euro Tranche Facility denominated in (i) Euros, a principal amount of €400,000 or a whole multiple of €100,000 in excess thereof and (ii) in Sterling, a principal amount of £300,000 or a whole multiple of £100,000 in excess thereof and (c) any Borrowing of, continuation of or voluntary prepayment of Eurocurrency Loans under the Revolving Yen Tranche Facility, a principal amount of ¥50,000,000 or a whole multiple of ¥10,000,000 in excess thereof.

“Moody’s”: as defined in the definition of “Cash Equivalents” in this subsection 1.1.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any Commonly Controlled Entity makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds”: with respect to any Asset Sale (including, without limitation, any Sale and Leaseback Transaction; it being understood that, for purposes of the definition of “Net Cash Proceeds”, the proceeds of any issuance of Capital Stock (i) by the Company or (ii) by any Subsidiary to the Company or any other Subsidiary shall be excluded), any Recovery Event, the issuance of any debt securities or any borrowings by the Company or any of its Subsidiaries (other than issuances and borrowings permitted pursuant to subsection 8.2, except as otherwise specified), the sale or issuance of any Capital Stock by the Company or any of its Subsidiaries or any Permitted Securitization Transaction, an amount equal to the gross proceeds in cash and Cash Equivalents of such Asset Sale, Recovery Event, sale, issuance, borrowing or Permitted Securitization Transaction, net of (a) reasonable attorneys’ fees, accountants’ fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, Recovery Event, sale, issuance, borrowing or Permitted Securitization Transaction, (b) Taxes paid or reasonably estimated to be payable as a result thereof, (c) appropriate amounts provided or to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale or Recovery Event and retained by the Company or any such Subsidiary after such Asset Sale or Recovery Event and other appropriate amounts to be used by the Company or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale or Recovery Event, (d) in the case of an Asset Sale, Recovery Event or Sale and Leaseback Transaction of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including, without limitation, payments in respect of principal, interest and prepayment premiums and penalties and (e) in the case of any Permitted Securitization Transaction, any escrowed or pledged cash proceeds which effectively secure, or are required to be maintained as reserves by the applicable Receivables Subsidiary for, the Indebtedness of the Company and its Subsidiaries in respect of, or the obligations of the Company and its Subsidiaries under, such Permitted Securitization Transaction.

“Non-Consenting Lender”: as defined in subsection 11.1(d).

“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes”: as defined in subsection 4.9(b).

“Non-Extension Notice Date”: as defined in subsection 3.1(b)(iii).

“Non-LIBOR Quoted Currency”: any currency other than a LIBOR Quoted Currency.

“Note Documents”: the collective reference to the Existing Notes, any Additional Notes, the Indentures and any material additional documents or instruments (including, without limitation, any security documents and intercreditor arrangements) executed in connection therewith in favor of any holder of such notes or trustee on one or more of their behalf.

“Notes”: the collective reference to the Revolving Credit Notes, the Term A-1 Notes, the Term A-2 Notes, the Revolving Euro Tranche Notes, the Revolving Yen Tranche Notes and the Incremental Facility Notes.

“Notice of Loan Prepayment”: a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit L or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

“Obligations”: (i) in the case of each Borrower, its Borrower Obligations and (ii) in the case of each Guarantor, the Guarantor Obligations of such Guarantor.

“Obligor”: any purchaser of goods or services or other Person obligated to make payment to the Company or any of its Subsidiaries (other than any Receivables Subsidiaries and the Foreign Subsidiaries) in respect of a purchase of such goods or services.

“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Jurisdiction” means, in relation to an original Loan Party, the jurisdiction under whose laws that Loan Party is incorporated as at the date of this Agreement or, in the case of an additional Loan Party, as at the date on which that additional Loan Party becomes party as a Borrower or a Guarantor (as the case may be).

“Other Connection Taxes”: with respect to any Person, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Representatives”: each of Bank of America, N.A., in its capacities as a Bookrunner and an Arranger of the Commitments hereunder, CoBank, ACB, in its capacities as a Bookrunner and an Arranger of the Commitments hereunder and as a Co-Syndication Agent, Fifth Third Bank, National Association, in its capacities as a Bookrunner and an Arranger of the Commitments hereunder and as a Co-Syndication Agent, Mizuho Bank, Ltd., in its capacities as a Bookrunner and an Arranger of the Commitments hereunder and as a Co-Syndication Agent, PNC Bank, National Association, in its capacities as a Bookrunner and an Arranger of the Commitments hereunder and as a Co-Syndication Agent, Cooperative Rabobank U.A., New York Branch, in its

capacities as a Bookrunner and an Arranger of the Commitments hereunder and as a Co-Syndication Agent, Sumitomo Mitsui Banking Corporation, in its capacities as a Bookrunner and an Arranger of the Commitments hereunder and as a Co-Syndication Agent, TD Securities USA LLC, in its capacities as a Bookrunner and an Arranger of the Commitments hereunder and as a Co-Syndication Agent, Truist Securities, Inc., in its capacities as a Bookrunner and an Arranger of the Commitments hereunder, Truist Bank, as a Co-Syndication Agent, and Wells Fargo Securities, LLC, in its capacities as a Bookrunner and an Arranger of the Commitments hereunder and as a Co-Syndication Agent.

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to subsection 4.11(d)).

“Outstanding Amount”: (a) with respect to Loans (other than those described in the succeeding clause (b) or (c)) on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (b) with respect to Revolving Euro Tranche Loans denominated in Euro, Revolving Yen Tranche Loans, Swing Line Loans and Swing Line Euro Tranche Loans denominated in Euro on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (c) with respect to Revolving Euro Tranche Loans and Swing Line Euro Tranche Loans denominated in Sterling (being SONIA Daily Rate Loans), the equivalent amount thereof in Euros as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Euros with Sterling at such time and (d) with respect to any L/C-BA Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C-BA Obligations on such date after giving effect to any L/C-BA Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C-BA Obligations as of such date, including as a result of any reimbursements of amounts paid under Bankers’ Acceptances or outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawings under Letters of Credit taking effect on such date.

“Overnight Euro Tranche Rate”: for any interest calculation with respect to any Swing Line Euro Tranche Loan on any date, the rate per annum equal to (i) EURIBOR for any Swing Line Euro Tranche Loans denominated in Euro and (ii) the SONIA Daily Rate for any Swing Line Euro Tranche Loans denominated in Sterling (or, in each case a comparable or successor rate approved by the Swing Line Euro Tranche Lender and the Administrative Agent), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Swing Line Euro Tranche Lender from time to time) at approximately 11:00 a.m., Brussels time on the day that is two TARGET Days prior to such date (in the case of Swing Line Euro Tranche Loans in Euro) or on the applicable SONIA Determination Date (in the case of Swing Line Euro Tranche Loans in Sterling) for deposits in the applicable currency for a term of one day commencing that day. Notwithstanding the foregoing, if the Overnight Euro Tranche Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Overnight Rate”: for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, the Swing Line Lender or the Swing Line Euro Tranche Lender,

as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant”: as defined in subsection 11.6(d).

“Participant Register”: as defined in subsection 11.6(d).

“Participating Member State”: any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Bridge Indebtedness”: customary bridge facilities of the Company or any Subsidiary that if not converted into the intended conversion product, is automatically convertible, subject to customary conditions, into long-term Indebtedness that satisfies all applicable maturity and weighted average life limitations.

“Permitted Hedging Arrangement”: as defined in subsection 8.17.

“Permitted Receivables Transaction”: as defined in subsection 8.6(c).

“Permitted Securitization Transaction”: means one or more securitization transactions pursuant to which the Company and any of its Subsidiaries sells in a true sale transaction Receivables and any assets related thereto that are customarily transferred with such Receivables in securitization transactions, or interests therein, directly or indirectly through another Subsidiary of the Company to a Receivables Entity, and such Receivables Entity either sells such Receivables and related assets, or interests therein, or grants Liens in such Receivables and related assets, or interests therein, to buyers thereof or providers of financing based thereon, which transactions shall be permitted in an unlimited amount so long as such transactions are subject to customary or market terms and structures as determined in good faith by the chief financial officer or treasurer of the Company, including, without limitation, that recourse with respect to such transactions is limited solely to the applicable Receivables Entity and its assets (except in respect of fees, costs, indemnifications, representations and warranties and other obligations in which recourse is available against originators or servicers of Receivables included in special-purpose-vehicle receivables financing arrangements, in each case, other than any of the foregoing which are in effect credit support substitutes).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Philanthropic Fund”: Graphic Packaging International Philanthropic Fund, a Delaware corporation.

“Plan”: at a particular time, any employee benefit plan within the meaning of Section 3(3) of ERISA which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in subsection 7.2.

“Pre-Adjustment Successor Rate”: as defined in subsection 4.5(b).

“Prepayment Date”: as defined in subsection 4.2(g).

“Prepayment Option Notice”: as defined in subsection 4.2(g).

“Pricing Grid”: with respect to Term A-1 Loans, Revolving Credit Loans, Swing Line Loans, Revolving Euro Tranche Loans, Swing Line Euro Tranche Loans, Revolving Yen Tranche Loans, Letter of Credit-BA Fees and Commitment Fee Rate:

Consolidated Total Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurocurrency Loans, Daily Floating LIBOR Rate Loans, SONIA Daily Rate Loans and Swing Line Euro Tranche Loans / Letter of Credit-BA Fees	Commitment Fee Rate
Greater than or equal to 4.00 to 1.00	1.00%	2.00%	0.35%
Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	0.75%	1.75%	0.30%
Greater than or equal to 2.50 to 1.00, but less than 3.50 to 1.00	0.50%	1.50%	0.25%
Less than 2.50 to 1.00	0.25%	1.25%	0.20%

Subject to subsection 4.4(c), each determination of the Consolidated Total Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof made on the certificate delivered pursuant to subsection 7.2(a).

“Pro Forma Compliance”: with respect to any event, that the Company is in pro forma compliance with the Financial Covenants, in each case calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with the covenant would be determined (for example, in the case of a covenant based on EBITDA, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to subsection 7.1(a) or (b)). Pro forma calculations made pursuant to this definition that require the calculation of EBITDA on a pro forma basis will be made in accordance with the second sentence of the definition of such term, except that, when testing Pro Forma Compliance with respect to any acquisition or disposition, references to Material Acquisition and Material Disposition in such sentence will be deemed to include such acquisition and disposition.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender”: as defined in subsection 7.2.

“Rate Determination Date”: two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as is reasonably determined by the Administrative Agent).

“Receivables”: all Accounts and accounts receivable of the Company or any of its Domestic Subsidiaries (other than any Receivables Subsidiaries), including, without limitation, any thereof constituting or evidenced by chattel paper, instruments or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral (including all general intangibles, documents, instruments and records) related thereto.

“Receivables Entity”: means (i) any Receivables Subsidiary or (ii) any other Person that is not a Subsidiary of the Company and is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Receivables Subsidiary”: any special purpose, bankruptcy-remote Subsidiary of the Company that purchases, on a revolving basis, Receivables generated by the Company or any of its Subsidiaries pursuant to a Permitted Securitization Transaction.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries giving rise to Net Cash Proceeds to the Company or such Subsidiary, as the case may be, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by the Company or any of its Subsidiaries in respect of such casualty or condemnation.

“Register”: as defined in subsection 11.6(c).

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Refinanced Loans”: as defined in subsection 11.1(c).

“Reinvested Amount”: with respect to any Asset Sale permitted by subsection 8.6(i), Recovery Event or Sale and Leaseback Transaction, that portion of the Net Cash Proceeds thereof as shall, according to a certificate of a Responsible Officer of the Company delivered to the Administrative Agent within 30 days of such Asset Sale, Recovery Event or Sale and Leaseback

Transaction, expected to be reinvested in the business of the Company and its Subsidiaries in a manner consistent with the requirements of subsection 8.16 and the other provisions hereof within 365 days of the receipt of such Net Cash Proceeds with respect to any such Asset Sale, Recovery Event or Sale and Leaseback Transaction, if such reinvestment is in a project authorized by the Board of Directors of the Company (or Board of Directors of Holding, as appropriate) that will take longer than such 365 days to complete, the period of time necessary to complete such project; provided that (a) if any such certificate of a Responsible Officer is not delivered to the Administrative Agent within such 30 day period, any Net Cash Proceeds of such Asset Sale, Recovery Event or Sale and Leaseback Transaction shall be promptly (i) deposited in a cash collateral account established at Bank of America to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the Administrative Agent or (ii) used to make a prepayment of the Revolving Credit Loans in accordance with subsection 4.2(a); provided that, notwithstanding anything in this Agreement to the contrary, the Company may not request any Credit Extension under the Revolving Credit Commitments that would reduce the aggregate amount of the Available Revolving Credit Commitments to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the Administrative Agent; and (b) any Net Cash Proceeds not so reinvested by the date required pursuant to the terms of this definition shall be utilized on such day to prepay the Loans pursuant to subsection 4.2(b).

“Related Adjustment”: in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(a)    the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service reasonably acceptable to the Administrative Agent; or

(b)    the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Loans”: as defined in subsection 11.1(c).

“Replacement Date”: as defined in subsection 4.5(b).

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA.

“Renewable Energy Investments”: as defined in subsection 5.17.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C-BA Credit Extension, a Letter of Credit Application, (c) with respect to a Swing Line Loan, a Swing Line Loan Notice and (d) with respect to a Swing Line Euro Tranche Loan, a Swing Line Euro Tranche Loan Notice.

“Required Facility Lenders” means (a) for the Revolving Credit Facility, the Required Revolving Lenders, (b) for the Term A-1 Facility, the Required Term A-1 Lenders, (c) for the Term A-2 Facility, the Required Term A-2 Lenders, (d) for the Revolving Euro Tranche Facility, the Required Revolving Euro Tranche Lenders and (e) for the Revolving Yen Tranche Facility, the Required Revolving Yen Tranche Lenders.

“Required Lenders”: as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with (i) the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C-BA Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition, (ii) the aggregate amount of all Alternative Currency Risk Participations being deemed “held” by the Alternative Currency Funding Fronting Lender for purposes of this definition and (iii) the aggregate amount of each Revolving Euro Tranche Lender’s risk participation and funded participation in Swing Line Euro Tranche Loans being deemed “held” by such Revolving Euro Tranche Lender for purposes of this definition), (b) aggregate unused Revolving Credit Commitments, (c) aggregate unused Revolving Euro Tranche Commitments, (d) aggregate unused Revolving Yen Tranche Commitments, (e) aggregate unused Incremental Revolving Tranche Commitments and (f) the aggregate unused Incremental Term Commitments; provided that the unused Revolving Credit Commitments, Revolving Euro Tranche Commitments, Revolving Yen Tranche Commitments, Incremental Term Commitments and Incremental Revolving Tranche Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders except that (I) the commitment of any Defaulting Lender to fund risk participations in L/C-BA Obligations with respect to any outstanding Letter of Credit or Banker’s Acceptance at such time that has not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the applicable L/C Issuer issuing each such Letter of Credit and Banker’s Acceptance, (II) the commitment of any Defaulting Lender to fund risk participations in any outstanding Swing Line Loans at such time that has not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender, (III) the commitment of any Defaulting Lender to fund Alternative Currency Risk Participations at such time shall be deemed to be held by the Lender that is the Alternative Currency Funding Fronting Lender and (IV) the commitment of any Defaulting Lender to fund risk participations in any outstanding Swing Line Euro Tranche Loans at such time that has not been reallocated to and funded by another Revolving Euro Tranche Lender shall be deemed to be held by the Lender that is the Swing Line Euro Tranche Lender.

“Required Revolving Lenders”: as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s Alternative Currency Risk Participations and its risk participation and funded participation in L/C-BA Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition), and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders except that (i) the commitment of any Defaulting Lender to fund risk participations in L/C-BA Obligations with respect to any outstanding Letter of Credit or Banker’s Acceptance at such time that has not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the applicable L/C Issuer issuing each such Letter of Credit and Banker’s Acceptance, (ii) the commitment of any Defaulting Lender to fund risk participations in any outstanding Swing Line Loans at such time that has not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender and (iii) the commitment of any Defaulting Lender to fund Alternative Currency Risk Participations at such time shall be deemed to be held by the Lender that is the Alternative Currency Funding Fronting Lender.

“Required Revolving Euro Tranche Lenders”: as of any date of determination, Revolving Euro Tranche Lenders holding more than 50% of the sum of the (a) Total Revolving Euro Tranche Outstandings (with the aggregate amount of each Revolving Euro Tranche Lender’s risk participation and funded participation in Swing Line Euro Tranche Loans being deemed “held” by such Revolving Euro Tranche Lender for purposes of this definition) and (b) aggregate unused Revolving Euro Tranche Commitments; provided that the unused Revolving Euro Tranche Commitment of, and the portion of the Total Revolving Euro Tranche Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Euro Tranche Lenders except that the commitment of any Defaulting Lender to fund risk participations in any outstanding Swing Line Euro Tranche Loans at such time that has not been reallocated to and funded by another Revolving Euro Tranche Lender shall be deemed to be held by the Lender that is the Swing Line Euro Tranche Lender.

“Required Revolving Yen Tranche Lenders”: as of any date of determination, Revolving Yen Tranche Lenders holding more than 50% of the sum of the (a) Outstanding Amount of all Revolving Yen Tranche Loans and (b) aggregate unused Revolving Yen Tranche Commitments; provided that the unused Revolving Yen Tranche Commitment of and the portion of the Outstanding Amount of all Revolving Yen Tranche Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Yen Tranche Lenders.

“Required Term A-1 Lenders”: as of any date of determination, Term A-1 Lenders holding more than 50% of the sum of the total outstanding Term A-1 Loans on such date; provided that the portion of Term A-1 Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.

“Required Term A-2 Lenders”: as of any date of determination, Term A-2 Lenders holding more than 50% of the sum of the total outstanding Term A-2 Loans on such date; provided that the portion of Term A-2 Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-2 Lenders.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including, without limitation, laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Rescindable Amount”: as defined in subsection 4.6(b)(ii).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: as to any Person, any of the following officers/employees of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer, the assistant treasurer or the chief accounting officer of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer or such treasurer of such Person, (c) with respect to subsection 7.7 and without limiting the foregoing, the general counsel of such Person, (d) with respect to ERISA matters, the executive vice president - human resources (or substantial equivalent) of such Person, (e) solely for purposes of the delivery of incumbency certificates pursuant to subsection 6.1, the secretary or any assistant secretary of such Person and (f) solely for purposes of notices given pursuant to Section 2, 3 or 4, any other officer, employee or authorized representative of such Person designated in or pursuant to an agreement between such Person and the Administrative Agent.

“Restricted Payment”: as defined in subsection 8.7.

“Revaluation Date”: (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan denominated in an Alternative Currency or any SONIA Daily Rate Loan, (ii) each date of a continuation of a Eurocurrency Loan denominated in an Alternative Currency pursuant to subsection 2.2, (iii) the date of advance of the applicable Loan with respect to which the Alternative Currency Funding Fronting Lender has requested payment from the Alternative Currency Participating Lenders in Dollars, and with respect to all other instances pursuant to subsection 2.2(f) on which payments in Dollars are made between the Alternative Currency Funding Fronting Lender and Alternative Currency Participating Lenders with respect to such Loan, (iv) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit or Bankers’ Acceptance, each of the following: (i) each date of issuance of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit or Bankers’ Acceptance having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any L/C Issuer under any Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, (iv) each date of any Loan Notice for a Base Rate Loan under subsection 3.1(c)(i), (v) each date of payment of funds in an Alternative Currency by the Administrative Agent to any L/C Issuer pursuant to subsection 3.1(c)(ii), (vi) in the case of all Existing Letters of Credit denominated in Alternative Currencies (if any), the Effective Date and (vii) such additional dates as the Administrative Agent or the applicable L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require.

“Revolving Credit Borrowing”: a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency and, in the case of Eurocurrency Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to subsection 2.1(b).

“Revolving Credit Commitment”: as to each Revolving Credit Lender, its obligation (a) to make Revolving Credit Loans to the Company pursuant to subsection 2.1(b) or any Incremental Facility Amendment (subject to the provisions of subsection 2.2 relating to Loans in Alternative Currencies with respect to which there is one or more Alternative Currency Participating Lenders), (b) if such Lender is an Alternative Currency Participating Lender with respect to any Alternative Currency, to purchase Alternative Currency Risk Participations in Loans denominated in any such Alternative Currency, (c) purchase participations in L/C-BA Obligations, and (d) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption or in the Incremental Facility Amendment, respectively, pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and for the avoidance of doubt shall include any Commitments of such Revolving Credit Lender provided pursuant to an Incremental Revolving Increase. As of the Effective Date, the aggregate Revolving Credit Commitment is $1,850,000,000.

“Revolving Credit Commitment Period”: in respect of the Revolving Credit Facility, the period from and including the Effective Date to the earliest of (i) the Termination Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to subsection 2.3, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of each L/C Issuer to make L/C-BA Credit Extensions pursuant to Section 9.

“Revolving Credit Facility”: at any time, the revolving credit facility provided in this Agreement in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments, including without limitation Commitments provided pursuant to an Incremental Revolving Increase, at such time.

“Revolving Credit Lender”: at any time, any Lender that has a Revolving Credit Commitment, outstanding Revolving Credit Loans or Swing Line Loans or participations in L/C-BA Obligations or Swing Line Loans at such time.

“Revolving Credit Loans”: as defined in subsection 2.1(b).

“Revolving Credit Note”: a promissory note made by the Company in favor of a Revolving Credit Lender, evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit A-1.

“Revolving Euro Tranche Borrowing”: a borrowing consisting of simultaneous Revolving Euro Tranche Loans of the same Type, in the same currency and having the same Interest Period, made by each of the Revolving Euro Tranche Lenders pursuant to subsection 2.1(c).

“Revolving Euro Tranche Commitment”: as to each Revolving Euro Tranche Lender, its obligation (a) to make Revolving Euro Tranche Loans to the Company and the applicable Designated Borrowers pursuant to subsection 2.1(c) or any Incremental Facility Amendment and (b) purchase participations in Swing Line Euro Tranche Loans, in an aggregate principal amount at any one time outstanding not to exceed the Euro amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Revolving Euro Tranche Commitment” or opposite such caption in the Assignment and Assumption or in the Incremental Facility Amendment, respectively, pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and for the avoidance of doubt shall include any Commitments of such Revolving Euro Tranche Lender provided pursuant to an Incremental Euro Tranche Increase. As of the Effective Date, the aggregate Revolving Euro Tranche Commitment is €145,000,000.

“Revolving Euro Tranche Commitment Period”: in respect of the Revolving Euro Tranche Facility, the period from and including the Effective Date to the earliest of (i) the Termination Date for the Revolving Euro Tranche Facility, (ii) the date of termination of the Revolving Euro Tranche Commitments pursuant to subsection 2.3, and (iii) the date of termination of the commitment of each Revolving Euro Tranche Lender to make Revolving Euro Tranche Loans pursuant to Section 9.

“Revolving Euro Tranche Facility”: at any time, the revolving credit facility provided in this Agreement in the aggregate amount of the Revolving Euro Tranche Lenders’ Revolving Euro Tranche Commitments, including without limitation Incremental Revolving Euro Tranche Commitments, at such time.

“Revolving Euro Tranche Lender”: at any time, any Lender that has a Revolving Euro Tranche Commitment, outstanding Revolving Euro Tranche Loans or Swing Line Euro Tranche Loans or participations in Swing Line Euro Tranche Loans at such time.

“Revolving Euro Tranche Loans” as defined in subsection 2.1(c).

“Revolving Euro Tranche Note”: a promissory note made by a Borrower in favor of a Revolving Euro Tranche Lender, evidencing Revolving Euro Tranche Loans or Swing Line Euro Tranche Loans, as the case may be, made by such Revolving Euro Tranche Lender, substantially in the form of Exhibit A-4.

“Revolving Yen Tranche Borrowing”: a borrowing consisting of simultaneous Revolving Yen Tranche Loans of the same Type and having the same Interest Period, made by each of the Revolving Yen Tranche Lenders pursuant to subsection 2.1(c).

“Revolving Yen Tranche Commitment”: as to each Revolving Yen Tranche Lender, its obligation to make Revolving Yen Tranche Loans to the Company and the applicable Designated Borrowers pursuant to subsection 2.1(d) or any Incremental Facility Amendment, in an aggregate principal amount at any one time outstanding not to exceed the Yen amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Revolving Yen Tranche Commitment” or opposite such caption in the Assignment and Assumption or in the Incremental Facility Amendment, respectively, pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and for the avoidance of doubt shall include any Commitments of such Revolving Yen Tranche Lender provided pursuant to an Incremental Yen Tranche Increase. As of the Effective Date, the aggregate Revolving Yen Tranche Commitment is ¥1,650,000,000.

“Revolving Yen Tranche Commitment Period”: in respect of the Revolving Yen Tranche Facility, the period from and including the Effective Date to the earliest of (i) the Termination Date for the Revolving Yen Tranche Facility, (ii) the date of termination of the Revolving Yen Tranche Commitments pursuant to subsection 2.3, and (iii) the date of termination of the commitment of each Revolving Yen Tranche Lender to make Revolving Yen Tranche Loans pursuant to Section 9.

“Revolving Yen Tranche Facility”: at any time, the revolving credit facility provided in this Agreement in the aggregate amount of the Revolving Yen Tranche Lenders’ Revolving Yen Tranche Commitments, including without limitation Incremental Revolving Yen Tranche Commitments, at such time.

“Revolving Yen Tranche Lender”: at any time, any Lender that has a Revolving Yen Tranche Commitment or outstanding Revolving Yen Tranche Loans at such time.

“Revolving Yen Tranche Loans” as defined in subsection 2.1(d).

“Revolving Yen Tranche Note”: a promissory note made by a Borrower in favor of a Revolving Yen Tranche Lender, evidencing Revolving Yen Tranche Loans made by such Revolving Yen Tranche Lender, substantially in the form of Exhibit A-5.

“S&P”: as defined in the definition of the term “Cash Equivalents” in this subsection 1.1.

“Sale and Leaseback Transaction”: as defined in subsection 8.11.

“Same Day Funds”: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)”: any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Unavailability Date”: as defined in subsection 4.5(b).

“Screen Rate”: the Applicable Reference Rate quote for an Applicable Currency published on the applicable screen page designated herein or that the Administrative Agent designates to determine such Applicable Reference Rate for such Applicable Currency (or such other commercially available source providing such quotations for such Applicable Currency as may be designated by the Administrative Agent from time to time).

“SEC”: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement”: any Cash Management Agreement that is either existing with any Lender or any Affiliate of any Lender on the Effective Date or subsequently entered into by and between any Loan Party and any Cash Management Bank unless otherwise agreed to in a writing signed by such Loan Party and the primary credit contact for the Company at such Cash Management Bank.

“Secured Hedge Agreement”: (a) any Interest Rate Protection Agreement, Permitted Hedging Arrangement or any other currency hedging agreement or arrangement that is either existing with any Lender or any Affiliate of any Lender on the Effective Date or subsequently entered into by and between any Loan Party and any Hedge Bank unless otherwise agreed to in a writing signed by such Loan Party and the primary credit contact for the Company at such Hedge Bank or (b) without limiting the foregoing clause (a), any “Secured Hedge Agreement” (as defined in the Existing Credit Agreement) that was in effect immediately prior to the effectiveness of this Agreement on the Effective Date with any Existing Lender or any Affiliate of any Existing Lender.

“Secured Parties”: the collective reference to (i) the Administrative Agent, (ii) the Lenders (including, without limitation, the Swing Line Lender and the Swing Line Euro Tranche Lender), (iii) the L/C Issuers, (iv) any Hedge Bank, (v) any Cash Management Bank, and (vi) their respective successors and permitted assigns.

“Securities Act”: the Securities Act of 1933, as amended from time to time.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of any Borrower hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security documents executed and delivered or caused to be delivered to the Administrative Agent pursuant to subsection 7.9(a) or 7.9(b), in each case, as amended, supplemented, waived or otherwise modified from time to time.

“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“SOFR”: with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Solvent” and “Solvency”: with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.

“SONIA” means, for each day any Loan denominated in Sterling is outstanding, the Sterling Overnight Index Average Reference Rate as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for the SONIA Determination Date with respect to such day.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“SONIA Daily Rate” means, for any day, with respect to any Credit Extension denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided that, if any SONIA Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an SONIA Daily Rate shall be effective from and including the date of such change without further notice.

“SONIA Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “SONIA Daily Rate.” All SONIA Daily Rate Loans must be denominated in Sterling.

“SONIA Determination Date” means, with respect to any date of determination of SONIA for a Loan denominated in Sterling, the date that is one Business Day prior to such date (or, if such day is not a Business Day, on the first Business Day immediately prior thereto).

“Special Notice Currency”: at any time an Alternative Currency, other than (i) Euro, Sterling, Yen, Canadian Dollars, Australian Dollars and Mexican Pesos and (ii) the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Lease”: (i) that certain Build to Suit Lease Agreement (Millhaven Distribution Center) dated May 3, 2017 and (ii) that certain Build to Suit Lease Agreement (Millhaven Manufacturing Facility) dated May 3, 2017, in each case, between Excel Inc., d/b/a DHL Supply Chain (USA) and the Company.

“Spot Rate”: the rate for a currency determined by the Administrative Agent or any L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or any L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that any L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency.

“Sterling” and “£”: the lawful currency of the United Kingdom.

“Subsidiary”: as to any Person, a corporation, partnership or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantors”: the collective reference to each Guarantor that is a Subsidiary of the Company.

“Successor Rate”: as defined in subsection 4.5(b).

“Successor Rate Conforming Changes”: with respect to any proposed Successor Rate for an Applicable Currency, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of

Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Applicable Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice for such Applicable Currency is not administratively feasible or that no market practice for the administration of such Successor Rate for such Applicable Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation”: with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Borrowing”: a borrowing of a Swing Line Loan pursuant to subsection 2.4.

“Swing Line Euro Tranche Borrowing”: a borrowing of a Swing Line Euro Tranche Loan pursuant to subsection 2.7.

“Swing Line Euro Tranche Lender”: Bank of America in its capacity as provider of Swing Line Euro Tranche Loans, or any successor swing line lender hereunder.

“Swing Line Euro Tranche Loan”: as defined in subsection 2.7(a).

“Swing Line Euro Tranche Loan Notice”: a notice of a Swing Line Euro Tranche Borrowing pursuant to subsection 2.7(b), which, if in writing, shall be substantially in the form of Exhibit I or such other form as may be approved by the Swing Line Euro Tranche Lender and the Administrative Agent (including any form on an electronic platform or electronic transmission system, as shall be approved by the Swing Line Euro Tranche Lender and the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

“Swing Line Euro Tranche Sublimit”: an amount equal to the lesser of (a) €12,500,000 and (b) the Revolving Euro Tranche Facility. The Swing Line Euro Tranche Sublimit is part of, and not in addition to, the Aggregate Revolving Euro Tranche Commitments.

“Swing Line Lender”: Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan”: as defined in subsection 2.4(a).

“Swing Line Loan Notice”: a notice of a Swing Line Borrowing pursuant to subsection 2.4(b), which, if in writing, shall be substantially in the form of Exhibit H or such other form as may be approved by the Swing Line Lender and the Administrative Agent (including any form on an electronic platform or electronic transmission system, as shall be approved by the Swing Line Lender and the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Swing Line Sublimit”: an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day”: any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes”: as defined in subsection 4.9(a).

“Term A-1 Commitment”: as to each Term A-1 Lender, its obligation to make Term A-1 Loans to the Company pursuant to subsection 2.1(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (it being understood that the Term A-1 Commitment of each Term A-1 Lender shall be reduced dollar for dollar by the aggregate principal amount of Term A-1 Loans made by such Lender). The aggregate Term A-1 Commitment of all Term A-1 Lenders on the Effective Date is equal to $550,000,000.

“Term A-1 Facility”: at any time, the term loan facility provided in this Agreement in the aggregate amount of the sum of the Term A-1 Commitments of all Term A-1 Lenders at such time plus the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time.

“Term A-1 Loan”: as defined in subsection 2.1(a).

“Term A-1 Loan Borrowing”: a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to subsection 2.1(a).

“Term A-1 Lender”: any Lender having a Term A-1 Commitment hereunder and/or a Term A-1 Loan outstanding hereunder.

“Term A-1 Note”: a promissory note made by the Company in favor of a Term A-1 Lender, evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit A-2.

“Term A-2 Facility”: at any time, the term loan facility initially provided pursuant to the Term A-2 Loan Amendment in the aggregate amount equal to $425,000,000 on the Incremental Term A-2 Facility Agreement Effective Date (as defined in the Term A-2 Loan Amendment).

“Term A-2 Lead Arranger”: CoBank.

“Term A-2 Loan”: the Incremental Term A-2 Loan (as defined in the Term A-2 Loan Amendment) advanced pursuant to the terms of the Term A-2 Loan Amendment and the Existing Credit Agreement. The aggregate outstanding principal amount of Term A-2 Loans as of the Effective Date is equal to $425,000,000.

“Term A-2 Lender”: any Lender having a Term A-2 Loan outstanding hereunder.

“Term A-2 Loan Amendment”: that certain Incremental Facility Amendment, dated October 15, 2020, by and among the Company, the Guarantors signatory thereto, the Administrative Agent, and the Term A-2 Lead Arranger, as the sole lender thereunder.

“Term A-2 Note”: a promissory note made by the Company in favor of a Term A-2 Lender, evidencing Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit A-3.

“Term Facilities”: any or all of the Term A-1 Facility, the Term A-2 Facility, and/or any Incremental Term Facility at such time, as the context may require.

“Term Loan”: any Term A-1 Loan, any Term A-2 Loan and/or any Incremental Term Loan, as applicable.

“Term Loan Borrowing”: any Term A-1 Loan Borrowing or Incremental Term Borrowing, as applicable.

“Term Loan Commitment”: any Term A-1 Commitment or Incremental Term Commitment, as applicable.

“Term Loan Lender”: any Term A-1 Lender, any Term A-2 Lender or Incremental Term Lender, as applicable.

“Term Loan Prepayment Amount”: as defined in subsection 4.2(g).

“Term SOFR”: the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Termination Date”: (a) with respect to the Revolving Credit Facility, the Revolving Euro Tranche Facility and the Revolving Yen Tranche Facility, April 1, 2026, (b) with respect to the Term A-1 Facility, April 1, 2026, (c) with respect to the Term A-2 Facility, January 14, 2028, and

(d) with respect to any other Incremental Term Facility or Incremental Revolving Tranche Facility, the final maturity specified in the applicable Incremental Facility Amendment; provided, however, that, in each case, if such date is not a Business Day, the Termination Date shall be the next preceding Business Day.

“Test Period”: the period of four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to subsection 7.1(a) or (b).

“Total Revolving Credit Outstandings”: the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C-BA Obligations.

“Total Revolving Euro Tranche Outstandings”: the aggregate Outstanding Amount of all Revolving Euro Tranche Loans and Swing Line Euro Tranche Loans.

“Total Outstandings”: the aggregate Outstanding Amount of all Loans and all L/C-BA Obligations.

“Transferee”: any Participant or Eligible Assignee.

“Treaty”: as defined in the definition of “Treaty State”.

“Treaty Lender”: a Lender which: (i) is treated as a resident of a Treaty State for the purposes of the Treaty; and (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Revolving Euro Tranche Facility is effectively connected.

“Treaty State”: a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“2014 Senior Notes”: the 4.875% Senior Notes due 2022 in an aggregate principal amount of $250,000,000 issued by the Company under the 2014 Senior Notes First Supplemental Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2014 Senior Notes First Supplemental Indenture”: the First Supplemental Indenture dated as of November 6, 2014 among the Company, as issuer, Holding and each other guarantor listed therein, as guarantors, and U.S. Bank National Association, as trustee, which supplements the 2014 Senior Notes Indenture), as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2014 Senior Notes Indenture”: the indenture dated as of November 6, 2014 among the Company, as issuer, Holding and each other guarantor listed therein, as guarantors, and U.S. Bank National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2016 Senior Notes”: the 4.125% Senior Notes due 2024 in an aggregate principal amount of $300,000,000 issued by the Company under the 2016 Senior Notes Second Supplemental Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2016 Senior Notes Second Supplemental Indenture”: the Second Supplemental Indenture dated as of August 11, 2016 among the Company, as issuer, Holding and each other guarantor listed therein, as guarantors, and U.S. Bank National Association, as trustee, which supplements the 2014 Senior Notes Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2019 Senior Notes”: the 4.75% Senior Notes due 2027 in an aggregate principal amount of $300,000,000 issued by the Company under the 2019 Senior Notes Third Supplemental Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2019 Senior Notes Third Supplemental Indenture”: the Third Supplemental Indenture dated as of June 25, 2019, among the Company, as issuer, Intermediate Holding, and each other guarantor listed therein, as guarantors, and U.S. Bank National Association, as trustee, which supplements the 2014 Senior Notes Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2020 Senior Notes Due 2028”: the 3.50% Senior Notes due 2028 in an aggregate principal amount of $450,000,000 issued by the Company under the 2020 Senior Notes Fourth Supplemental Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2020 Senior Notes Fourth Supplemental Indenture”: the Fourth Supplemental Indenture, dated as of March 6, 2020, among the Company, as issuer, Intermediate Holding, and each other guarantor listed therein, as guarantors, and U.S. Bank National Association, as trustee, which supplements the 2014 Senior Notes Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2020 Senior Notes Due 2029”: the 3.50% Senior Notes due 2029 in an aggregate principal amount of $350,000,000 issued by the Company under the 2020 Senior Notes Fifth Supplemental Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2020 Senior Notes Fifth Supplemental Indenture”: the Fifth Supplemental Indenture, dated as of August 28, 2020, among the Company, as issuer, Intermediate Holding, and each other guarantor listed therein, as guarantors, and U.S. Bank National Association, as trustee, which supplements the 2014 Senior Notes Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2021 Senior Secured 3-Year Notes”: the 0.821% Senior Secured Notes due 2024 in an aggregate principal amount of $400,000,000 issued by the Company under the 2021 Senior Secured 3-Year/5-Year Note Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2021 Senior Secured 5-Year Notes”: the 1.512% Senior Secured Notes due 2026 in an aggregate principal amount of $400,000,000 issued by the Company under the 2021 Senior Secured 3-Year/5-Year Note Indenture, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“2021 Senior Secured 3-Year/5-Year Note Indenture”: the Sixth Supplemental Indenture, dated as of March 8, 2021 among the Company, as issuer, Intermediate Holding, each other guarantor listed therein, as guarantors, and U.S. Bank National Association, as trustee and as collateral agent, which supplements the 2014 Senior Notes Indenture), as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Type”: as to any Loan, its nature as a Base Rate Loan, Daily Floating LIBOR Rate Loan, a SONIA Daily Rate Loan or a Eurocurrency Loan.

“UCP”: with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unencumbered Cash and Cash Equivalents”: on any date of determination, for the Company and its Subsidiaries, the amount of (a) unrestricted cash and Cash Equivalents of the Company and its Subsidiaries and (b) cash and Cash Equivalents of the Company and its Subsidiaries that are restricted in favor of the Obligations (provided that such cash and Cash Equivalents under this clause (b) may also be restricted in favor of other pari passu or junior secured Indebtedness permitted hereunder and subject to the applicable intercreditor agreement required hereunder), in each case as determined in accordance with GAAP.

“Underfunding”: the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

“Unreimbursed Amounts”: as defined in subsection 3.1(c)(i).

“U.S. Tax Compliance Certificate”: as defined in subsection 4.9(e)(ii)(B)(2).

“Voting Stock”: as defined in the definition of “Affiliate”.

“Weighted Average Life”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”: as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than (i) directors qualifying shares or shares held by nominees or (ii) in the case of Foreign Subsidiaries, Capital Stock owned by foreign Persons to the extent that such Capital Stock must be owned by such foreign Person to satisfy any Requirement of Law of the applicable foreign jurisdiction regarding required local ownership.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥”: the lawful currency of Japan.

1.2    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(b)     As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holding and its Subsidiaries and/or the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited consolidated balance sheets of Holding and its consolidated Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year of Holding and its Subsidiaries, including the notes thereto, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any Financial Covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital or finance leases in the financial statements after the Effective Date, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for below. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.3    Exchange Rates; Currency Equivalents. (a)     The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent thereof.

(b)     Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.0001 of a unit being rounded upward).

1.4    Additional Alternative Currencies.

(a)     The Company may from time to time request that Loans under the Revolving Credit Facility or any Incremental Revolving Tranche Facility be made and/or Letters of Credit and/or Bankers’ Acceptances be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (i) such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent that there is a published LIBOR rate for such currency. In the case of any such request with respect to the making of Loans under the Revolving Credit Facility, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders, including specification by the Administrative Agent of a reasonable Minimum Principal Amount for such Alternative Currency under such Facility; in the case of any such request with respect to the making of Loans under any Incremental Revolving Tranche Facility, such request shall be subject to the approval of the Administrative Agent and the Incremental Revolving Tranche Lenders under such Facility, including specification by the Administrative Agent of a reasonable Minimum Principal Amount for such Alternative Currency under such Facility; and in the case of any such request with respect to the issuance of Letters of Credit or Bankers’ Acceptances, such request shall be subject to the approval of the Administrative Agent and the L/C Issuers.

(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit or Bankers’ Acceptances, the L/C Issuers, in its or their sole discretion). In the case of any such request pertaining to Loans under the Revolving Credit Facility, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof and of the proposed Minimum Principal Amount therefor; in the case of any such request pertaining to Loans under any Incremental Revolving Tranche Facility, the Administrative Agent shall promptly notify each Incremental Revolving Tranche Lender under such Facility thereof and of the proposed Minimum Principal Amount therefor; and in the case of any such request pertaining to Letters of Credit or Bankers’ Acceptances, the Administrative Agent shall promptly notify each L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Loans under the Revolving Credit Facility), each Incremental Revolving Tranche Lender (in the case of any such request pertaining to Loans under an Incremental Revolving Tranche Facility) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans or the issuance of Letters of Credit or Bankers’ Acceptances, as the case may be, in such requested currency.

(c)    Any failure by a Revolving Credit Lender, an Incremental Revolving Tranche Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender, such Incremental Revolving Tranche Lender or such L/C Issuer, as the case may be, to permit Loans to be made or Letters of Credit or Bankers’ Acceptances to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon and thereafter be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Loans under the Revolving Credit Facility; if the Administrative Agent and all the Incremental Revolving Tranche Lenders under the relevant Incremental Revolving Tranche Facility consent to making Loans in such requested currency thereunder, the Administrative Agent shall so notify the Company and such currency shall thereupon and thereafter be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Loans under such Incremental Revolving Tranche Facility; and if the Administrative Agent and the L/C Issuers consent to the issuance of Letters of Credit or Bankers’ Acceptances in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon and thereafter be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit or Bankers’ Acceptance issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this subsection 1.4, the Administrative Agent shall promptly so notify the Company.

(d)    For the avoidance of doubt, the parties hereto acknowledge and agree that this Section 1.4 shall not apply to the Revolving Euro Tranche Facility or the Revolving Yen Tranche Facility.

(e)    Notwithstanding anything to the contrary herein, including in Section 11.1, in order to implement any Alternative Currency approved in accordance with this Section 1.4, the Administrative Agent and the Company may make any technical or operational changes to this Agreement as may be reasonably necessary, in the reasonable judgment of the Administrative Agent, without any further consent from any Lender or L/C Issuer so long as the Administrative Agent, in its sole discretion, determines that such an amendment is merely technical and operational in nature, reasonably necessary for the implementation and administration of the Alternative Currency and does not adversely affect any material interests of the relevant Lenders.

1.5    Change of Currency.

(a)     Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Company, may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Company, may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.6    Letter of Credit and Bankers’ Acceptance Amounts . Unless otherwise specified herein, the amount of a Letter of Credit or Bankers’ Acceptance at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit or Bankers’ Acceptance that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit or Bankers’ Acceptance shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit or Bankers’ Acceptance after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.7     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.8    Limited Conditionality Acquisitions and Financial Covenants. If at any time the Company has made an election with respect to any Limited Conditionality Acquisition to determine the satisfaction of any financial ratio incurrence test or condition at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Conditionality Acquisition, then in connection with any subsequent calculation of any of the Consolidated Total Leverage Ratio, Consolidated Senior Secured Leverage Ratio or the Consolidated Interest Expense Ratio for the purpose of satisfying any financial ratio incurrence test or condition in this Agreement (including any requirement for Pro Forma Compliance) or complying with Section 8.1 following the relevant date of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Conditionality Acquisition and prior to the earlier of (a) the date on which such Limited Conditionality Acquisition is consummated and (b) the date that the definitive purchase agreement, merger agreement or other acquisition agreement for such Limited Conditionality Acquisition is terminated or expires without consummation of such Limited Conditionality Acquisition, the satisfaction of such financial ratio incurrence test or condition or the compliance with Section 8.1 shall be required to be done both (i) on a pro forma basis assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

1.9     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Daily Floating LIBOR Rate”, “SONIA”, “SONIA Daily Rate Loan”, “Eurocurrency Rate” or “Eurocurrency Base Rate” or with respect to any rate (including for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Successor Rate Conforming Changes or Related Adjustments.

1.10    Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

SECTION 2.AMOUNT AND TERMS OF COMMITMENTS

2.1    The Loans.

(a)     Term A-1 Borrowing. Subject to the terms and conditions set forth herein, each Term A-1 Lender hereby severally agrees to make a single loan (each such loan, a “Term A-1 Loan”) to the Company in Dollars on the Initial Funding Date in an amount not to exceed such Term A-1 Lender’s Applicable Percentage of the Term A-1 Facility. The Term A-1 Loan Borrowing shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage of the Term A-1 Facility. Amounts borrowed under this subsection 2.1(a) and repaid or prepaid may not be re-borrowed. Term A-1 Loans may be Base Rate Loans, Daily Floating LIBOR Rate Loans or Eurocurrency Loans, as further provided herein, and may not be converted into a currency other than Dollars.

(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender (through its applicable Lending Office) hereby severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Company in Dollars or (subject to the provisions of subsection 2.2(f)) in one or more Alternative Currencies from time to time, on any Business Day during the Revolving Credit Commitment Period, in an aggregate Dollar Equivalent amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (less, with respect only to the Alternative Currency Funding Fronting Lender, the aggregate Alternative

Currency Risk Participations in all Revolving Credit Loans denominated in Alternative Currencies), plus, with respect only to the Alternative Currency Participating Lenders, the Outstanding Amount of such Lender’s Alternative Currency Risk Participations in Revolving Credit Loans denominated in Alternative Currencies and advanced by the Alternative Currency Funding Fronting Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C-BA Obligations plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment and (iii) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(b), prepay under subsection 4.2, and re-borrow under this subsection 2.1(b). Revolving Credit Loans may be Base Rate Loans, Daily Floating LIBOR Rate Loans, SONIA Daily Rate Loans or Eurocurrency Loans, as further provided herein. All Base Rate Loans and Daily Floating LIBOR Rate Loans shall be denominated only in Dollars. Eurocurrency Loans may be denominated in Dollars or in an Alternative Currency (other than Sterling). SONIA Daily Rate Loans shall be denominated only in Sterling. All Revolving Credit Loans denominated in an Alternative Currency (other than Sterling) must be Eurocurrency Loans or, with respect to Revolving Credit Loans denominated in Sterling, SONIA Daily Rate Loans.

(c)    The Revolving Euro Tranche Borrowings. Subject to the terms and conditions set forth herein, each Revolving Euro Tranche Lender (through its applicable Lending Office) hereby severally agrees to make loans (each such loan, a “Revolving Euro Tranche Loan”) to the Company and the Designated Borrowers permitted to borrow under the Revolving Euro Tranche Facility pursuant to subsection 2.8 in Euro or Sterling from time to time, on any Business Day during the Revolving Euro Tranche Commitment Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Euro Tranche Commitment; provided, however, that after giving effect to any Revolving Euro Tranche Borrowing, (i) the Total Revolving Euro Tranche Outstandings shall not exceed the Revolving Euro Tranche Facility and (ii) the aggregate Outstanding Amount of the Revolving Euro Tranche Loans of any Lender, plus such Revolving Euro Tranche Lender’s Applicable Revolving Euro Tranche Percentage of the Outstanding Amount of all Swing Line Euro Tranche Loans shall not exceed such Revolving Euro Tranche Lender’s Revolving Euro Tranche Commitment. Within the limits of each Revolving Euro Tranche Lender’s Revolving Euro Tranche Commitment, and subject to the other terms and conditions hereof, the Company and the applicable Designated Borrowers may borrow under this subsection 2.1(c), prepay under subsection 4.2, and re-borrow under this subsection 2.1(c). Revolving Euro Tranche Loans shall be either (i) Eurocurrency Loans and shall be denominated in Euro or (ii) SONIA Daily Rate Loans and shall be denominated in Sterling.

(d)    The Revolving Yen Tranche Borrowings. Subject to the terms and conditions set forth herein, each Revolving Yen Tranche Lender (through its applicable Lending Office) hereby severally agrees to make loans (each such loan, a “Revolving Yen Tranche Loan”) to the Company and the Designated Borrowers permitted to borrow under the Revolving Yen Tranche Facility pursuant to subsection 2.8 in Yen from time to time, on any Business Day during the Revolving Yen Tranche Commitment Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Yen Tranche Commitment; provided, however, that after giving effect to any Revolving Yen Tranche Borrowing, (i) the aggregate Outstanding Amount of all Revolving Yen Tranche Loans shall not exceed the Revolving Yen Tranche Facility and (ii) the aggregate Outstanding Amount of the Revolving Yen Tranche Loans of any Lender shall not exceed such Revolving Yen Tranche Lender’s Revolving Yen Tranche Commitment. Within the

limits of each Revolving Yen Tranche Lender’s Revolving Yen Tranche Commitment, and subject to the other terms and conditions hereof, the Company and the applicable Designated Borrowers may borrow under this subsection 2.1(d), prepay under subsection 4.2, and reborrow under this subsection 2.1(d). Revolving Yen Tranche Loans shall be Eurocurrency Loans and shall be denominated only in Yen.

(e)    Notes. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

2.2    Borrowings, Conversions and Continuations of Loans; Alternative Currency Funding and Participation.

(a)    Borrowings, Conversions and Continuations of Loans. Each Term Loan Borrowing, each Revolving Credit Borrowing, each Revolving Euro Tranche Borrowing, each Revolving Yen Tranche Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Loans denominated in Dollars or of any conversion of Eurocurrency Loans denominated in Dollars to Base Rate Loans or Daily Floating LIBOR Rate Loans, (ii) 1:00 p.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of, conversion to or continuation of Revolving Credit Loans that are Eurocurrency Loans denominated in Alternative Currencies or SONIA Daily Rate Loans, (iii) (A) 10:00 a.m. (London time) three Business Days prior to the requested date of any Borrowing of or continuation of Revolving Euro Tranche Loans denominated in Euro and (B) 1:00 p.m. four Business Days prior to the requested date of any Borrowing of Revolving Euro Tranche Loans denominated in Sterling, (iv) 10:00 a.m. (Hong Kong time) three Business Days prior to the requested date of any Borrowing of or continuation of Revolving Yen Tranche Loans, (v) 12:00 noon one Business Day prior to the requested date of any Borrowing of Base Rate Loans, and (vi) 12:00 noon one Business Day prior to the requested date of any Borrowing of any Daily Floating LIBOR Rate Loans, of any conversion of Base Rate Loans to Daily Floating LIBOR Rate Loans or of any conversion of Daily Floating LIBOR Rate Loans to Base Rate Loans; provided, however, that if the applicable Borrower wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than (i) 1:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans denominated in Dollars, (ii) 1:00 p.m. five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Revolving Credit Loans that are Eurocurrency Loans denominated in Alternative Currencies, (iii) 10:00 a.m. (London time) four Business Days prior to the requested date of such Borrowing or continuation of Revolving Euro Tranche Loans or (iv) 10:00 a.m. (Hong Kong time) four Business Days prior to the requested date of such Borrowing or continuation of Revolving Yen Tranche Loans, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than (i) 1:00 p.m. three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans denominated in Dollars, (ii) 1:00 p.m. four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Revolving Credit Loans that are Eurocurrency Loans denominated in Alternative Currencies, (iii) 10:00 a.m. (London time) three Business Days prior to the requested date of such Borrowing or continuation of Revolving Euro Tranche Loans or (iv) 10:00 a.m. (Hong Kong time) three Business Days prior to the requested date of such Borrowing or continuation of Revolving Yen Tranche Loans, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Loans and SONIA Daily Rate Loans shall be in an amount not less than the Minimum Principal Amount. Except as provided in subsection 3.1(c) and subsection 2.4(c), each Borrowing of or conversion to Base Rate Loans or Daily Floating LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Term A-1 Loan Borrowing, a Revolving Credit Borrowing, a Revolving Euro Tranche Borrowing, a Revolving Yen Tranche Borrowing, a conversion of Term A-1 Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) if applicable, the currency of the Loans to be borrowed and (vii) if applicable, the applicable Borrower requesting such Borrowing, continuation or conversion. If a Borrower fails to specify a currency in a Loan Notice requesting a Revolving Credit Borrowing or a Revolving Euro Tranche Borrowing, then the Loans so requested shall be made in Dollars, in the case of Revolving Credit Borrowing, or in Euro, in the case of a Revolving Euro Tranche Borrowing. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term A-1 Loans, Revolving Credit Loans, Revolving Euro Tranche Loans or Revolving Yen Tranche Loans shall be made or continued as, converted to, Eurocurrency Loans in their original currencies with an Interest Period of one month (or SONIA Daily Rate Loans in the case of any Revolving Credit Loan or any Revolving Euro Tranche Loan denominated in Sterling). Any such automatic conversion to, or automatic continuation as, Eurocurrency Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Credit Loan or Revolving Euro Tranche Loan may be converted into or continued as a Revolving Credit Loan or Revolving Euro Tranche Loan, as the case may be, denominated in a different currency, but instead must be repaid in the original currency of such Loan and re-borrowed in the other currency. Daily Floating LIBOR Rate Loans shall automatically continue each day as Daily Floating LIBOR Rate Loans unless and until the Company delivers a timely notice requesting a conversion of such Daily Floating LIBOR Rate Loans to another Type of Loan. SONIA Daily Rate Loans shall automatically continue each day as SONIA Daily Rate Loans unless and until the Company delivers a timely notice requesting a conversion of such SONIA Daily Rate Loans to another Type of Loan.

(b)    Notification of Lenders; Funding of Loans. Following receipt of a Loan Notice requesting a Borrowing denominated in Dollars or in an Alternative Currency with respect to which the Administrative Agent has not received notice that any Lender is an Alternative Currency Participating Lender, the Administrative Agent shall promptly notify each Lender of the amount (and, if applicable, currency) of its Applicable Percentage under the applicable Facility of the applicable Term A-1 Loans, Revolving Credit Loans, Revolving Euro Tranche Loans or Revolving

Yen Tranche Loans. Following receipt of a Loan Notice requesting a Revolving Credit Borrowing denominated in an Alternative Currency with respect to which the Administrative Agent and the Company have received notice that one or more Lenders is an Alternative Currency Participating Lender, the Administrative Agent shall on the next following Business Day notify (i) each Alternative Currency Funding Lender of both the Dollar Equivalent amount and the Alternative Currency Equivalent amount of its Alternative Currency Funding Pro Rata Share, (ii) the Alternative Currency Funding Fronting Lender of both the Dollar Equivalent amount and the Alternative Currency Equivalent amount of the aggregate Alternative Currency Risk Participations in its Alternative Currency Funding Pro Rata Share, (iii) each Alternative Currency Participating Lender of both the Dollar Equivalent amount and the Alternative Currency Equivalent amount of its Alternative Currency Risk Participation in such Borrowing, and (iv) all Revolving Credit Lenders and the Company of the aggregate Alternative Currency Equivalent amount and the Dollar Equivalent amount of such Borrowing and the applicable Spot Rate used by Administrative Agent to determine such Dollar Equivalent amount. If no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender under the applicable Facility of the details of any automatic conversion to, or automatic continuation as, Eurocurrency Loans with an Interest Period of one month or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of (i) a Term A-1 Loan Borrowing, (ii) a Revolving Credit Borrowing in Dollars or in an Alternative Currency with respect to which the Administrative Agent has not received notice that any Lender is an Alternative Currency Participating Lender, (iii) a Revolving Euro Tranche Borrowing or (iv) a Revolving Yen Tranche Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (w) 1:00 p.m., in the case of any Loan denominated in Dollars, (x) the Applicable Time specified by the Administrative Agent in the case of any Revolving Credit Loan in any such Alternative Currency (y) 10:00 a.m. (London time), in the case of any Revolving Euro Tranche Loan, and (z) 10:00 a.m. (Hong Kong time), in the case of any Revolving Yen Tranche Loan, in each case on the Business Day specified in the applicable Loan Notice. In the case of a Revolving Credit Borrowing in an Alternative Currency with respect to which the Administrative Agent has received notice that any Revolving Credit Lender is an Alternative Currency Participating Lender, each Alternative Currency Funding Lender shall make the amount of its Alternative Currency Funding Pro Rata Share in such Revolving Credit Borrowing available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than the Applicable Time, on the Business Day specified in the applicable Loan Notice. In any event, a Lender may cause an Affiliate to fund or make the amount of its Loan available in accordance with the foregoing provisions. Upon satisfaction of the applicable conditions set forth in subsection 6.2 (and, if such Borrowing is the initial Credit Extension, subsection 6.1), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company, there are L/C-BA Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C-BA Borrowings, and second, shall be made available to the Company as provided above.

(c)    Continuations and Conversions. Except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan. During the existence of an Event of Default described in subsection 9(a) or 9(f), no Loans may be requested as, converted to or continued as Eurocurrency Loans (whether in Dollars or any Alternative Currency) or SONIA Daily Rate Loans without the consent of the Required Revolving Lenders, in the case of a Revolving Credit Loan, or the Required Term A-1 Lenders, in the case of a Term A-1 Loan and the Required Revolving Lenders may demand that (x) any or all of the then outstanding Revolving Credit Loans which are Eurocurrency Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto or (y) any or all of the then outstanding Revolving Credit Loans which are SONIA Daily Rate Loans immediately be redenominated into Dollars in the amount of the Dollar Equivalent thereof. During the existence of an Event of Default, other than those Events of Default described in subsection 9(a) or 9(f), (i) the Required Revolving Lenders, in the case of a Revolving Credit Loan, may require that no Revolving Credit Loans may be requested as, converted to or continued as Eurocurrency Loans (whether in Dollars or any Alternative Currency) or SONIA Daily Rate Loans without the consent of the Required Revolving Lenders, (ii) the Required Term A-1 Lenders, in the case of a Term A-1 Loan, may require that no Term A-1 Loans may be converted to or continued as Eurocurrency Loans without the consent of the Required Term A-1 Lenders, and (iii) the Required Revolving Lenders may demand that any or all of the then outstanding Revolving Credit Loans which are Eurocurrency Loans denominated in an Alternative Currency or any SONIA Daily Rate Loans be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto (or, with respect to SONIA Daily Rate Loans, immediately).

(d)    Notice of Change in Rates. The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Loans or the interest rate applicable to any Daily Floating LIBOR Rate Loans, as applicable, upon determination of such interest rate. The determination of the Eurocurrency Rate, the SONIA Daily Rate and the Daily Floating LIBOR Rate, as applicable, by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    Interest Periods. After giving effect to all Term Loan Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than twelve Interest Periods in effect in respect of the Term Facilities. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than twelve Interest Periods in effect in respect of the Revolving Credit Facility. After giving effect to all Revolving Euro Tranche Borrowings and all continuations of Revolving Euro Tranche Loans, there shall not be more than twelve Interest Periods in effect in respect of the Revolving Euro Tranche Facility. After giving effect to all Revolving Yen Tranche Borrowings and all continuations of Revolving Yen Tranche Loans, there shall not be more than six Interest Periods in effect in respect of the Revolving Yen Tranche Facility.

(f)    Alternative Currency Funding and Participation.

(i)    Subject to the terms and conditions set forth in this Agreement, including the provisions of subsection 2.1(b), and without limitation of the provisions of subsection 2.2, with respect to any Revolving Credit Loans denominated in an Alternative Currency with respect to which one or more Revolving Credit Lenders has given notice to the Administrative Agent that it is an Alternative Currency Participating Lender, (A) each Revolving Credit Lender agrees from time to time on any Business Day during the

Revolving Credit Commitment Period to fund its Applicable Revolving Credit Percentage of Revolving Credit Loans denominated in an Alternative Currency with respect to which it is an Alternative Currency Funding Lender; and (B) each Revolving Credit Lender severally agrees to acquire an Alternative Currency Risk Participation in Revolving Credit Loans denominated in an Alternative Currency with respect to which it is an Alternative Currency Participating Lender.

(ii)    Each Revolving Credit Loan denominated in an Alternative Currency shall be funded upon the request of the Company in accordance with subsection 2.2(b). Immediately upon the funding by the Alternative Currency Funding Fronting Lender of its respective Alternative Currency Funding Pro Rata Share of any Revolving Credit Loan denominated in an Alternative Currency with respect to which one or more Revolving Credit Lenders is an Alternative Currency Participating Lender, each Alternative Currency Participating Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased from such Alternative Currency Funding Fronting Lender an Alternative Currency Risk Participation in such Loan in an amount such that, after such purchase, each Revolving Credit Lender (including the Alternative Currency Funding Lenders, the Alternative Currency Funding Fronting Lender and the Alternative Currency Participating Lenders) will have an Alternative Currency Loan Credit Exposure with respect to such Loan equal in amount to its Applicable Revolving Credit Percentage of such Loan.

(iii)    Upon the occurrence and during the continuance of an Event of Default, the Alternative Currency Funding Fronting Lender may, by written notice to the Administrative Agent delivered not later than 11:00 a.m., on the second Business Day preceding the proposed date of funding and payment by Alternative Currency Participating Lenders of their Alternative Currency Risk Participations purchased in such Revolving Credit Loans as shall be specified in such notice (the “Alternative Currency Participation Payment Date”), request each Alternative Currency Participating Lender to fund the Dollar Equivalent of its Alternative Currency Risk Participation purchased with respect to such Revolving Credit Loans to the Administrative Agent on the Alternative Currency Participation Payment Date in Dollars. Following receipt of such notice, the Administrative Agent shall promptly notify each Alternative Currency Participating Lender of the Dollar Equivalent amount of its Alternative Currency Risk Participation purchased with respect to each such Revolving Credit Loan (determined at the Spot Rate on the date of advance of such Loan) and the applicable Alternative Currency Participation Payment Date. Any notice given by the Alternative Currency Funding Fronting Lender or the Administrative Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided that the absence of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iv)    On the applicable Alternative Currency Participation Payment Date, each Alternative Currency Participating Lender in the Revolving Credit Loans specified for funding pursuant to this subsection 2.2(f) shall deliver the amount of such Alternative Currency Participating Lender’s Alternative Currency Risk Participation with respect to such specific Revolving Credit Loans in Dollars and in Same Day Funds to the Administrative Agent; provided, however, that no Alternative Currency Participating Lender shall be responsible for any default by any other Alternative Currency Participating Lender in such other Alternative Currency Participating Lender’s obligation to pay such amount. Upon receipt of any such amounts from the Alternative Currency Participating Lenders, the Administrative Agent shall distribute such Dollar amounts in Same Day Funds to the Alternative Currency Funding Fronting Lender.

(v)    In the event that any Alternative Currency Participating Lender fails to make available to the Administrative Agent the amount of its Alternative Currency Risk Participation as provided herein, the Administrative Agent shall be entitled to recover such amount on behalf of the Alternative Currency Funding Fronting Lender on demand from such Alternative Currency Participating Lender together with interest at the Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the Administrative Agent submitted to any Lender with respect to amounts owing hereunder shall be conclusive in the absence of demonstrable error.

(vi)    In the event that the Alternative Currency Funding Fronting Lender receives a payment in respect of any Revolving Credit Loan, whether directly from a Borrower or a Guarantor or otherwise, in which Alternative Currency Participating Lenders have fully funded in Dollars their purchase of Alternative Currency Risk Participations, the Alternative Currency Funding Fronting Lender shall promptly distribute to the Administrative Agent, for its distribution to each such Alternative Currency Participating Lender, the Dollar Equivalent of such Alternative Currency Participating Lender’s Applicable Percentage of such payment in Dollars and in Same Day Funds. If any payment received by the Alternative Currency Funding Fronting Lender with respect to any Revolving Credit Loan in an Alternative Currency made by it shall be required to be returned by the Alternative Currency Funding Fronting Lender after such time as the Alternative Currency Funding Fronting Lender has distributed such payment to the Administrative Agent pursuant to the immediately preceding sentence, each Alternative Currency Participating Lender that has received a portion of such payment shall pay to the Alternative Currency Funding Fronting Lender an amount equal to its Applicable Percentage in Dollars of the amount to be returned; provided, however, that no Alternative Currency Participating Lender shall be responsible for any default by any other Alternative Currency Participating Lender in that other Alternative Currency Participating Lender’s obligation to pay such amount.

(vii)    Anything contained herein to the contrary notwithstanding, each Alternative Currency Participating Lender’s obligation to acquire and pay for its purchase of Alternative Currency Risk Participations as set forth herein shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Alternative Currency Participating Lender may have against the Alternative Currency Funding Fronting Lender, the Administrative Agent, any Guarantor, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default; (C) any adverse change in the condition (financial or otherwise) of any Guarantor, any Borrower or any of their Subsidiaries; (D) any breach of this Agreement or any other Loan Document by any Guarantor, any Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(viii)    In no event shall (A) the Alternative Currency Risk Participation of any Alternative Currency Participating Lender in any Revolving Credit Loans denominated in an Alternative Currency pursuant to this subsection 2.2(f) be construed as a loan or other extension of credit by such Alternative Currency Participating Lender to any Borrower, any Lender or the Administrative Agent or (B) this Agreement be construed to require any Lender that is an Alternative Currency Participating Lender with respect to a specific Alternative Currency to make any Revolving Credit Loans in such Alternative Currency under this Agreement or under the other Loan Documents, subject to the obligation of each

Alternative Currency Participating Lender to give notice to the Administrative Agent and the Company at any time such Lender acquires the ability to make Revolving Credit Loans in such Alternative Currency.

2.3    Termination or Reduction of Revolving Credit Commitments, Revolving Euro Tranche Commitments or Revolving Yen Tranche Commitments. The Company (on behalf of all Borrowers) may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments, the Aggregate Revolving Euro Tranche Commitments or the Aggregate Revolving Yen Tranche Commitments, or from time to time permanently reduce any of the foregoing, without penalty or premium; provided that (a) any such notice shall be received by the Administrative Agent not later than (i) 12:00 noon three Business Days prior to the date of termination or reduction of the Aggregate Revolving Credit Commitments, (ii) 12:00 noon (London time) three Business Days prior to the date of termination or reduction of the Aggregate Revolving Euro Tranche Commitments or (iii) 12:00 noon (Hong Kong time) three Business Days prior to the date of termination or reduction of the Aggregate Revolving Yen Tranche Commitments, (b) the Company shall not terminate or reduce (i) the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, (ii) the Aggregate Revolving Euro Tranche Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of all Revolving Euro Tranche Loans plus the aggregate Outstanding Amount of all Swing Line Euro Tranche Loans would exceed the Aggregate Revolving Euro Tranche Commitments or (iii) the Aggregate Revolving Yen Tranche Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of all Revolving Yen Tranche Loans would exceed the Aggregate Revolving Yen Tranche Commitments, (c) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess and (d) if, after giving effect to any reduction of the Aggregate Revolving Euro Tranche Commitments, the Swing Line Euro Tranche Sublimit exceeds the amount of the Aggregate Revolving Euro Tranche Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Appropriate Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments, the Aggregate Revolving Euro Tranche Commitments or the Aggregate Revolving Yen Tranche Commitments. The amount of any such Aggregate Revolving Credit Commitment reduction shall not be applied to the Alternative Currency Sublimit, the Letter of Credit-BA Sublimit or the Swing Line Sublimit unless otherwise specified by the Company. The amount of any such Aggregate Revolving Euro Tranche Commitment reduction shall not be applied to the Swing Line Euro Tranche Sublimit unless otherwise specified by the Company. Any reduction of the Commitments in respect of any Facility pursuant to this Section 2.3 shall be applied to the Commitment of each Lender according to its Applicable Percentage of such Facility. All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments, the Aggregate Revolving Euro Tranche Commitments or the Aggregate Revolving Yen Tranche Commitments, as the case may be, shall be paid on the effective date of such termination. Any such reduction of the Aggregate Revolving Credit Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction of the Aggregate Revolving Euro Tranche Commitments shall be in an amount equal to €400,000 or a whole multiple of €100,000 in excess thereof and shall reduce permanently the Revolving Euro Tranche Commitments then in effect. Any such reduction of the Aggregate Revolving Yen Tranche Commitments shall be in an amount equal to ¥50,000,000 or a whole multiple of ¥10,000,000 in excess thereof and shall reduce permanently the Revolving Yen Tranche Commitments then in effect. Notwithstanding anything to the contrary contained in this Agreement, the Company may rescind any notice of termination under this subsection 2.3 if such termination would have been made in connection with a refinancing or replacement of all or a portion of the Revolving Credit Loans, Revolving Euro Tranche Loans or Revolving Yen Tranche Loans, as the case may be, which refinancing or replacement shall not be consummated or shall otherwise be delayed.

2.4    Swing Line Commitments. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this subsection 2.4, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Revolving Credit Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C-BA Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (B) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time (less, with respect only to the Alternative Currency Funding Fronting Lender, the aggregate Alternative Currency Risk Participations in all Loans denominated in Alternative Currencies), plus, with respect only to the Alternative Currency Participating Lenders, such Lender’s Alternative Currency Risk Participations in Loans denominated in Alternative Currencies advanced by the Alternative Currency Funding Fronting Lender for such Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C-BA Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment; and (ii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension, may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.4, prepay under subsection 4.2, and reborrow under this subsection 2.4. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of subsection 2.4(a), or (B) that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.

(c)    Refinancing of Swing Line Loans.

(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of subsection 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the Available Revolving Credit Commitments and the conditions set forth in subsection 6.2. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to subsection 2.4(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with subsection 2.4(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to subsection 2.4(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this subsection 2.4(c) by the time specified in subsection 2.4(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.

(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this subsection 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this subsection 2.4(c) is subject to the conditions set forth in subsection 6.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any circumstances (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this subsection 2.4 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)    Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.5    Repayment of Loans; Evidence of Debt.

(a)    Revolving Credit Loans. The Company shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, on the Termination Date with respect to the Revolving Credit Facility (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9) the then unpaid principal amount of Revolving Credit Loans.

(b)    Revolving Euro Tranche Loans. Each Borrower under the Revolving Euro Tranche Facility shall pay to the Administrative Agent, for the account of the Revolving Euro Tranche Lenders, on the Termination Date with respect to the Revolving Euro Tranche Facility (or such earlier date on which the Revolving Euro Tranche Loans become due and payable pursuant to Section 9) the then unpaid principal amount of Revolving Euro Tranche Loans made to such Borrower.

(c)    Revolving Yen Tranche Loans. Each Borrower under the Revolving Yen Tranche Facility shall pay to the Administrative Agent, for the account of the Revolving Yen Tranche Lenders, on the Termination Date with respect to the Revolving Yen Tranche Facility (or such earlier date on which the Revolving Yen Tranche Loans become due and payable pursuant to Section 9) the then unpaid principal amount of Revolving Yen Tranche Loans made to such Borrower.

(d)    Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Termination Date with respect to the Revolving Credit Facility (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 9). At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Company shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.

(e)    Swing Line Euro Tranche Loans. Each applicable Borrower under the Revolving Euro Tranche Facility shall repay each Swing Line Euro Tranche Loans made to such Borrower on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Termination Date with respect to the Revolving Euro Tranche Facility (or such earlier date on which the Swing Line Euro Tranche Loans become due and payable pursuant to Section 9). At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Euro Tranche Lender, the Company shall repay the outstanding Swing Line Euro Tranche Loans made by the Swing Line Euro Tranche Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Euro Tranche Loans.

(f)    Term Loans.

(i)    Term A-1 Loans. The Company shall pay to the Administrative Agent, for the account of the Term A-1 Lenders, the principal amount of the Term A-1 Loans on the dates and in the principal amounts (subject to reduction as provided in subsection 4.2) set forth below; provided that the final principal installment of the Term A-1 Loans shall be paid on the Termination Date for the Term A-1 Facility (or such earlier date on which the Term A-1 Loans become due and payable pursuant to Section 9) and in any event shall be in an amount equal to the principal amount of all Term A-1 Loans outstanding on such date.

First Business Day of:	Amount
July 2021	$3,437,500
October 2021	$3,437,500
January 2022	$3,437,500
April 2022	$3,437,500
July 2022	$3,437,500
October 2022	$3,437,500
January 2023	$3,437,500
April 2023	$3,437,500
July 2023	$6,875,000
October 2023	$6,875,000
January 2024	$6,875,000
April 2024	$6,875,000
July 2024	$6,875,000
October 2024	$6,875,000
January 2025	$6,875,000
April 2025	$6,875,000
July 2025	$6,875,000
October 2025	$6,875,000
January 2026	$6,875,000
Termination Date	Balance

(ii)    Term A-2 Loans. The Company shall pay to the Administrative Agent, for the account of the Term A-2 Lenders, the aggregate unpaid principal amount of the Term A-2 Loans on the Termination Date for the Term A-2 Facility (or such earlier date on which the Term A-2 Loans become due and payable pursuant to Section 9).

(g)    Incremental Facilities. Each applicable Borrower under an Incremental Facility shall pay the principal amounts of all Loans made under such Incremental Facility in the manner, in the amounts and on the dates set forth in the applicable Incremental Facility Amendment.

(h)    Evidence of Debt. Each Lender (including the Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. The Administrative Agent shall maintain the Register pursuant to subsection 11.6(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type and currency thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender’s share thereof. The entries made in the Register shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded absent demonstrable error; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.6    Incremental Facilities.

(a)     The Company may at any time and from time to time, by delivery to the Administrative Agent of a written notice signed by a Responsible Officer of the Company, request the addition of a new tranche of term loans (an “Incremental Term Facility”), a new tranche of revolving loans (an “Incremental Revolving Tranche Facility” and, together with the Incremental Term Facility, the “Incremental Facilities”), an increase in the Aggregate Revolving Credit Commitments (an “Incremental Revolving Increase”), an increase in the Aggregate Revolving Euro Tranche Commitments (an “Incremental Euro Tranche Increase”), an increase in the Aggregate Revolving Yen Tranche Commitments (an “Incremental Yen Tranche Increase” and, together with the Incremental Revolving Increases and the Incremental Euro Tranche Increases, the “Incremental Increases”) or a combination thereof in an aggregate principal amount for all such Incremental Facilities and Incremental Increases incurred after the Effective Date not exceeding, at any time of determination, the sum of (i) an amount equal to the greater of (A) $750,000,000 and (B) 75% of EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to subsection 7.1(a) or (b) (the “Incremental Fixed Amount Basket”) minus the aggregate principal amount of all additional Indebtedness issued or incurred pursuant to subsection 8.2(e)(i) or (e)(ii) outstanding at the time of the effectiveness of the applicable Incremental Facility or Incremental Increase (but solely to the extent such additional Indebtedness was issued or incurred in reliance on the Incremental Equivalent Fixed Amount Basket, or any refinancing or replacement of any such Indebtedness in accordance with subsection 8.2(e)(ii)) and (ii) the maximum amount which may be incurred in order for the Consolidated Senior Secured Leverage Ratio (after giving pro forma effect to such incurrence and all other transactions to be consummated in connection therewith (including the incurrence or assumption of other Indebtedness)) to remain less than or equal to 3.50 to 1.00; provided that, subject to the provisions in subsection 2.6(e) below, at the time of any such request and upon the effectiveness of the Incremental Facility Amendment referred to below, (A) no Default or Event of Default shall exist, and (B) the Company shall be in Pro Forma Compliance; provided, further, that for purposes of clause (ii) of this sentence and clause (B) in the proviso immediately above, in the case of an Incremental Revolving Tranche Facility or an Incremental Increase, the Consolidated Senior Secured Leverage Ratio and the Financial Covenants shall be calculated as if such Incremental Revolving Tranche Facility or Incremental Increases were fully drawn but using only the actual Total Revolving Credit Outstandings (and not the amount of the Revolving Credit Commitments) under the Revolving Credit Facility, the actual Total Revolving Euro Tranche Outstandings (and not the amount of the Revolving Euro Tranche Commitments) under the Revolving Euro Tranche Facility or the Outstanding Amount of all Revolving Yen Tranche Loans (and not the amount of the Revolving Yen Tranche Commitments) under the Revolving Yen Tranche Facility, as the case may be, in effect immediately prior to the closing of such Incremental Revolving Tranche Facility or Incremental Increase and for the purpose of computing the usage of the basket in clause (i) of this sentence, the aggregate amount of outstanding Incremental Facilities incurred solely in reliance on clause (ii) of this sentence shall be disregarded. In calculating the amount of Indebtedness permitted to be incurred pursuant to clause (i) or clause (ii) of the immediately preceding sentence, the Company may elect to incur Indebtedness pursuant to clause (ii) before using the basket in clause (i). If both amounts are available and the Company does not make an election, the Company will be deemed to have incurred such Indebtedness pursuant to clause (ii). The Company may not reclassify any Indebtedness incurred pursuant to such clause (i) or clause (ii) after the incurrence thereof.

(b)    Each Incremental Term Facility shall be in an aggregate principal amount not less than $50,000,000, each Incremental Revolving Tranche Facility and each Incremental Revolving Increase shall be in an aggregate principal amount not less than $25,000,000 (or, in the case of any Incremental Revolving Tranche Facility denominated in an Alternative Currency, the Alternative Currency Equivalent in such Alternative Currency of $25,000,000), each Incremental Euro Tranche Increase shall be in an aggregate principal amount not less than the Alternative Currency Equivalent in Euro of $25,000,000 and each Incremental Yen Tranche Increase shall be in an aggregate principal amount not less than the Alternative Currency Equivalent in Yen of $10,000,000.

(c)    Each Incremental Facility (i) shall rank pari passu or junior (except in the case of any obligation thereunder of a Designated Borrower that is a Foreign Subsidiary, which would be senior as a result of such Designated Borrower not guaranteeing or providing collateral security for the Revolving Credit Loans, the Term A-1 Loans, the Term A-2 Loans, the Revolving Euro Tranche Loans and the Revolving Yen Tranche Loans) in right of payment and of security with the Revolving Credit Loans, the Term A-1 Loans, the Term A-2 Loans, the Revolving Euro Tranche Loans and the Revolving Yen Tranche Loans and shall contain provisions as to the requirement that any Lien thereunder on an property also granted to or held by the Administrative Agent under any Loan Document shall be released on any Collateral/Covenant Release Date as provided herein, (ii) in the case of an Incremental Revolving Tranche Facility, shall not mature earlier than (and shall not have scheduled commitment reductions occurring before) the Termination Date with respect to the Revolving Credit Facility, the Revolving Euro Tranche Facility or the Revolving Yen Tranche Facility, (iii) in the case of an Incremental Term Facility, shall not mature nor have a Weighted Average Life that is earlier than the Termination Date with respect to the Term A-1 Facility or, if later, the latest Termination Date with respect to any Incremental Term Facility outstanding at such time (provided that, with respect to this clause (iii), (A) at the option of the Company, this clause (iii) shall not apply to any Permitted Bridge Indebtedness, (B) so long as such Incremental Term Facility is not incurred under the Incremental Fixed Amount Basket, the Company may incur Incremental Term Facilities with a maturity and/or Weighted Average Life that is less than the Term A-1 Loans or, if later, the latest Termination Date with respect to any Incremental Term Facility outstanding at such time in an aggregate amount after the Effective Date not to exceed the greater of (A) $400,000,000 and (B) 40% of EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to subsection 7.1(a) or (b), and (C) in determining the latest Termination Date in respect of any Term Facility for purposes of this clause (iii), any Term Facility outstanding with a stated maturity date later than the five year anniversary of the incurrence of such Term Facility shall be disregarded), (iv) in the case of an Incremental Term Facility, for purposes of rights to payment, prepayments and voting, shall be treated no more favorably than the existing Term A-1 Loans and (v) shall not contain additional or different covenants or financial covenants which are materially more restrictive than the covenants herein on the Effective Date or the Financial Covenants unless (x) the Lenders under the existing Loans also receive the benefit of such more restrictive terms (it being understood to the extent that any covenant is added for the benefit of any such Indebtedness, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of any corresponding existing Loans), (y) any such provisions apply after the latest Termination Date applicable to outstanding Loans at such time, or (z) such terms shall be reasonably satisfactory to the Administrative Agent and the Company (provided that a certificate of a Responsible Officer delivered to the Administrative Agent in connection therewith, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or copies of the principal documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within fifteen (15) Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)). Any such notice shall set forth the amount and terms of the relevant Incremental Facility or Incremental Increases requested by the Company and to be agreed by any Lenders or Additional Lenders (as herein defined) under such Incremental Facility or providing any portion of such Incremental Increase.

(d)    The Company may arrange for one or more banks or other financial institutions, each of which shall be reasonably satisfactory to the Administrative Agent and the Company and, with respect only to Incremental Revolving Increases, the Swing Line Lender, the L/C Issuers and the Alternative Currency Funding Fronting Lender, and, with respect only to Incremental Euro Tranche Increases, the Swing Line Euro Tranche Lender (any such bank or other financial institution being called an “Additional Lender”), to extend commitments under the Incremental Facility or provide a portion of the Incremental Increase, and no Lender shall be required to provide a portion of any such Incremental Facility or provide a portion of any such Incremental Increase. Commitments in respect of Incremental Facilities or any Incremental Increases shall become Commitments under this Agreement, and each Additional Lender shall become a Lender under this Agreement, pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, each existing Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. An Incremental Facility Amendment may, without the consent of any other

Lenders, effect such amendments to this Agreement and the other Loan Documents to the extent (but only to the extent) necessary to effect the provisions of this Section. Subject to subsection 2.6(e) below, effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in subsection 6.2 (it being understood that all references to “the date of such Borrowing” in such subsection 6.2 shall be deemed to refer to the effective date of such Incremental Facility Amendment) and the delivery of customary legal opinions. The proceeds of the Incremental Facilities or the Incremental Commitments will be used for working capital and other general corporate purposes.

(e)    In the case of any Incremental Term Facility the proceeds of which are to be used to finance a substantially concurrent Limited Conditionality Acquisition, to the extent requested by the Company and agreed by the Administrative Agent and the Lenders and the Additional Lenders providing such Incremental Facility, notwithstanding anything in this subsection 2.6 or subsection 6.2 to the contrary, the following provisions shall apply:

(i)    any condition to the effectiveness of the Incremental Facility Amendment with respect to such Incremental Term Facility or to the funding of the Credit Extensions under such Incremental Term Facility which will be used to consummate such Limited Conditionality Acquisition that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such Incremental Facility Amendment or the funding of such Credit Extensions may be limited by customary “SunGard” or other customary applicable “certain funds” conditionality provisions, so long as all such representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects, at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Conditionality Acquisition;

(ii)    the satisfaction of any condition to the effectiveness of the Incremental Facility Amendment with respect to such Incremental Term Facility or to the funding of the Credit Extensions under such Incremental Term Facility which will be used to consummate such Limited Conditionality Acquisition that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Incremental Facility Amendment or the funding of such Credit Extensions (or after giving effect to such Credit Extensions) shall be determined (before and after giving effect to such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness)) on the date of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Conditionality Acquisition (so long as no Event of Default under any of subsections 9(a) or (f) shall have occurred and be continuing at the time of the consummation of such Limited Conditionality Acquisition or would result therefrom); and

(iii)    the satisfaction of any condition set forth in clause (ii) of subsection 2.6(a) or clause (B) of the proviso set forth in subsection 2.6(a) shall be determined (after giving effect to such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness)) on the date of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Conditionality Acquisition.

2.7    Swing Line Euro Tranche Commitments.

(a)    The Swing Line Euro Tranche. Subject to the terms and conditions set forth herein, the Swing Line Euro Tranche Lender agrees, in reliance on the agreements of the other Lenders set forth in this subsection 2.7, to make loans in Euro or Sterling (each such loan, a “Swing Line Euro Tranche Loan”) to the Borrowers under the Revolving Euro Tranche Facility from time to time on any Business Day during the Revolving Euro Tranche Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Euro Tranche Sublimit, notwithstanding the fact that such Swing Line Euro Tranche Loans, when aggregated with the Applicable Revolving Euro Tranche Percentage of the Outstanding Amount of Revolving Euro Tranche Loans of the Lender acting as Swing Line Euro Tranche Lender, may exceed the amount of such Lender’s Revolving Euro Tranche Commitment; provided, however, that (i) after giving effect to any Swing Line Euro Tranche Loan, (A) the Total Revolving Euro Tranche Outstandings shall not exceed the Revolving Euro Tranche Facility, and (B) the aggregate Outstanding Amount of the Revolving Euro Tranche Loans of any Revolving Euro Tranche Lender at such time, plus such Revolving Euro Tranche Lender’s Applicable Revolving Euro Tranche Percentage of the Outstanding Amount of all Swing Line Euro Tranche Loans at such time shall not exceed such Lender’s Revolving Euro Tranche Commitment; and (ii) the Swing Line Euro Tranche Lender shall not be under any obligation to make any Swing Line Euro Tranche Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension, may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the applicable Borrowers may borrow under this subsection 2.7, prepay under subsection 4.2, and re-borrow under this subsection 2.7. Each Swing Line Euro Tranche Loan shall bear interest at a rate equal to the applicable Overnight Euro Tranche Rate plus the Applicable Margin, as more particularly set forth in subsection 4.1. Immediately upon the making of a Swing Line Euro Tranche Loan, each Revolving Euro Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Euro Tranche Lender a risk participation in such Swing Line Euro Tranche Loan in an amount equal to the product of such Lender’s Applicable Revolving Euro Tranche Percentage times the amount of such Swing Line Euro Tranche Loan.

(b)    Borrowing Procedures. Each Swing Line Euro Tranche Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swing Line Euro Tranche Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Euro Tranche Lender and the Administrative Agent of a Swing Line Euro Tranche Loan Notice. Each such notice must be received by the Swing Line Euro Tranche Lender and the Administrative Agent not later than 11:00 a.m. (London time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be the Minimum Principal Amount, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Euro Tranche Lender of any telephonic Swing Line Euro Tranche Loan Notice, the Swing Line Euro Tranche Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Euro Tranche Loan Notice and, if not, the Swing Line Euro Tranche Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Euro Tranche Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Euro Tranche Lender) prior to 12:00 p.m. (London time) on the date of the proposed Swing Line Euro Tranche Borrowing (A) directing the Swing Line Euro Tranche Lender not to make such Swing Line Euro Tranche Loan as a result of the limitations set forth in the proviso to the first sentence of subsection 2.7(a), or (B) that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Euro Tranche Lender will, not later than 3:00 p.m. (London time) on the borrowing date specified in such Swing Line Euro Tranche Loan Notice, make the amount of its Swing Line Euro Tranche Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the Swing Line Euro Tranche Lender in Same Day Funds.

(c)    Refinancing of Swing Line Euro Tranche Loans. (i) The Swing Line Euro Tranche Lender at any time in its sole and absolute discretion may request that each of the Revolving Euro Tranche Lenders fund its risk participation in the relevant Swing Line Euro Tranche Loan, and each Revolving Euro Tranche Lender shall make an amount equal to its Applicable Revolving Euro Tranche Percentage available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Euro Tranche Loan) for the account of the Swing Line Euro Tranche Lender at the Administrative Agent’s Office not later than 1:00 p.m. (London time) on the Business Day immediately following such request. The Administrative Agent shall remit the funds so received to the Swing Line Euro Tranche Lender.

(ii)    If any Revolving Euro Tranche Lender fails to make available to the Administrative Agent for the account of the Swing Line Euro Tranche Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of subsection 2.7(c)(i) by the time specified therein, the Swing Line Euro Tranche Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Euro Tranche Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Euro Tranche Lender in connection with the foregoing. If such Revolving Euro Tranche Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Euro Tranche Lender’s funded participation in the relevant Swing Line Euro Tranche Loan. A certificate of the Swing Line Euro Tranche Lender submitted to any Revolving Euro Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this subsection 2.7(c) shall be conclusive absent demonstrable error.

(iii)    Each Revolving Euro Tranche Lender’s obligation to purchase and fund risk participations in Swing Line Euro Tranche Loans pursuant to this subsection 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Euro Tranche Lender, any Borrower or any other Person for any reason whatsoever, (y) the occurrence or continuance of a Default, or (z) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Euro Tranche Loans, together with interest as provided herein.

(d)    Repayment of Participations. (i) At any time after any Revolving Euro Tranche Lender has purchased and funded a risk participation in a Swing Line Euro Tranche Loan, if the Swing Line Euro Tranche Lender receives any payment on account of such Swing Line Euro Tranche Loan, the Swing Line Euro Tranche Lender will distribute to such Revolving Euro Tranche Lender its Applicable Revolving Euro Tranche Percentage thereof in the same funds as those received by the Swing Line Euro Tranche Lender.

(ii)    If any payment received by the Swing Line Euro Tranche Lender in respect of principal or interest on any Swing Line Euro Tranche Loan is required to be returned by the Swing Line Euro Tranche Lender under any circumstances (including pursuant to any settlement entered into by the Swing Line Euro Tranche Lender in its discretion), each

Revolving Euro Tranche Lender shall pay to the Swing Line Euro Tranche Lender its Applicable Revolving Euro Tranche Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Euro Tranche Lender. The obligations of the Revolving Euro Tranche Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Interest for Account of Swing Line Euro Tranche Lender. The Swing Line Euro Tranche Lender shall be responsible for invoicing the Borrowers under the Revolving Euro Tranche Facility for interest on the Swing Line Euro Tranche Loans. Until each Revolving Euro Tranche Lender funds its risk participation pursuant to this subsection 2.7 to refinance such Revolving Euro Tranche Lender’s Applicable Revolving Euro Tranche Percentage of any Swing Line Euro Tranche Loan, interest in respect of such Applicable Revolving Euro Tranche Percentage shall be solely for the account of the Swing Line Euro Tranche Lender.

(f)    Payments Directly to Swing Line Euro Tranche Lender. The Borrowers under the Revolving Euro Tranche Facility shall make all payments of principal and interest in respect of the Swing Line Euro Tranche Loans directly to the Swing Line Euro Tranche Lender.

2.8    Designated Borrowers.

(a)    As of the Effective Date, (i) each of Graphic Packaging International Europe Holdings B.V., a Netherlands private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), and Graphic Packaging International Limited, a limited liability company incorporated in England & Wales under the Companies Act 2006 with company number 02231043, shall be a “Designated Borrower” hereunder and permitted to borrow under the Revolving Euro Tranche Facility and (ii) Graphic Packaging International Japan Ltd., a Japanese stock corporation (kabushiki kaisha), shall be a “Designated Borrower” hereunder and permitted to borrow under the Revolving Yen Tranche Facility.

(b)    The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Wholly Owned Subsidiary of the Company (an “Applicant Borrower”) as being permitted to borrow under one or more of the Revolving Euro Tranche Facility, the Revolving Yen Tranche Facility or, to the extent permitted by the Incremental Facility Amendment related thereto, any Incremental Revolving Tranche Facilities or any Incremental Term Facilities by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Appropriate Lender) a duly executed notice and agreement in substantially the form of Exhibit J (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Revolving Euro Tranche Facility, the Revolving Yen Tranche Facility, any Incremental Revolving Tranche Facility or any Incremental Term Facility, as the case may be, (A) the Administrative Agent and each Lender under the applicable Facility or Facilities shall have received all documentation and other information that such Person requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or such Lender in its sole discretion, and (B) each Lender under the applicable Facility or Facilities shall have received Notes signed by such new Designated Borrower to the extent requested by such Lender. If the Administrative Agent and each Lender under the applicable Facility or Facilities agree that an Applicant Borrower shall be entitled to receive Loans under the applicable Facility or Facilities, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit K (a “Designated Borrower Notice”) to the Company and the Lenders under the applicable Facility or Facilities specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders under the applicable Facility or Facilities agrees to permit such Applicant Borrower to receive Loans under the applicable Facility or Facilities on the terms and conditions set forth herein, and each of the parties agrees that such Applicant Borrower shall thereafter be a Designated Borrower for all purposes of this Agreement; provided that no Loan Notice or Swing Line Euro Tranche Loan Notice may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

(c)    The Borrower Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Borrower Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature. For the avoidance of doubt, (x) a Foreign Obligor is not liable for any Borrower Obligations not directly incurred by such Foreign Obligor as a borrower under a Facility to which such Foreign Obligor is a party and (y) no Foreign Obligor is providing any collateral security for its Borrower Obligations under any Facility to which such Foreign Obligor is a party or for any other Borrower Obligations under this Agreement and (z) no Foreign Obligor has any Guarantee Obligation with respect to any Borrower Obligations.

(d)    Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this subsection 2.8 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(e)    The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such; provided that either (i) there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination or (ii) another Person (which may include the Company) satisfactory to the Administrative Agent and the Required Facility Lenders (with respect to each Facility under which such Designated Borrower is permitted to borrow) in their sole discretion assumes the obligations of such terminating Designated Borrower pursuant to such loan assumption documentation acceptable to the Administrative Agent. The Administrative Agent will promptly notify the Appropriate Lenders of any such termination of a Designated Borrower’s status.

SECTION 3. LETTERS OF CREDIT AND BANKERS’ ACCEPTANCES

3.1    Letters of Credit and Bankers’ Acceptances.

(a)     The Letter of Credit – BA Commitment.

(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this subsection 3.1, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit-BA Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, (2) to honor drawings under the Letters of Credit issued by it and (3) with respect to Acceptance Credits, to create Bankers’ Acceptances in accordance with the terms thereof and hereof; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit and Bankers’ Acceptances issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C-BA Credit Extension with respect to any Letter of Credit, (1) (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender (less, with respect only to the Alternative Currency Funding Fronting Lender, the aggregate Alternative Currency Risk Participations in all Loans denominated in Alternative Currencies), plus, with respect only to the Alternative Currency Participating Lenders, such Lender’s Alternative Currency Risk Participations in Loans denominated in Alternative Currencies advanced by the Alternative Currency Funding Fronting Lender for such Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C-BA Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment and (z) the Outstanding Amount of the L/C-BA Obligations shall not exceed the Letter of Credit-BA Sublimit and (2) as to Acceptance Credits, the Bankers’ Acceptance created or to be created thereunder shall not be an eligible bankers’ acceptance under Section 13 of the Federal Revenue Act (12U.S.C.§ 372). Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii)     No L/C Issuer shall issue any Letter of Credit if:

(A)    with respect to Acceptance Credits, the maturity date of any Bankers’ Acceptance issued under any such requested Acceptance Credit would occur earlier than 30 or later than 120 days from date of issuance; or

(B)    the expiry date of such requested Letter of Credit or the maturity date of any Bankers’ Acceptance issued under such requested Letter of Credit would occur after the Letter of Credit-BA Expiration Date, unless all the Revolving Credit Lenders (other than any Defaulting Lenders) have approved such expiry date. The parties hereto acknowledge that the Existing Letters of Credit have the expiry dates set forth on Schedule C.

(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)    except as otherwise agreed to by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(D)    subject to subsection 3.1(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension; or

(E)    a default of any Lender’s obligations to fund under subsection 3.1(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuers have entered into satisfactory arrangements (it being understood that the delivery of Cash Collateral would be satisfactory) with the Company or such Lender to eliminate the L/C Issuers’ actual or potential Fronting Exposure (after giving effect to subsection 4.6(e)(i)(D)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C-BA Obligations as to which the L/C Issuers have actual or potential Fronting Exposure, as they may elect in their sole discretion.

(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 10 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or Bankers’ Acceptances created by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit or

Bankers’ Acceptances as fully as if the term “Administrative Agent” as used in Section 10 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may reasonably request. Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably request. In the event that any Letter of Credit Application includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein shall be incorporated therein or, to the extent more restrictive, shall be deemed for the purposes of such Letter of Credit Application to be the same as the analogous provisions herein.

(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in subsection 6.2 shall not then be satisfied, or that the limits in the proviso to subsection 3.1(a)(i) would be exceeded by the issuance of the subject Letter of Credit, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit. Immediately upon the creation of each Bankers’ Acceptance, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Bankers’ Acceptance in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Bankers’ Acceptance.

(iii)    If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that unless the Administrative Agent and such L/C Issuer otherwise agree any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month, or longer, period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit-BA Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of subsection 3.1(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in subsection 6.2 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or, with respect to any Acceptance Credit, presentation of documents, under such Letter of Credit or any presentation for payment of a Bankers’ Acceptance, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, the applicable L/C Issuer will notify the Company of the Dollar Equivalent of the amount of the drawing (or presentation for payment under a Bankers’ Acceptance) promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit or Bankers’ Acceptance, as applicable, to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit or Bankers’ Acceptance, as applicable, to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing or Bankers’ Acceptance, as applicable, in the applicable currency; provided that if notice of such drawing is not provided to the Company prior to 1:00 p.m. on the Honor Date, then the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit or Bankers’ Acceptance. If the Company fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in subsection 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in subsection 6.2 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this subsection 3.1(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Credit Lender shall upon any notice pursuant to subsection 3.1(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of subsection 3.1(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in subsection 6.2 (other than delivery by the Company of a Loan Notice) cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C-BA Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C-BA Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to subsection 3.1(c)(ii) shall be deemed payment in respect of its participation in such L/C-BA Borrowing and shall constitute an L/C-BA Advance from such Lender in satisfaction of its participation obligation under this subsection 3.1.

(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C-BA Advance pursuant to this subsection 3.1(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit or payments made on any Bankers’ Acceptance, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C-BA Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit and payments made on a Bankers’ Acceptance, as contemplated by this subsection 3.1(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this subsection 3.1(c) is subject to the conditions set forth in subsection 6.2 (other than delivery by the Company of a Loan Notice). No such making of an L/C-BA Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit or Bankers’ Acceptance, together with interest as provided herein.

(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this subsection 3.1(c) by the time specified in subsection 3.1(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C-BA Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this subsection 3.1(c)(vi) shall be conclusive absent demonstrable error.

(d)    Repayment of Participations.

(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit or Bankers’ Acceptance and has received from any Revolving Credit Lender such Lender’s L/C-BA Advance in respect of such payment in accordance with subsection 3.1(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to subsection 3.1(c)(i) is required to be returned under any of the circumstances described in subsection 11.7 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of the Company to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by it and each payment under any Bankers’ Acceptance issued by it and to repay each L/C-BA Borrowing shall be absolute, unconditional and irrevocable, to the fullest extent permitted by applicable law and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit or Bankers’ Acceptance, this Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Bankers’ Acceptance or any agreement or instrument relating thereto, or any unrelated transaction, provided that the Company shall not be precluded from pursuing its rights and remedies in a separate action;

(iii)    any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit or Bankers’ Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or obtain payment under any Bankers’ Acceptance;

(iv)    any payment by such L/C Issuer under such Letter of Credit or Bankers’ Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Bankers’ Acceptance; or any payment made by such L/C Issuer under such Letter of Credit or Bankers’ Acceptance to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally;

(vi)    waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by such L/C Issuer which does not in fact materially prejudice the Company;

(vii)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(viii)    any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; or

(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

The Company shall promptly examine a copy of each Letter of Credit, and each Bankers’ Acceptance, and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will promptly notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)    Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit or making any payment under a Bankers’ Acceptance, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Bankers’ Acceptance or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Bankers’ Acceptance; provided, however, that this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of subsection 3.1(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a

Letter of Credit or to honor any Bankers’ Acceptance presented for payment in strict compliance with its terms and conditions. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or Bankers’ Acceptance or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or Banker’s Acceptance or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)    Cash Collateral. (i) Upon the request of the Administrative Agent or any L/C Issuer (A) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C-BA Borrowing and the conditions set forth in subsection 6.2 with respect to a Revolving Credit Borrowing cannot then be met, (B) if as of the Letter of Credit-BA Expiration Date, any L/C-BA Obligation for any reason remains outstanding and partially or wholly undrawn or (C) if there shall exist a Defaulting Lender, the Company shall, in each case, within three Business Days provide Cash Collateral in an amount equal to (x) in the case of clauses (A) and (B), at least 105% of such Outstanding Amount determined as of the date of such L/C-BA Borrowing or the Letter of Credit-BA Expiration Date or (y) in the case of clause (C), 105% of the Fronting Exposure of each L/C Issuer with respect to Letters of Credit and Banker’s Acceptances issued and outstanding on the date such Lender becomes a Defaulting Lender (determined after giving effect to subsection 4.6(e)(i)(D) and any Cash Collateral provided by the Defaulting Lender) or, in the case of clause (B), provide a back-to-back letter of credit or bankers’ acceptance, as applicable, in a face amount of at least equal to 105% of the then undrawn amount of such Letter of Credit or Bankers’ Acceptance from an issuer and in form and substance reasonably satisfactory to the applicable L/C Issuer or other credit support reasonably satisfactory to the applicable L/C Issuer;

(ii)In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C-BA Obligations at such time exceeds 100% or, if such excess is a result of exchange rate fluctuations, 105% of the Letter of Credit-BA Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C-BA Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C-BA Obligations exceeds the L/C-BA Letter of Credit Sublimit;

(iii)    The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations or upon a determination that Cash Collateral provided is subject to any right or claim of any Person other than the Administrative Agent, the L/C Issuers or the Lenders as herein provided, or that the total amount of such Cash Collateral is less than the amount required by this subsection 3.1(g);

(iv)    Subsection 4.2 and Section 9 set forth certain additional requirements to deliver Cash Collateral hereunder. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a security interest in all in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to this subsection 3.1(g)(iv). Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked accounts under sole dominion and control of the Administrative Agent. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral; provided, however, that the payment of such fees and charges shall not prejudice or limit any right of the Company to recover reimbursement of such fees and charges from a Defaulting Lender (which fees and charges each Defaulting Lender shall, on demand of the Company, reimburse to the Company to the extent such fees and charges are related to Cash Collateral provided due to the existence of such Defaulting Lender). Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this subsection 3.1(g), subsection 4.2 or Section 9 in respect of Letters of Credit or Bankers’ Acceptances shall be held and applied to the satisfaction of the specific L/C-BA Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Credit Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. Upon request of the Company or, to the extent provided by any Defaulting Lender, such Defaulting Lender, to the extent that the amount of Cash Collateral exceeds 105% of the aggregate Outstanding Amount of all L/C-BA Obligations or 105% of the Fronting Exposure, as the case may be, required to be Cash Collateralized, the excess shall be promptly refunded to the Company; provided, however, the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. Upon request of the Company or, to the extent provided by any Defaulting Lender, such Defaulting Lender, following the cessation, cure or waiver or any event or condition giving rise to an obligation to Cash Collateralize under this Agreement (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender (or, as appropriate, its assignee following compliance with subsection 11.6(b)(ix))), the Cash Collateral shall promptly be refunded to the Company.

(h)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit issued by such L/C Issuer, and (ii) the rules of the UCP at the time of issuance shall apply to each commercial Letter of Credit issued by such L/C Issuer. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)    Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to subsection 4.6(e), with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit-BA fee (the “Letter of Credit-BA Fee”) (i) for each commercial Letter of Credit equal to 50% of the Applicable Margin then in effect for Eurocurrency Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit or the maximum stated amount of such Bankers’ Acceptance, as the case may be, and (ii) for each standby Letter of Credit equal to the Applicable Margin then in effect for Eurocurrency Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with subsection 1.6. Letter of Credit-BA Fees shall be (i) due and payable on the first Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit and Bankers’ Acceptance, as the case may be, on the Letter of Credit-BA Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin for Eurocurrency Loans during any quarter, the daily amount available to be drawn under each Letter of Credit and Bankers’ Acceptance shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default under subsection 9(a) exists, all Letter of Credit-BA Fees shall accrue at the Default Rate.

(j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to the relevant L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued for the account of a Company or any of its Subsidiaries, at a rate equal to 0.125% per annum (or such lesser amount as the relevant L/C Issuer and the Company may agree), computed on the Dollar Equivalent of the amount of such Letter of Credit, (i) for commercial Letters of Credit, (A) payable upon the issuance thereof and (B) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, payable upon the effectiveness of such amendment and (ii) with respect to standby Letters of Credit, on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit-BA Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with subsection 1.6. In addition, the Company shall pay directly to the relevant L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

(k)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(m)    Letter of Credit Reports. For so long as any Letter of Credit issued by an L/C Issuer (other than Bank of America) is outstanding, such L/C Issuer shall deliver to the Administrative Agent a report in the form of Schedule 3.1(m) (appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer) on the last Business Day of each calendar month, on each date that an L/C-BA Credit Extension occurs with respect to any such Letter of Credit, and on each date there is a change to the information set forth on such report. The Administrative Agent shall deliver to the Revolving Credit Lenders on a quarterly basis a report of all outstanding Letters of Credit.

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

4.1    Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day.

(b)     Each Daily Floating LIBOR Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Daily Floating LIBOR Rate determined for such day plus the Applicable Margin in effect for such day.

(c)    Each SONIA Daily Rate Loan shall bear interest for each day at a rate per annum equal to the SONIA Daily Rate determined for such day plus the Applicable Margin in effect for such day.

(d)    Each Base Rate Loan (including each Swing Line Loan) shall bear interest for each day that it is outstanding at a rate per annum equal to the Base Rate for such day plus the Applicable Margin in effect for such day.

(e)    Each Swing Line Euro Tranche Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the applicable Overnight Euro Tranche Rate for such day plus the Applicable Margin in effect for such day.

(f)    Each Term A-2 Loan shall bear interest for each day that it is outstanding at a fixed interest rate equal to 2.67% per annum.

(g)    If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, letter of credit commission, Letter of Credit – BA Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Default Rate from the date of such non-payment until such amount is paid in full (as well after as before judgment). While any Event of Default specified in subsection 9(f) exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum equal at all times to the Default Rate to the fullest extent permitted by applicable Laws.

(h)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) of this subsection shall be payable from time to time on demand.

(i)    It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

(j)    Notwithstanding subsection 4.4(a), for the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

(k)    Interest on any Revolving Credit Loan in an Alternative Currency advanced by the Alternative Currency Funding Fronting Lender shall be for the benefit of the Alternative Currency Funding Fronting Lender, and not any Alternative Currency Participating Lender, until the applicable Alternative Currency Participating Lender has funded its participation therein to the Alternative Currency Funding Fronting Lender.

4.2     Optional and Mandatory Prepayments. (a) Each Borrower may at any time and from time to time, upon notice to the Administrative Agent (and, with respect to any prepayment of Term A-2 Loans, the Term A-2 Lead Arranger) pursuant to delivery to the Administrative Agent and, with respect to the Term A-2 Loans, the Term A-2 Lead Arranger, of a Notice of Loan Prepayment, prepay the Loans made to it and the Unreimbursed Amounts in respect of Letters of Credit and Bankers’ Acceptances issued or documented for its account, in whole or in part, without premium or penalty, provided that (x) all voluntary prepayments of Term A-2 Loans shall be accompanied by the Funding Losses Make Whole determined for the prepayment date with respect to such principal amount of Term A-2 Loans prepaid, and (y) such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to any date of prepayment of Eurocurrency Loans denominated in Dollars and any prepayment of Term A-2 Loans, (ii) 1:00 p.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to any date of prepayment of Revolving Credit Loans that are Eurocurrency Loans denominated in Alternative Currencies or any Revolving Credit Loans that are SONIA Daily Rate Loans, (iii) (A) 10:00 a.m. (London time) three Business Days prior to any date of prepayment of Revolving Euro Tranche Loans denominated in Euro and (B) 1:00 p.m. four Business Days prior to any date of prepayment of Revolving Euro Tranche Loans denominated in Sterling, (iv) 10:00 a.m. (Hong Kong time) three Business Days prior to any date of prepayment of Revolving Yen Tranche Loans, (v) 1:00 p.m. on the date of prepayment of Base Rate Loans or Daily Floating LIBOR Rate Loans. Each such notice shall specify, in the case of any prepayment of Loans, the date and amount of prepayment and whether (as determined at the applicable Borrower’s sole election and discretion) the prepayment is (i) of Term A-1 Loans, the Term A-2 Loans, Revolving Credit Loans, Revolving Euro Tranche Loans, Revolving Yen Tranche Loans, Swing Line Loans or Swing Line Euro Tranche Loans, or a combination thereof, (ii) in the case of Revolving Credit Loans, Revolving Euro Tranche Loans or Revolving Yen Tranche Loans, of the relevant Borrowing of such Loans to be repaid, and (iii) of Eurocurrency Loans, Base Rate Loans, Daily Floating LIBOR Rate Loans, SONIA Daily Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and, in the case of any prepayment of Unreimbursed Amounts, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit or Bankers’ Acceptance or Bankers’ Acceptances and the amount allocable to each of such Unreimbursed Amounts. Upon the receipt of any such notice the Administrative Agent (or, with respect to the Term A-2 Facility, the Term A-2 Lead Arranger) shall promptly notify each affected Lender thereof; in the event such prepayment is of a Revolving Credit Loan denominated in an Alternative Currency, the Administrative Agent shall also notify each Alternative Currency Funding Lender with respect to such Loan of its Alternative Currency Funding Pro Rata Share of such payment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (A) if a Eurocurrency Loan is prepaid other than at the end of the Interest Period applicable thereto, any amounts payable pursuant to subsection 4.10 (B) in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid, and (C) in the case of prepayments of Term A-2 Loans only, the Funding Losses Make Whole determined for the prepayment date with respect to such principal amount and accrued interest to such date on the amount prepaid. Notwithstanding the foregoing, the Borrowers may rescind or postpone any notice of prepayment under this subsection 4.2(a) if such prepayment would have resulted from a refinancing of the Loans or other transaction, which refinancing or other transaction shall not have been consummated or shall have otherwise been delayed. Partial prepayments of (i) the Term Loans pursuant to this subsection shall be applied to the respective installments of principal thereof as directed by the applicable Borrower in its prepayment notice (as determined at such Borrower’s sole election and discretion), (ii) the Revolving Credit Loans and the Unreimbursed Amounts pursuant to this subsection shall (unless the Company otherwise directs) be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment of the Borrowing of Revolving Credit Loans designated by the Company, third, to payment of any Unreimbursed Amounts then outstanding and, last, to Cash Collateralize any outstanding L/C-BA Obligation on terms reasonably satisfactory to the Administrative Agent and (iii) the Revolving Euro Tranche Loans pursuant to this subsection shall (unless the applicable Borrower otherwise directs) be applied, first, to payment of the Swing Line Euro Tranche Loans then outstanding, second, to payment of the Borrowing of Revolving Euro Tranche Loans designated by the applicable Borrower. Partial prepayments pursuant to this subsection 4.2(a) shall be (a) in the case of Base Rate Loans (other than Swing Line Loans), Daily Floating LIBOR Rate Loans and Term A-2 Loans, in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (b) in the case of Eurocurrency Loans, SONIA Daily Rate Loans or Swing Line Euro Tranche Loans, in the applicable Minimum Principal Amount and (c) in the case of Swing Line Loans, in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

(b)    If on or after the Effective Date (i) the Company or any of its Subsidiaries shall incur Indebtedness for borrowed money (other than Indebtedness permitted pursuant to subsection 8.2) pursuant to a public offering or private placement or otherwise, (ii) the Company or any of its Subsidiaries shall make an Asset Sale pursuant to subsection 8.6(i) with Net Cash Proceeds in excess of $50,000,000, (iii) a Recovery Event with Net Cash Proceeds in excess of $50,000,000 occurs or (iv) the Company or any of its Subsidiaries shall enter into a Sale and Leaseback Transaction with Net Cash Proceeds in excess of $50,000,000, then, in each case, the Company shall prepay, in accordance with subsection 4.2(d) but subject to subsection 4.2(c) below, the Term A-1 Loans, the Term A-2 Loans and, if so provided in the applicable Incremental Facility Amendment, the Incremental Term Loans if any then outstanding in an amount equal to (x) in the case of the incurrence of any such Indebtedness, 100% of the Net Cash Proceeds thereof, (y) in the case of any such Asset Sale or Recovery Event, 100% of the Net Cash Proceeds thereof, in each case in excess of $50,000,000, minus any Reinvested Amounts in accordance with the terms thereof, and (z) in the case of any such Sale and Leaseback Transaction, 100% of the Net Cash Proceeds thereof, in each case in excess of $50,000,000, minus any Reinvested Amounts, in each case with such prepayment to be made on the Business Day following the date of receipt of any such Net Cash Proceeds (except, in each case, as provided in subsection 4.2(g) and except that, in the case of clauses (y) and (z), if any such Net Cash Proceeds are eligible to be reinvested in accordance with the definition of the term “Reinvested Amount” in subsection 1.1 and the Company has not elected to reinvest such proceeds, such prepayment to be made on the earlier of (1) the date on which the certificate of a Responsible Officer of the Company to such effect is delivered to the Administrative Agent in accordance with such definition and (2) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition). Nothing in this paragraph (b) shall limit the rights of the Administrative Agent and the Lenders set forth in Section 9.

(c)    To the extent provided in the documentation applicable thereto, pari passu Indebtedness incurred pursuant to subsection 8.2(e)(i) or (e)(ii) may require prepayments from the Net Cash Proceeds from events triggering prepayments pursuant to subsection 4.2(b) above on up to a pro rata basis with the Term A-1 Loans, the Term A-2 Loans and any Incremental Term Loans then outstanding that also require such prepayment. In such case the amount of the prepayment required by subsection 4.2(b) required to be applied to the Term Loans shall be reduced by the portion of Net Cash Proceeds required to make corresponding mandatory prepayments of any pari passu Indebtedness incurred pursuant to subsection 8.2(e)(i) or (e)(ii) then outstanding that requires such corresponding mandatory prepayment.

(d)    Subject to subsection 4.2(c) above, prepayments pursuant to subsection 4.2(b) shall be applied first to prepay Term A-1 Loans, the Term A-2 Loans and, if so provided in the applicable Incremental Facility Amendment, Incremental Term Loans, if any then outstanding on a pro rata basis, and second to prepay Revolving Credit Loans, Revolving Euro Tranche Loans and Revolving Yen Tranche Loans on a pro rata basis. Prepayments of Term A-1 Loans and Incremental Term Loans, if any, pursuant to subsection 4.2(b) shall be applied pro rata to the respective installments of principal thereof (excluding from such calculation the final payment due at maturity), provided that, any such payment may, at the option of the Company, be first applied to the installments thereof due in the next twelve months and, thereafter, the remainder of such prepayment shall be allocated and applied pro rata (excluding from such calculation the final payment due at maturity). Any prepayment amount required to be applied from time to time to the Term A-2 Loans in accordance with the first sentence of this subsection 4.2(d) shall be applied to the principal installment payment of the Term A-2 Loans due on the Termination Date for such Term A-2 Loans. Notwithstanding anything to the contrary set forth in this Agreement, a Funding Losses Make Whole shall apply to (i) any mandatory prepayment of any portion of the Term A-2 Loans pursuant to subsection 4.2(b) and (ii) any payment of any portion of the Term A-2 Loans following an acceleration of the Term A-2 Loans pursuant to Section 9.

(e)    Amounts prepaid on account of Term Loans pursuant to subsection 4.2(a), or 4.2(b) may not be re-borrowed.

(f)    Notwithstanding the foregoing provisions of this subsection 4.2, if at any time any prepayment of the Term Loans pursuant to subsection 4.2(b), or 4.2(g) would result, after giving effect to the procedures set forth in this Agreement, in the Company incurring breakage costs under subsection 4.10 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the Company may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of the Company to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans (or such earlier date or dates as shall be requested by the Company); provided that, such unpaid Eurocurrency Loans shall continue to bear interest in accordance with subsection 4.1 until such unpaid Eurocurrency Loans or the related portion of such Eurocurrency Loans, as the case may be, have or has been prepaid.

(g)    Notwithstanding anything to the contrary in subsection 4.2(b), 4.2(d) or 4.6, with respect to the amount of any mandatory prepayment described in subsection 4.2 that is to be applied to Term Loans (such amount, the “Term Loan Prepayment Amount”), at any time when Term Loans remain outstanding and the Term Loan Prepayment Amount is not sufficient to repay the principal amount of the Term Loans in full, the Company will, in lieu of applying such amount to the prepayment of Term Loans, as provided in subsection 4.2(b) or 4.2(d) above, on the date specified in this subsection 4.2 for such prepayment, give the Administrative Agent and, with respect to the Term A-2 Loans, the Term A-2 Lead Arranger, telephonic notice (promptly confirmed in writing) thereof and the Administrative Agent (or, with respect to the Term A-2 Loans, the Term A-2 Lead Arranger) shall prepare and provide to each applicable Term Loan Lender a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Company, the Administrative Agent (or, with respect to the Term A-2 Loans, the Term A-2 Lead Arranger) will send to each applicable Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit F, and shall include an offer by the Company to prepay on the date (each a “Prepayment Date”) that is five Business Days after the date of the Prepayment Option Notice, the Term Loans of such Lender in an amount equal to such Lender’s Applicable Percentage of the Term Loan Prepayment Amount (the “Individual Term Loan Prepayment Amount”). In the event any such Lender desires to accept the Company’s offer in whole or in part, such Lender shall so advise the Administrative Agent (or, with respect to the Term A-2 Loans, the Administrative Agent and the Term A-2 Lead Arranger) by return notice no later than the close of business two Business Days after the date of such notice from the Administrative Agent or the Term A-2 Lead Arranger, as applicable, which return notice shall also include any amount of such Lender’s Individual Term Loan Prepayment Amount such Lender does not wish to receive. If any Lender does not respond to the Administrative Agent (or, with respect to the Term A-2 Loans, the Term A-2 Lead Arranger) within the allotted time or indicate the amount of the Individual Term Loan Prepayment Amount it does not wish to receive, such Lender will be deemed to have accepted the Company’s offer in whole and shall receive 100% of its Individual Term Loan Prepayment Amount. On the Prepayment Date the Company shall prepay the Term Loan Prepayment Amount, and (i) the aggregate amount thereof necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Term Loan Lenders have accepted prepayment as described above shall be applied to the prepayment of the Term Loans, and (ii) the aggregate amount (if any) equal to the portion of the Term Loan Prepayment Amount not accepted by the relevant Term Loan Lenders shall be returned to the Company. The Company may, but shall not be obligated to, make a voluntary prepayment of the Term Loans pursuant to subsection 4.2(a) with that portion of the Term Loan Prepayment Amount not accepted by the relevant Term Loan Lenders.

(h)    If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds an amount equal to 100% or, if such excess is a result of exchange rate fluctuations, 105% of the Alternative Currency Sublimit then in effect, then, within five Business Days after receipt of such notice, the Company shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(i)    If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Outstandings at such time exceed an amount equal to 100% or, if such excess is a result of exchange rate fluctuations, 105% of the Aggregate Revolving Credit Commitments then in effect, then, within five Business Days after receipt of such notice, the Company shall prepay Loans and/or Cash Collateralize the L/C-BA Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Credit Commitments then in effect; provided, however, that, subject to the provisions of subsection 4.6(e)(i)(B), the Company shall not be required to Cash Collateralize the L/C-BA Obligations pursuant to this subsection 4.2(i) unless, after the prepayment in full of the Loans, the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(j)    If the Administrative Agent notifies the Company at any time that the sum of the Outstanding Amount of all Revolving Euro Tranche Loans plus the Outstanding Amount of all Swing Line Euro Tranche Loans at such time exceeds an amount equal to 100% or, if such excess is a result of exchange rate fluctuations, 105% of the Aggregate Revolving Euro Tranche Commitments then in effect, then, within five Business Days after receipt of such notice, the Borrowers shall prepay, or cause to be prepaid, Revolving Euro Tranche Loans and Swing Line Euro Tranche Loans in an aggregate amount sufficient to reduce the aggregate Outstanding Amount of such Loans as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Euro Tranche Commitments then in effect.

(k)    If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Yen Tranche Loans at such time exceeds the Aggregate Revolving Yen Tranche Commitments then in effect, then, within five Business Days after receipt of such notice, the Borrowers shall prepay, or cause to be prepaid, Revolving Yen Tranche Loans in an aggregate amount sufficient to reduce the aggregate Outstanding Amount of such Loans as of such date of payment to an amount not to exceed the Aggregate Revolving Yen Tranche Commitments then in effect.

4.3    Commitment Fees; Administrative Agent’s Fee; Other Fees. (a) The Company agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender, subject to adjustment as provided in subsection 4.6(e), a commitment fee, in Dollars, for the period from and including the first day of the Revolving Credit Commitment Period to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the second Business Day of each January, April, July and October and on the Termination Date with respect to the Revolving Credit Facility or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on July 2, 2021.

(b)     The Company agrees to pay to the Administrative Agent, for the account of each Revolving Euro Tranche Lender, subject to adjustment as provided in subsection 4.6(e), a commitment fee for the period from and including the first day of the Revolving Euro Tranche Commitment Period to the last day of the Revolving Euro Tranche Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Euro Tranche Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the second Business Day of each January, April, July and October and on the Termination Date with respect to the Revolving Euro Tranche Facility or such earlier date as the Revolving Euro Tranche Commitments shall terminate as provided herein, commencing on July 2, 2021.

(c)    The Company agrees to pay to the Administrative Agent, for the account of each Revolving Yen Tranche Lender, a commitment fee for the period from and including the first day of the Revolving Yen Tranche Commitment Period to the last day of the Revolving Yen Tranche Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Yen Tranche Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the second Business Day of each January, April, July and October and on the Termination Date with respect to the Revolving Yen Tranche Facility or such earlier date as the Revolving Yen Tranche Commitments shall terminate as provided herein, commencing on July 2, 2021.

(d)    The Company agrees to pay to the Administrative Agent and the Other Representatives any fees in the amounts and on the dates previously agreed to in writing by the Company, the Other Representatives and the Administrative Agent in connection with this Agreement.

(e)    The Company shall pay directly to the Alternative Currency Funding Fronting Lender, for its own account, in Dollars, a fronting fee with respect to the portion of each Borrowing in an Alternative Currency advanced by such Alternative Currency Funding Fronting Lender for an Alternative Currency Participating Lender (but excluding the portion of such advance constituting the Alternative Currency Funding Fronting Lender’s Applicable Percentage of such Borrowing as an Alternative Currency Funding Lender), equal to 0.125% times such portion of such Borrowing, computed on the Dollar Equivalent of such Borrowing, such fee to be payable on the date of such Borrowing.

4.4    Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin. (a) Except as set forth in subsection 4.1(i), interest (other than interest in respect of Base Rate Loans) and fees (other than commitment fees) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and interest in respect of Base Rate Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; provided that, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. The Administrative Agent shall as soon as practicable notify the Company and the affected Lenders of each determination of a Eurocurrency Rate, SONIA Daily Rate or Daily Floating LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b)     Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of demonstrable error. The Administrative Agent shall, at the request of the Company or any Lender, deliver to the Company or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1.

(c)    Notwithstanding any other provision of this Agreement to the contrary, if, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This subsection 4.4(c) shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, otherwise available hereunder. The Company’s obligations under this subsection 4.4(c) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

4.5    Inability to Determine Interest Rate.

(a)     Temporary Inability.

(i) Except in the case of circumstances described in subsection 4.5(b), if in connection with any request for a Eurocurrency Loan, SONIA Daily Rate Loan or Daily Floating LIBOR Rate Loan or a conversion to or continuation thereof, (A) the Administrative Agent determines that (1) deposits (whether denominated in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for (x) the applicable amount and Interest Period of such Eurocurrency Loan or (y) for the applicable amount of such Daily Floating LIBOR Rate Loan or such SONIA Daily Rate Loan, (2) (x) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan, or the SONIA Daily Rate or Daily Floating LIBOR Rate for any SONIA Daily Rate Loan or Daily Floating LIBOR Rate Loan, as applicable, (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in subsection 4.5(b)(i)(A) do not apply, or (3) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (a)(i)(A), “Impacted Loans”), or (B) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan (whether denominated in Dollars or an Alternative Currency), the Daily Floating LIBOR Rate with respect to any Daily Floating LIBOR Rate Loan or the SONIA Daily Rate with respect to any Revolving Credit Loan in Sterling does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Loan, SONIA Daily Rate Loan or Daily Floating LIBOR Rate Loan, as applicable, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans, SONIA Daily Rate Loans or Daily Floating LIBOR Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Loans, SONIA Daily Rate Loans, Daily Floating LIBOR Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of any determination by the Required Lenders described in clause (a)(i)(B) above, until the Administrative Agent, upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Company (or the applicable Designated Borrower) may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans, SONIA Daily Rate Loans or Daily Floating LIBOR Rate Loans, as applicable, in the affected currency or currencies (to the extent of the affected Eurocurrency Loans, SONIA Daily Rate Loans, Daily Floating LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (y) (A) any outstanding affected Eurocurrency Loans or Daily Floating LIBOR Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Loans denominated in an Alternative Currency or any SONIA Daily Rate Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding SONIA Daily Rate Loans (immediately) or Eurocurrency Loans (at the end of the applicable Interest Period) or (2) be prepaid in full (immediately, or at the end of the applicable Interest Period with respect to Eurocurrency Loans, as applicable); provided that if no election is made by the Company by the earlier of (X) the date that is three Business Days after receipt by the Company of such notice and (Y) the last day of the current Interest Period for the applicable Eurocurrency Loan, the Company shall be deemed to have elected clause (1) above.

(ii) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i)(A) of this section, the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i)(A) of the first sentence of this section, (2) the Administrative Agent or affected Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

(b)    Non-Temporary Inability.

(i) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(A)    adequate and reasonable means do not exist for ascertaining the Applicable Reference Rate for an Applicable Currency for any requested Interest Period hereunder or any other tenors of such Applicable Reference Rate, including, without limitation, because the Screen Rate for such Applicable Currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(B)    the administrator of the Screen Rate for an Applicable Currency or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which the Applicable Reference Rate for an Applicable Currency or the Screen Rate for an Applicable Currency shall no longer be made available, or used for determining the interest rate of loans denominated in such Applicable Currency, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide the Applicable Reference Rate for such Applicable Currency after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(C)    the administrator of the Screen Rate for any Applicable Currency or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement announcing that all Interest Periods and other tenors of the Applicable Reference Rate for any Applicable Currency are no longer representative, or

(D)    syndicated loans currently being executed, or that include language similar to that contained in this Section 4.5, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Applicable Reference Rate for an Applicable Currency,

then,

(I)    with respect to Dollars, in the case of clauses (b)(i)(A) through (C) above, on a date and time determined by the Administrative Agent (any such date, the “Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (b)(i)(A), (B) or (C) above and, solely with respect to clause (B) above, no later than the Scheduled Unavailability Date, the Applicable Reference Rate with respect to Dollars will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(1) Term SOFR plus the Related Adjustment; and

(2) SOFR plus the Related Adjustment;

(II)    with respect to Dollars, in the case of clause (b)(i)(D) above, the Company and Administrative Agent may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for Dollars under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Company of the occurrence of the circumstances described in clause (b)(i)(D) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, in the case of either clause (I) or clause (II) above, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment; and

(III)    with respect to any Applicable Currency other than Dollars, in the case of clauses (b)(i)(A) through (D) above, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for the Applicable Currency in accordance with this subsection 4.5(b) with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such alternate benchmark rate and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (any such proposed rate, an “Applicable Successor Rate” and together with the LIBOR Successor Rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(ii)    The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (b)(i)(A) through (C) above, (y) a Replacement Date and (z) the Successor Rate. Any Successor Rate for an Applicable Currency shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate for such Applicable Currency shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(iii)    Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

(iv)    In connection with the implementation of a Successor Rate for any currency, the Administrative Agent will have the right to make Successor Rate Conforming Changes with respect to such currency from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Rate Conforming Changes for the Applicable Currency to the Lenders reasonably promptly after such amendment becomes effective.

(v)    If the events or circumstances of the type described in subsection 4.5(b)(i)(A) through (C) have occurred with respect to the Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “Successor Rate.”

(vi)    Notwithstanding anything to the contrary herein, (A) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under subsection 4.5(b)(i)(A) through (C), as applicable, with respect to Dollars, if the Administrative Agent determines that none of the LIBOR Successor Rates are available on or prior to the Replacement Date, (B) if the events or circumstances described in subsection 4.5(b)(i)(D) have occurred with respect to Dollars but none of the LIBOR Successor Rates are available, or (C) if the events or circumstances of the type described in subsection 4.5(b)(i)(A) through (C) have occurred with respect to the Successor Rate then in effect for any Applicable Currency and, solely with respect to the LIBOR Successor Rate, the Administrative Agent determines that none of the LIBOR Successor Rates are available, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for such Applicable Currency or any then current Successor Rate for such Applicable Currency in accordance with this Section 4.5 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar or Applicable Currency denominated syndicated credit facilities for such alternate benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar or Applicable Currency denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders (or in the case of an Alternative Currency the Required Revolving Lenders) have delivered to the Administrative Agent written notice that such Required Lenders (or in the case of an Alternative Currency, the Required Revolving Lenders) object to such amendment.

(vii)    If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no Successor Rate for an Applicable Currency has been determined in accordance with the foregoing provisions of this subsection 4.5(b) and the circumstances under clauses (b)(i)(A) or (b)(i)(C) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans, SONIA Daily Rate Loans or Daily Floating LIBOR Rate Loans, as applicable, denominated in each such Applicable Currency shall be suspended (to the extent of the affected Eurocurrency Loans, SONIA Daily Rate Loans, Daily Floating LIBOR Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurocurrency component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with of the foregoing provisions of this subsection 4.5(b). Upon receipt of such notice, (i) the Company (or the applicable Designated Borrower) may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans, SONIA Daily Rate Loans or Daily Floating LIBOR Rate Loans, as applicable in each such affected Applicable Currency (to the extent of the affected Eurocurrency Loans, SONIA Daily Rate Loans, Daily Floating LIBOR Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted each such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii)(A) any outstanding affected Eurocurrency Loans or Daily Floating LIBOR Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans (subject to the foregoing clause (y)) at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Loans denominated in an Alternative Currency or SONIA Daily Rate Loans, at the Company’s election, shall either (1) be converted into a

Borrowing of Base Rate Loans (subject to the foregoing clause (y)) denominated in Dollars in the Dollar Equivalent of the amount of such outstanding SONIA Daily Rate Loans (immediately) or Eurocurrency Loan (at the end of the applicable Interest Period) or (2) be prepaid in full (immediately, or at the end of the applicable Interest Period with respect to Eurocurrency Loans, as applicable); provided that if no election is made by the Company by the earlier of (x) the date that is three Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Loan, the Company shall be deemed to have elected clause (1) above.

4.6    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff (other than with respect to Taxes which shall be governed solely by subsections 4.8 and 4.9). Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time determined by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall, unless prohibited by applicable Law, make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount and such payment shall satisfy such Borrower’s obligation with respect thereto. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein, including without limitation the Alternative Currency Funding Fronting Lender’s Alternative Currency Funding Pro Rata Share of any payment made with respect to any Loan as to which any Alternative Currency Participating Lender has not funded its Alternative Currency Risk Participation) of any payment hereunder for the account of the Lenders in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time determined by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)     Funding by Lenders; Presumption by Administrative Agent. (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Loans (or, in the case of any Borrowing of Base Rate Loans or Daily Floating LIBOR Rate Loans, prior to 12:00 noon on the date of such Borrowing) or SONIA Daily Rate Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with subsection 2.2 (or, in the case of a Borrowing of Base Rate Loans or Daily Floating LIBOR Rate Loans, that such Lender has made such share available in accordance with and at the time required by subsection 2.2) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent (the “Compensation Period”), at in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) a Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent demonstrable error.

(c)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, including Revolving Credit Loans denominated in Alternative Currencies in the event they are Alternative Currency Funding Lenders, to fund Alternative Currency Risk Participations (if they are Alternative Currency Participating Lenders) and participations in Letters of Credit and Bankers’ Acceptances and Swing Line Loans and to make payments pursuant to subsection 11.5(b) are several and not joint. The failure of any Lender to make any Loan, including Revolving Credit

Loans denominated in an Alternative Currency in the event it is an Alternative Currency Funding Lender, to fund any such Alternative Currency Risk Participations (if it is an Alternative Currency Participating Lender) or any such participation in Letters of Credit, Bankers’ Acceptances or Swing Line Loans or to make any payment under subsection 11.5(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, including Revolving Credit Loans denominated in an Alternative Currency in the event it is an Alternative Currency Funding Lender, to purchase its Alternative Currency Risk Participations (if it is an Alternative Currency Participating Lender) or its participations in Letters of Credit, Bankers’ Acceptances or Swing Line Loans or to make its payment under subsection 11.5(b).

(d)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Section 4, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 6 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)    Defaulting Lenders.

(i)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(A)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Term A-1 Lenders,” “Required Term A-2 Lenders,” “Required Revolving Lenders,” “Required Revolving Euro Tranche Lenders,” “Required Revolving Yen Tranche Lenders” and subsection 11.1.

(B)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to subsection 11.10 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Credit Lender or a Revolving Euro Tranche Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer, Swing Line Lender or Swing Line Euro Tranche Lender hereunder; third, if such Defaulting Lender is a Revolving Credit Lender, to Cash Collateralize any L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection 3.1(g); fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Credit Lender, Cash Collateralize any L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection 3.1(g); sixth, in the case of a Defaulting Lender under any Facility, to the payment of any amounts owing to the other Lenders under such Facility (in the case of the Revolving Credit Facility, including any L/C Issuer or Swing Line Lender, and, in the case of the Revolving Euro Tranche Facility, including the Swing Line Euro Tranche Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender under such Facility (in the case of the Revolving Credit Facility, including any L/C Issuer or Swing Line Lender, and, in the case of the Revolving Euro Tranche Facility, including the Swing Line Euro Tranche Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C-BA Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit or Bankers’ Acceptances were issued at a time when the conditions set forth in subsection 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C-BA Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C-BA Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in L/C-BA Obligations, Swing Line Loans and Swing Line Euro Tranche Loans are held by the applicable Lenders pro rata in accordance with the applicable Commitments hereunder without giving effect to subsection 4.6(e)(i)(D). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(C)    Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee payable under subsection 4.3(a), (b) or (c) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender which is a Revolving Credit Lender shall be entitled to receive Letter of Credit-BA Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit and Bankers’ Acceptances for which it has provided Cash Collateral pursuant to subsection 3.1(g). With respect to any Letter of Credit-BA Fee not required to be paid to any Defaulting Lender pursuant to this subsection, the Company shall (x) pay to each Non-Defaulting Lender which is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C-BA Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (D) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(D)    Reallocation of Applicable Revolving Credit Percentages/Applicable Revolving Euro Tranche Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C-BA Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Outstanding Amount of the Revolving Credit Loans of any Non-Defaulting Lender (less, with respect only to the Alternative Currency Funding Fronting Lender, the aggregate Alternative Currency Risk Participations in all Loans denominated in Alternative Currencies) plus, with respect only to the Alternative Currency Participating Lenders, the Outstanding Amount of such Lender’s Alternative Currency Risk Participations in Loans denominated in Alternative Currencies and advanced by the Alternative Currency Funding Fronting Lender, plus such Lender’s participation in L/C-BA Obligations and Swing Line Loans at such time to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. All or any part of such Defaulting Lender’s participation in Swing Line Euro Tranche Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Euro Tranche Lenders in accordance with their respective Applicable Revolving Euro Tranche Percentages (calculated without regard to such Defaulting Lender’s Revolving Euro Tranche Commitment) but only to the extent that such reallocation does not cause the aggregate Outstanding Amount of the Revolving Euro Tranche Loans of any Non-Defaulting Lender, plus such Lender’s participation in Swing Line Euro Tranche Loans at such time to exceed such Non-Defaulting Lender’s Revolving Euro Tranche Commitment. Subject to subsection 11.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(E)    Cash Collateral, Repayment of Swing Line Loans and Swing Line Euro Tranche Loans. If the reallocation described in clause (e)(i)(D) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure, (y) second, prepay Swing Line Euro Tranche Loans in an amount equal to the Swing Line Euro Tranche Lender’s Fronting Exposure and (z) third, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in subsection 3.1(g).

(ii)    Defaulting Lender Cure. If the Company, the Administrative Agent and, in the case that a Defaulting Lender is a Revolving Credit Lender, the Swing Line Lender and the L/C Issuers and, in the case that a Defaulting Lender is a Revolving Euro Tranche Lender, the

Swing Line Euro Tranche Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans, Revolving Euro Tranche Loans, Revolving Yen Tranche Loans and funded and unfunded participations in Letters of Credit, Bankers’ Acceptances, Swing Line Loans and Swing Line Euro Tranche Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to subsection 4.6(e)(i)(D)) under the Revolving Credit Facility, the Revolving Euro Tranche Facility and the Revolving Yen Tranche Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that (x) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender and (y) the Lender making such purchase shall promptly upon demand reimburse any Revolving Credit Lender, any Revolving Euro Tranche Lender or any Revolving Yen Tranche Lender for any costs of the type described in subsection 4.10 arising as a result of such purchase.

4.7     Illegality. Notwithstanding any other provision herein but subject to subsection 4.8(c), if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain any Loans whose interest is determined by reference to the Eurocurrency Rate, SONIA Daily Rate or Daily Floating LIBOR Rate (whether denominated in Dollars or an Alternative Currency) as contemplated by this Agreement (“Affected Eurocurrency Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Company and the Administrative Agent, which notice shall (i) in the case of any such restriction or prohibition with respect to an Alternative Currency, include such Lender’s notification that it will thenceforth be an Alternative Currency Participating Lender with respect to such Alternative Currency, and (ii) be withdrawn whenever such circumstances no longer exist), (b)(i) the commitment of such Lender hereunder to make Affected Eurocurrency Loans, continue Affected Eurocurrency Loans as such and, in the case of Eurocurrency Loans or Daily Floating LIBOR Rate Loans in Dollars, to convert a Base Rate Loan to an Affected Eurocurrency Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Eurocurrency Loans, such Lender shall then have a commitment only to make a Base Rate Loan (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) when an Affected Eurocurrency Loan is requested, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, (c) such Lender’s Loans then outstanding as Affected Eurocurrency Loans, denominated in Dollars, if any, shall be converted automatically to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, and (d) such Lender’s Loans then outstanding as Affected Eurocurrency Loans, if any, denominated in an Alternative Currency shall be immediately repaid by the Borrowers on the last day of the then current Interest Period with respect thereto or, with respect to Loans denominated in Sterling, immediately (or such earlier date as may be required by any such Requirement of Law) together with accrued interest thereon. If any such conversion or prepayment of an Affected Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.10. Any Lender that is or becomes an Alternative Currency Participating Lender with respect to any Alternative Currency pursuant to this subsection 4.7 or otherwise as provided in this Agreement shall promptly notify the Administrative Agent and the Company in the event that the impediment resulting in its being or becoming an Alternative Currency Participating Lender is alleviated in a manner such that it can become an Alternative Currency Funding Lender with respect to such Alternative Currency.

4.8    Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

(i)     shall subject such Lender to any Taxes of any kind whatsoever with respect to any Letter of Credit, Bankers’ Acceptance, any Letter of Credit Application or any Loans made by it or its obligation to make Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Non-Excluded Taxes covered by subsection 4.9, (B) Taxes described in clauses (C) through (E) of the definition of Excluded Taxes, and (C) Connection Income Taxes);

(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate, the SONIA Daily Rate or Daily Floating LIBOR Rate Loans hereunder (except any reserve requirement reflected in the Eurocurrency Rate, the SONIA Daily Rate or Daily Floating LIBOR Rate Loans); or

(iii)    shall impose on such Lender any other condition (excluding any Tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or Bankers’ Acceptances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Company from such Lender, through the Administrative Agent, in accordance herewith, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans, SONIA Daily Rate Loans, Daily Floating LIBOR Rate Loans, Letters of Credit or Bankers’ Acceptances, provided that, in any such case, the Company may elect to convert Eurocurrency Loans, SONIA Daily Rate Loans or Daily Floating LIBOR Rate Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day’s notice of such election, in which case the Company shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 4.8(a) and such amounts, if any, as may be required pursuant to subsection 4.10. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Company, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations hereunder or under or in respect of any Letter of Credit or Bankers’ Acceptance to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(c)    Notwithstanding anything herein to the contrary, for purposes of Section 4.7 and this Section 4.8, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued.

4.9     Taxes. (a) Except as provided below in this subsection or as required by applicable law, all payments made by or on account of any obligation of any Loan Party under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”). If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding.

(b)    If any applicable withholding agent shall be required by any applicable Laws to withhold or deduct any Taxes (including Other Taxes) from any payment under any Loan Document, then (i) the applicable withholding agent shall withhold or make such deductions as are determined by it to be required, (ii) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (iii) to the extent that the withholding or deduction is made on account of any such Taxes, including all Other Taxes (all such non-excluded Taxes, other than any Excluded Taxes, “Non-Excluded Taxes”), the amounts so payable by the applicable Loan Party shall be increased to the extent necessary to yield to the applicable Lender (or in the case of amounts received by the Administrative Agent for its own account, the Administrative Agent)(after deduction or withholding of all Non-Excluded Taxes by the applicable withholding agent) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. For purposes of clause (iii) above and this Agreement, the term “Excluded Taxes” shall mean: (A) Taxes measured by or imposed upon the net income of the Administrative Agent or any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch profits Taxes, Taxes on doing business or Taxes measured by or imposed upon the capital, net profits or net worth of the Administrative Agent or any Lender (or, in the case of a flow-through entity, any of its beneficial owners) or its applicable lending office, or any branch or affiliate thereof, in each case imposed by the jurisdiction under the laws of which the Administrative Agent or such Lender (or, in the case of a flow-through entity, any of its beneficial owners), applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; (B) Other Connection Taxes; (C) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (I) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under subsection 4.11(d)) or (II) such Lender changes its applicable lending office, except, in each case, to the extent that, pursuant to this subsection 4.9(b) or subsection 4.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its applicable lending office; (D) Taxes attributable to such Lender’s failure to comply with the requirements of subsection 4.9(e); and (E) any U.S. federal withholding Taxes imposed pursuant to FATCA.

(c)    Without limiting the foregoing, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    (i) Whenever any Non-Excluded Taxes are payable by any Loan Party, reasonably promptly thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the applicable Loan Party showing payment thereof if such receipt is obtainable. If any Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, or any of the Administrative Agent or any Lender pays or withholds or deducts any Non-Excluded Taxes, each Borrower shall jointly and severally indemnify the Administrative Agent and the Lenders, and shall make payment in respect thereof within 10 days after demand therefor, for any such Non-Excluded Taxes and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each Borrower shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay to the Administrative Agent as required pursuant to subsection 4.9(d)(ii) below. Upon making such payment to the Administrative Agent, the applicable Borrower shall be subrogated to the rights of the Administrative Agent pursuant to subsection 4.9(d)(ii) below against the applicable defaulting Lender (other than the right of set off pursuant to the last sentence of subsection 4.9(d)(ii)).

(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Non-Excluded Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of any Borrower to do so), (y) the Administrative Agent and each Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of subsection 11.6(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and each Borrower, as applicable, against any Taxes other than Non-Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or such Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(e)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)    Without limiting the generality of the foregoing,

(A)    each Lender shall:

(1)    on or before the date of such Lender becomes a Lender under this Agreement, deliver to the Company and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form W-8BEN-E or W-8BEN, as applicable (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;

(2)    deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Company; and

(3)    obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Company or the Administrative Agent and agree, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes; or

(B)    in the case of any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, such Lender shall:

(1)    represent to the Company (for the benefit of the Company and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;

(2)    agree to furnish to the Company on or before the date on which such Foreign Lender becomes a Lender under this Agreement, with a copy to the Administrative Agent, (x) two certificates substantially in the form of Exhibit C (any such certificate a “U.S. Tax Compliance Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN-E or W-8BEN, as applicable, or successor applicable form certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Company and the Administrative Agent two further copies of such form or certificate on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by the Company or the Administrative Agent for filing and completing such forms or certificates); and

(3)    agree, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes; or

(C)    in the case of any Lender that is a foreign intermediary or flow-through entity for U.S. federal income tax purposes, such Lender shall:

(1)    on or before the date on which such Foreign Lender becomes a Lender under this Agreement, deliver to the Company and the Administrative Agent two accurate and complete original signed copies of United States Internal Revenue Service Form W-8IMY or successor applicable form; and

(x)    with respect to each beneficiary or member of such Lender that is a bank within the meaning of Section 881(c)(3)(A) of the Code, on or before the date on which such Foreign Lender becomes a Lender under this Agreement, also deliver to the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN-E or W-8BEN, as applicable (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, in each case certifying that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and

(y)    with respect to each beneficiary or member of such Lender that is not a bank within the meaning of Section 881(c)(3)(A) of the Code, represent to the Company (for the benefit of the Company and the Administrative Agent) that such beneficiary or member is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and also deliver to the Company and the Administrative Agent on or before the date on which such Foreign Lender becomes a Lender under this Agreement, two accurate and complete original signed copies of Internal Revenue Service Form W-9, or successor applicable form, certifying that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, or two U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN-E or W-8BEN, as applicable, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;

(2)    deliver to the Company and the Administrative Agent two further copies of any such forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and, obtain such extensions of time reasonably requested by the Company or the Administrative Agent for filing and completing such forms, certificates or certifications; and

(3)    agree, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender (or beneficiary or member) to an exemption from withholding with respect to payments under this Agreement and any Notes; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code and any regulations thereunder, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subclause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any regulations thereunder.

Notwithstanding the foregoing, anything to the contrary, no Lender shall be required to take any of the foregoing actions in this subsection 4.9(e) if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder (or a beneficiary or member in the circumstances described in subsection 4.9(e)(ii)(C) above, if later) which renders all such forms inapplicable or which would prevent such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this subsection 4.9(e) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

(f)    Each Lender agrees that if any form or certification it previously delivered pursuant to subsection 4.9(e) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)    The agreements in this subsection 4.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.10    Indemnity. Other than with respect to Taxes (other than any Taxes that represent losses, claims, damages, liabilities or expenses of any kind arising from any non-Tax claim), which shall be governed solely by subsections 4.8 and 4.9, the Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s gross negligence or willful misconduct) as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans or Daily Floating LIBOR Rate Loans, as applicable, after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment or conversion of Eurocurrency Loans or Daily Floating LIBOR Rate Loans, as applicable, after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurocurrency Loans or Daily Floating LIBOR Rate Loans, as applicable, or the conversion of Eurocurrency Loans or Daily Floating LIBOR Rate Loans, as applicable, on a day which is not the last day of an Interest Period with respect thereto (including, without limitation, as a result of a request by any Borrower pursuant to subsection 11.1(d)). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans or Daily Floating LIBOR Rate Loans, as applicable, provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 4.10, it shall provide prompt notice thereof to the Company, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.11    Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of the Company, each Lender to which any Borrower is required to pay any additional amount pursuant to subsection 4.8 or 4.9, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Company the opportunity to contest, and reasonably cooperate with the Company in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford the Company the opportunity to so contest unless the Company shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Company shall reimburse such Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Company in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing no Lender shall be required to afford the Company the opportunity to contest, or cooperate with the Company in contesting, the imposition of any Non-Excluded Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.

(b)    If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause a Borrower to become obligated to pay any additional amount under subsection 4.8 or 4.9, such Borrower shall not be obligated to pay such additional amount.

(c)    If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by any Borrower pursuant to subsection 4.8 or 4.9, such Lender shall promptly notify the Company and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Company agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

(d)    If any Borrower shall become obligated to pay additional amounts pursuant to subsection 4.8 or 4.9 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 4.8 or 4.9, the Company shall have the right, for so long as such obligation exists, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Company to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) upon at least four Business Days’ irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to subsection 4.10, without premium or penalty. In the case of the substitution of a Lender, the Company, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Assumption pursuant to subsection 11.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 11.6(b) in connection with such assignment shall be paid by the Company or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Company shall first pay the affected Lender any additional amounts owing under subsections 4.8 and 4.9 (as well as any commitment fees and other amounts then due and owing to such Lender, including, without limitation, any amounts under this subsection 4.11) prior to such substitution or prepayment.

(e)    If the Administrative Agent or any Lender receives a refund directly attributable to Taxes for which any Borrower has made additional payments pursuant to subsection 4.8(a) or 4.9, the Administrative Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under subsection 4.8(a) or 4.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, and without interest (other than as specified above); provided, however, that each Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent or applicable Lender be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(f)    The obligations of a Lender or Participant under this subsection 4.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and each Lender to amend and restate the Existing Credit Agreement on the Effective Date and to honor any Request for Credit Extension on the Effective Date and thereafter, except as otherwise provided in subsection 5.21, the Company hereby represents and warrants, on the Effective Date, and on the date of each Credit Extension thereafter, to the Administrative Agent and each Lender that:

5.1    Financial Condition. The audited consolidated balance sheets of Holding and its consolidated Subsidiaries as of December 31, 2018, December 31, 2019 and December 31, 2020 and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal years ended on such dates, reported on by and accompanied by unqualified reports from Ernst & Young LLP (as to the fiscal years ended December 31, 2018 and December 31, 2019) and PricewaterhouseCoopers LLP (as to the fiscal year ended December 31, 2020), present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of Holding and its consolidated Subsidiaries. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except with respect to the schedules and notes thereto, as approved by a Responsible Officer of the Company, and disclosed in any such schedules and notes). During the period from December 31, 2020 to and including the Effective Date, there has been no sale, transfer or other disposition by Holding and its consolidated Subsidiaries of any material part of the business or property of Holding and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Holding and its consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Effective Date.

5.2    No Change; Solvent. (a) Since December 31, 2020, except as and to the extent disclosed on Schedule 5.2, there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect, and (b) as of the Effective Date, after giving effect to the incurrence of the Indebtedness pursuant hereto, each Borrower is Solvent.

5.3    Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.4    Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to obtain Credit Extensions hereunder, and each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the Credit Extensions on the terms and conditions of this Agreement, any Notes and the Letter of Credit Applications. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each Borrower, with the Credit Extensions hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the Effective Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts of the Company and its Subsidiaries the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (d) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by each Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Borrower, and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5    No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Credit Extensions hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by subsection 8.3) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

5.6    No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against Holding or any of its Subsidiaries or against any of their respective properties or revenues, (a) except as described on Schedule 5.6, which is so pending or threatened at any time on or prior to the Effective Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

5.7    No Default. No Default or Event of Default has occurred and is continuing.

5.8    Ownership of Property; Liens. Each of the Company and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property except, in each case, to the extent such lack of ownership would not constitute a Material Adverse Effect, and none of such property is subject to any Lien, except for Liens permitted by subsection 8.3.

5.9    Intellectual Property. The Company and each of its Subsidiaries owns, or has the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

5.10    [Reserved].

5.11    Taxes. To the knowledge of the Company, each of Holding and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holding or its Subsidiaries, as the case may be).

5.12    Federal Regulations. No part of the proceeds of any Credit Extensions will be used for any purpose which violates the provisions of the Regulations of the Board, including without limitation, Regulation T, Regulation U or Regulation X of the Board.

5.13    ERISA. None of the following events or conditions with respect to any Plan, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (a) a Reportable Event; (b) the determination that any Single Employer Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (c) any noncompliance with the applicable provisions of ERISA or the Code; (d) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (e) a Lien on the property of the Company or its Subsidiaries in favor of the PBGC or a Plan; (f) any Underfunding with respect to any Single Employer Plan; (g) a complete or partial withdrawal from any Multiemployer Plan by the Company or any Commonly Controlled Entity; (h) any liability of the Company or any Commonly Controlled Entity under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or (i) the Insolvency of any Multiemployer Plan. There have been no transactions that resulted or could reasonably be expected to result in any liability to the Company or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA that would, singly or in the aggregate, constitute a Material Adverse Effect.

5.14    Collateral. Upon execution and delivery thereof by the parties thereto, the Guarantee and Collateral Agreement will be effective to create or continue (to the extent described therein) in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) the actions specified in Schedule 3 to the Guarantee and Collateral Agreement have been duly taken, (b) all applicable Instruments and Documents a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Administrative Agent, and (c) all Pledged Stock (each as defined in the Guarantee and Collateral Agreement and to the extent required therein) a security interest in which is required to be or is perfected by “control” (as described in the Uniform Commercial Code as in effect in the State of New York from time to time) are under the “control” of the Administrative Agent, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor party thereto in the Collateral described therein with respect to such pledgor. Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 5.14 and not defined in this Agreement are so used as defined in the applicable Security Document.

5.15    Investment Company Act; Other Regulations; OFAC. No Borrower is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act. No Loan Party nor any of their respective Subsidiaries nor, to the knowledge of the Borrowers, any of their respective directors, officers, employees, agents, or Affiliates is or is owned or controlled by any Persons that are: (i) currently the subject or target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, (iii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (iv) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute, provide or has or will otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, any Bookrunner, the Administrative Agent, any L/C Issuer, the Swing Line Lender or the Swing Line Euro Tranche Lender) of Sanctions or Anti-Corruption Laws. The Company and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions that are applicable to each such Person and have conducted their businesses in compliance in all material respects therewith.

5.16    Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of Holding at the Effective Date, the jurisdiction of their incorporation or formation and the direct or indirect percentage ownership interest of Holding, or of the Company, as applicable, as set forth therein.

5.17    Purpose of Loans. The proceeds of (a) the Loans (other than the Term A-1 Loans and the Term A-2 Loans) shall be used by the Borrowers (a) to finance the working capital and business requirements of, and for general corporate purposes of the Company and its Subsidiaries, including the financing of acquisitions permitted hereunder, and (b) as an extension and continuation of the indebtedness under, and to amend and restate, the Existing Credit Agreement and to pay certain transaction fees and expenses with respect to this Agreement, (b) the Term A-1 Loans shall be used by the Company to refinance all outstanding Indebtedness in respect of the Term A Loans (as defined in the Existing Credit Agreement) and to pay certain transaction fees and expenses with respect to this Agreement, and (c) the Term A-2 Loans shall have been used (and shall be used) by the Company to refinance previous investments that allow its pulp and paper mills to generate power from renewable energy sources (namely, energy conversion systems fueled by biomass) and use the renewable power for their operations (collectively, the “Renewable Energy Investments”) (or financings thereof or Indebtedness incurred in connection therewith) or to finance new Renewable Energy Investments.

5.18    Environmental Matters. Except as set forth on Schedule 5.18, and other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

(a)    The Company and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) have no reason to believe that: any of their Environmental Permits will not be timely renewed or complied with; any additional Environmental Permits that may be required of any of them will not be timely granted or complied with; or that compliance with any Environmental Law that is applicable to any of them will not be timely attained and maintained.

(b)    Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Company or any of its Subsidiaries or at any other location, which could reasonably be expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law or (ii) interfere with the Company’s planned or continued operations.

(c)    There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of the Company or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

(d)    Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to any Materials of Environmental Concern.

(e)    Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

5.19    No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Company to the Administrative Agent, the Other Representatives and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Effective Date any material misstatement of fact and did not omit to state as of the Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Company and its Subsidiaries taken as a whole. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Company and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

5.20    Labor Matters. There are no strikes pending or, to the knowledge of the Company, reasonably expected to be commenced against the Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Company and each of its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect.

5.21     Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a)    Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except for Excluded Taxes and except as has been disclosed to the Administrative Agent, in each case so long as (x) each Lender that is entitled to an exemption from or reduction of withholding Tax with respect of payments made to it under any Applicable Foreign Obligor Document from the applicable

Borrower complies with the requirements of subsection 4.9(e), (y) in the case of each Lender under the Revolving Euro Tranche Facility, such Lender is either (A) a “bank” for the purposes of section 991 of the Income Tax Act 2007 of the United Kingdom and is within the charge to UK corporation tax as respects the payments or (B) a Treaty Lender and the relevant Designated Borrower has received confirmation from HM Revenue & Customs that it is authorized to make payments to that Treaty Lender without a withholding tax deduction in connection with the Revolving Euro Tranche Facility and such confirmation has not expired or been withdrawn, and (z) in the case of each Lender under the Revolving Yen Tranche Facility, such Lender is either (A) a bank organized under the laws of Japan or a branch of such a Japanese bank or (B) a bank organized under the laws of the United States or a state thereof and a “bank” as referred to in Article 11, Paragraph 3(c)(i) of the Convention between the Government of Japan and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income.

(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

(e)    In the case of each Borrower permitted to borrow under the Revolving Yen Tranche Facility, such Person (i) either (A) had paid-in-capital (shihon kin) greater than ¥300,000,000 as of the Effective Date or (B) had a net worth greater than ¥1,000,000,000 as of the last day of the most recently ended fiscal year of such Borrower, (ii) is not and has not been classified as an Anti-Social Group, (iii) does not have and has not had any Anti-Social Relationship and (iv) does not engage and has not engaged in Anti-Social Conduct, whether directly or indirectly through a third party.

(f)    For the purposes of EU Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “EU Regulation”), the centre of main interest (as that term is used in Article 3(1) of the EU Regulation) of each Loan Party that is organized, incorporated or established in a jurisdiction that is a member of the European Union is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the EU Regulation) in any other jurisdiction.

5.22    Affected Financial Institutions; Covered Entities. No Loan Party is (a) an Affected Financial Institution or (b) a Covered Entity.

5.23    Borrower ERISA Status. Each Borrower represents and warrants as of the Effective Date that such Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Bankers’ Acceptances or the Commitments.

5.24     Beneficial Ownership Certificate. As of the Effective Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects.

SECTION 6. CONDITIONS PRECEDENT

6.1    Conditions to Effectiveness. This Agreement shall become effective as an amendment and restatement of the Existing Credit Agreement on the date on which the following conditions precedent shall have been satisfied or waived:

(a)    Loan Documents. The Administrative Agent shall have received the following:

(i)    counterparts of this Agreement, duly executed and delivered by a Responsible Officer of each Borrower and a duly authorized officer of each other party hereto;

(ii)    Notes duly executed and delivered by the Borrowers in favor of each Lender requesting Notes;

(iii)    counterparts of the Guarantee and Collateral Agreement, duly executed and delivered by a duly authorized officer of each Loan Party party thereto and a duly authorized officer of each other party hereto; and

(iv)    (A) any documentation and other information requested by the Administrative Agent or any Lender within 10 Business Days prior to the Effective Date in order to comply with requirements of regulatory authorities under applicable know your customer and anti-money laundering rules and regulations including the USA PATRIOT Act, and (B) at least five (5) days prior to the Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(b)    Financial Information. The Lenders shall have received copies of and shall be reasonably satisfied, in form and substance, with the financial statements referred to in subsection 5.1.

(c)    Consents, Licenses and Approvals. The Administrative Agent shall have received a certificate of a Responsible Officer of the Company stating that all consents, authorizations, notices and filings referred to in Schedule 5.4 are in full force and effect or have the status described therein, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.

(d)    Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code filings which have been filed with respect to personal property of Intermediate Holding, the Company and any other Loan Party in any of the jurisdictions set forth in Schedule 6.1(d), and the results of such search shall not reveal any liens other than liens permitted by subsection 8.3.

(e)    Legal Opinions. The Administrative Agent shall have received the following executed legal opinions (each in form and substance reasonably satisfactory to the Administrative Agent):

(i)    the executed legal opinion of Alston & Bird LLP, special New York and English counsel to each of Intermediate Holding, the Company and the other Loan Parties;

(ii)    the executed legal opinion of Lauren S. Tashma, counsel to each of Intermediate Holding, the Company and certain other Loan Parties;

(iii)    the executed legal opinion of Anderson Mōri & Tomotsune, special Japanese counsel to Graphic Packaging International Japan Ltd.;

(iv)    the executed legal opinion of Bird & Bird, LLP, special Netherlands counsel to Graphic Packaging International Europe Holdings B.V., respectively; and

(v)    the executed legal opinions of special counsel to the Loan Parties in each jurisdiction where a Loan Party is organized that is not included above.

(f)    Closing Certificates. The Administrative Agent shall have received (i) a certificate from a Responsible Officer of the Company, dated as of the Effective Date, certifying that the conditions specified in subsections 6.1(p), 6.1(q), 6.2(a) and 6.2(b) have been satisfied, and (ii) a certificate of the chief financial officer or treasurer (or equivalent officer) of the Company certifying that the Company and its Subsidiaries, taken as a whole, will be Solvent after giving effect to this Agreement and the initial Credit Extensions made hereunder.

(g)    Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements (on Form UCC-1), amendments or continuations in each jurisdiction set forth on Schedule 6.1(g), necessary or, in the reasonable opinion of the Administrative Agent, advisable to perfect, or maintain perfection of, the Liens created by the Security Documents, shall have been completed or shall be ready to be completed promptly following the Effective Date, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

(h)    Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The Administrative Agent shall have received:

(i)    the certificates, if any, representing the Pledged Stock under (and as defined in) the Guarantee and Collateral Agreement not already in the possession of the Administrative Agent, or that are necessary to correct a certificate in the possession of the Administrative Agent evidencing such Pledged Stock (whether the identity of the record owner or issuer, the number or type of shares, or otherwise), together with an undated stock power (or appropriate transfer document) for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

(ii)    the promissory notes representing each of the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement not already in the possession of the Administrative Agent, duly endorsed as required by the Guarantee and Collateral Agreement.

(i)    Fees. The Administrative Agent and the Lenders shall have received all fees and expenses required to be paid or delivered by the Company to them on or prior to the Effective Date, including, without limitation, the fees referred to in subsection 4.3; provided that if the Effective Date is not a Business Day then such condition may be satisfied by the Company making arrangements satisfactory to the Administrative Agent for the payment of such fees and expenses on the Initial Funding Date.

(j)    Loan Notice. The Administrative Agent shall have received a Loan Notice of the Company, dated on or before the Effective Date, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of the Company.

(k)    Payment of Amounts under Existing Credit Agreement. The Administrative Agent shall have received, concurrently with the closing, and subject to Section 1.10, payment of all outstanding principal in respect of the Term A Loans (as defined in the Existing Credit Agreement) and all unpaid and accrued interest and fees under the Existing Credit Agreement; provided that if the Effective Date is not a Business Day then such condition may be satisfied by the Company making arrangements satisfactory to the Administrative Agent for the payment of such amounts on the Initial Funding Date.

(l)    Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to which it is or will be a party as of the Effective Date, (ii) the Credit Extensions to such Loan Party (if any) contemplated hereunder and (iii) the granting by it of the Liens to be created, or the affirmation and continuation of Liens already granted, pursuant to the Security Documents to which it is prior to the date hereof or will be a party as of the Effective Date, certified by the Secretary or an Assistant Secretary of such Loan Party (or any equivalent officer or director for any Foreign Obligor) as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

(m)    Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received a certificate of each Loan Party, dated on or about the Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.

(n)    Governing Documents. The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified on or about the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

(o)    Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 7.5 of this Agreement and subsection 5.2.2 of the Guarantee and Collateral Agreement shall have been satisfied, including certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or lenders loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral.

(p)    No Material Adverse Effect. Since December 31, 2020 there shall not have occurred a Material Adverse Effect.

(q)    No Material Litigation. No litigation, liability, obligations relating to environmental matters (including asbestos), inquiry, investigation, injunction or restraining order shall be pending, entered or threatened that would reasonably be expected to have a Material Adverse Effect.

Without limiting the generality of the provisions of the last paragraph of subsection 10.3, for purposes of determining compliance with the conditions specified in this subsection 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

6.2    Conditions to all Credit Extensions. The obligation of each Lender or L/C Issuer, as the case may be, to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Loans and except as otherwise provided in subsection 2.6(b)) is subject to satisfaction or waiver of the following conditions precedent:

(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document, shall (except to the extent that they relate to a particular date, in which case they shall remain true and correct as of such particular date) be true and correct in all material respects (or in all respects if otherwise already qualified by materiality or Material Adverse Effect) on and as of such date as if made on and as of such date, provided that for purposes of this subsection 6.2, the representations and warranties contained in subsection 5.1 shall be deemed to refer to the most recent statements (of both Holding and its consolidated Subsidiaries and the Company and its consolidated Subsidiaries) furnished pursuant to subsection 7.1(a) and (b), respectively.

(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Credit Extensions requested to be made on such date.

(c)    Requests for Credit Extensions. The Administrative Agent and, if applicable, the applicable L/C Issuer, the Swing Line Lender or the Swing Line Euro Tranche Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)    Alternative Currencies. In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that in the reasonable opinion of the Administrative Agent, the Required Revolving Lenders, the Required Revolving Euro Tranche Lenders, the Required Revolving Yen Tranche Lenders, the applicable L/C Issuer or the Swing Line Euro Tranche Lender, as applicable, would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

(e)    Designated Borrowers. If the applicable Borrower is a Designated Borrower, then the conditions of subsection 2.8 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Loans) submitted by any Borrower shall constitute a representation and warranty that the conditions contained in this subsection 6.2 have been satisfied on and as of the date of the applicable Credit Extension.

SECTION 7. AFFIRMATIVE COVENANTS

The Company hereby agrees that, from and after the Effective Date and so long as any Commitments remain in effect, and thereafter until payment in full of the Loans, all L/C-BA Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit and all Bankers’ Acceptances, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

7.1    Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)    as soon as available, but in any event not later than the 90th day following the end of each fiscal year of Holding ending on or after December 31, 2020, a copy of (i) the consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, changes in common stockholders’ equity and cash flows for such year, (ii) if the Company is not a Wholly Owned Subsidiary of Holding or such statements are otherwise required to be filed with the SEC, the consolidated balance sheet of Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, changes in common stockholders’ equity and cash flows for such year, setting forth in the case of each financial statement referenced in the foregoing clauses (i) and (ii), in comparative form the figures for and as of the end of the previous year, all reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, other than a going concern qualification resulting solely from an upcoming maturity date under the Facilities occurring within one year from the time such opinion is delivered, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent in its reasonable judgment (it being agreed that the furnishing of Holding’s Annual Report on Form 10-K for such year, as filed with the SEC, will satisfy the Company’s obligation under this subsection 7.1(a) with respect to such year to the extent it includes all of the financial statements described in the foregoing clauses (i) and (ii) except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit) and (iii) to the extent the financial statements referenced in the foregoing clause (ii) are not required to be delivered, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidated statements of operations, changes in common stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for such year, setting forth in the case of each financial statement referenced in this clause (iii), in comparative form the figures for and as of the end of the previous year, all of the financial statements referenced in this clause (iii) being certified by a Responsible Officer of each of Holding and the Company as being fairly stated in all material respects; and

(b)    as soon as available, but in any event not later than the 45th day following the end of each of the first three quarterly periods of each fiscal year of Holding, (i) the unaudited consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of Holding and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and (ii) if the Company is not a Wholly Owned Subsidiary of Holding or such statements are otherwise required to be filed with the SEC, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, all of the financial statements referenced in the foregoing clauses (i) and (ii) being certified by a Responsible Officer of each of Holding and the Company as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of Holding’s Quarterly Report on Form 10-Q for such quarter, as filed with the SEC, will satisfy the Company’s obligations under this subsection 7.1(b) with respect to such quarter to the extent it includes all of the financial statements described in the foregoing clauses (i) and (ii)).

7.2    Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)    concurrently with the delivery of the financial statements and reports referred to in subsections 7.1(a) and (b), a certificate signed by a Responsible Officer of the Company (i) stating that, to the best of such Responsible Officer’s knowledge, each of Holding, the Company and their respective Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) setting forth the calculations required to determine (w) compliance with all covenants set forth in subsection 8.1, (x) the Consolidated Total Leverage Ratio for the purpose of determining the applicable pricing level in the Pricing Grid, and (y) the Consolidated Senior Secured Leverage Ratio relating to the end of the fiscal quarter for which such financial statements and reports are delivered (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication, including facsimile or e-mail, and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)    as soon as available, but in any event not later than the 90th day after the beginning of each fiscal year of the Company, commencing with the fiscal year beginning January 1, 2021, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for such fiscal year;

(c)    within five Business Days after the same are sent, copies of all financial statements and reports which Holding or the Company sends to its public security holders, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which Holding or the Company may file with the SEC;

(d)    within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Holding or the Company may file with the SEC, and such other documents or instruments as may be reasonably requested by the Administrative Agent in connection therewith; and

(e)    promptly, such additional financial and other information as any Lender may from time to time reasonably request and that the Company may obtain or prepare without undue burden or expense and/or would not vitiate any attorney-client or other legally recognized privilege, including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations (including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation).

Documents required to be delivered pursuant to subsection 7.1(a) or (b) or subsection 7.2(c) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule A, or otherwise files such documents with the SEC using the EDGAR platform; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Other Representatives may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of any Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holding, the Company or their respective securities. The Company hereby agrees that if, and for long as the Company is the issuer of any outstanding debt or equity securities that are registered (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Other Representatives, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holding, the Company or their respective securities for purposes of United States Federal and state securities laws (provided, however, that any such Borrower Materials shall be treated as set forth in subsection 11.18); (y) all Borrower Materials marked “PUBLIC” by the Company are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Other Representatives shall treat any Borrower Materials that are not marked “PUBLIC” by the Company as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Company shall be under no obligation to make any Borrower Materials “PUBLIC”.

7.3    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of Holding or any of its Subsidiaries, as the case may be, and/or except where the non-payment thereof would not have a Material Adverse Effect.

7.4    Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by the Company and its Subsidiaries on the Effective Date, taken as a whole (including any businesses ancillary, related, complementary or reasonable extensions thereof), and preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Company and its Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 8.5 or 8.6, provided that the Company and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.5    Maintenance of Property; Insurance. (a) Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, keep all property useful and necessary in the business of the Company and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted and fire, casualty and condemnation excepted; (b) maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Company and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and (c) furnish to the Administrative Agent, upon written request, certificates of insurance evidencing such insurance.

7.6    Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder); and permit representatives of any Lender to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired and, in the case of discussions with its independent accountants, after giving the chief financial officer or treasurer of the Company a reasonable opportunity to be present. Notwithstanding anything to the contrary in this Section 7.6, none of the Company nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information that is not reasonably related to the actual or projected financial results or results of operations of the Company and its Subsidiaries, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by a Requirement of Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

7.7    Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a)    promptly after a Responsible Officer of the Company knows thereof, the occurrence of any Default or Event of Default;

(b)    promptly after a Responsible Officer of the Company knows thereof, any litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)    promptly after a Responsible Officer of the Company knows thereof, the occurrence of any event of default under any Note Document;

(d)    promptly after a Responsible Officer of the Company knows thereof, any litigation or proceeding affecting Holding or any of its Subsidiaries in which the amount involved (not covered by insurance) is $100,000,000 or more or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

(e)    the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Company or any of its Subsidiaries knows thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Company or its Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Company or any of its Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination or Insolvency of, any Single Employer Plan or Multiemployer Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, could be reasonably expected to result in liability to the Company or its Subsidiaries in an amount that would exceed $100,000,000; or (iii) each occurrence of an Underfunding under a Single Employer Plan following the Effective Date that exceeds 20%, in each case, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date; and

(f)    promptly after a Responsible Officer of the Company knows of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Company (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

7.8    Environmental Laws. (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Company or its Subsidiaries. For purposes of this subsection 7.8(a), noncompliance shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Company and any such affected Subsidiary shall promptly undertake reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(b)    Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and as to which appropriate reserves have been established in accordance with GAAP, and, if the effectiveness of such order or directive has not been stayed, the pendency of such appeal or other appropriate contest does not give rise to a Material Adverse Effect.

(c)    Maintain, update as appropriate, and implement in all material respects an ongoing program reasonably designed to ensure that all the properties and operations of the Company and its Subsidiaries are regularly and reasonably reviewed by competent professionals to identify and promote compliance with and to reasonably and prudently manage any liabilities or potential liabilities under any Environmental Law that may affect the Company or any of its Subsidiaries, including, without limitation, compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of hazardous materials; waste disposal; repair, maintenance and improvement of properties; employee health and safety; species protection; and recordkeeping.

7.9    Additional Guarantors; Release of Collateral.

(a)    With respect to any Domestic Subsidiary (other than an Excluded Subsidiary, provided that at any time any such Subsidiary no longer qualifies as an “Excluded Subsidiary”, the Company shall promptly deliver to the Administrative Agent all documents specified in this subsection 7.9(a) for such Subsidiary) created or acquired (including by Division) subsequent to the Effective Date by the Company or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), promptly notify the Administrative Agent of such occurrence and promptly (but in any case within thirty (30) days (or such longer period as reasonably determined by the Administrative Agent)) at all times other than during any Collateral/Covenant Release Period, cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement as a Guarantor and a Granting Party and (B) at all times other than during any Collateral/Covenant Release Period, to take all actions reasonably deemed by the Administrative Agent to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

(b)    At all times other than during any Collateral/Covenant Release Period, with respect to any Foreign Subsidiary (other than an Excluded Subsidiary, provided that at any time any such Subsidiary no longer qualifies as an “Excluded Subsidiary”, the Company shall promptly deliver to the Administrative Agent all documents specified in this subsection 7.9(b) for such Subsidiary) created or acquired subsequent to the Effective Date by the Company or any of its Domestic Subsidiaries, the Capital Stock of which is owned directly by the Company or a Domestic Subsidiary (other than an Excluded Subsidiary), promptly notify the Administrative Agent of such occurrence and promptly (but in any case within thirty (30) days (or such longer period as reasonably determined by the Administrative Agent)) (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Foreign Subsidiary that is owned by the Company or any of its Domestic Subsidiaries (other than an Excluded Subsidiary) (provided that in no event shall more than 65% of the outstanding voting Capital Stock and 100% of the non-voting Capital Stock of any such new Foreign Subsidiary be required to be so pledged and, provided, further, that no such pledge or security shall be required with respect to any non-Wholly Owned Foreign Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by the Company or any of its Subsidiaries was made therein) and (ii) to the extent reasonably deemed advisable by the Administrative Agent, deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent corporation of such new Foreign Subsidiary and take such other action as may be reasonably deemed by the Administrative Agent to be necessary or desirable to perfect the Administrative Agent’s security interest therein.

(c)    At all times other than during any Collateral/Covenant Release Period, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.

(d)    Notwithstanding any other provision of this Agreement or any other Loan Document, so long as no Default or Event of Default shall have occurred and be continuing, upon any Collateral/Covenant Release Date (including after any re-pledge of the Collateral upon the Collateral/Covenant Reinstatement Date pursuant to the proviso in this paragraph), then, upon the request of the Company, any Lien on the Collateral of any Loan Party granted to or held by the Administrative Agent (on behalf of the Secured Parties) under any Loan Document shall be released and, upon such request, any Loan Party that is a party to any Security Document shall be released (collectively, the “Release”); provided that (i) no Release shall occur unless any Liens securing Indebtedness permitted under subsection 8.2(e) have also been released or are being released concurrently, and (ii) if any Release has occurred, upon any Collateral/Covenant Reinstatement Date thereafter, then promptly (and in any event within 30 days or such longer period of time as the Administrative Agent determines in its reasonable discretion) after such Debt Ratings become publicly released by such rating agencies, or sooner if the Company shall otherwise elect to do so, the Company shall, and shall cause its Subsidiaries to (A) take action (including the filing of Uniform Commercial Code and other financing statements) that may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (for the benefit of the Secured Parties) valid and subsisting Liens on the Collateral other than real property consistent in all material respects in scope, perfection and priority as those in effect prior to such release and pursuant to documentation substantially similar to such documentation in place on or after the Effective Date in accordance with this subsection 7.9, and (B) upon the Administrative Agent’s request, deliver to the Administrative Agent customary opinions of counsel in connection therewith.

7.10    Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents except to the extent the failure to maintain such authorizations, consents, approvals and licenses would not have a Material Adverse Effect and would not be reasonably be expected to impair the joint and several liability of the Company with respect to the obligations of such Foreign Obligor under the Loan Documents.

7.11    Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with all Anti-Corruption Laws and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

7.12    Conditions Subsequent. Shall satisfy the items listed on Schedule 7.12 in accordance with the requirements thereof.

SECTION 8. NEGATIVE COVENANTS

The Company hereby agrees that, from and after the Effective Date and so long as the any Commitments remain in effect, and thereafter until payment in full of the Loans, all L/C-BA Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit and all Bankers’ Acceptances, the Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

8.1    Financial Covenants.

(a)    Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any Test Period ending on or after June 30, 2021 to exceed 4.25 to 1.00; provided that if a single acquisition expressly permitted by subsection 8.9 with aggregate consideration of more than $100,000,000 occurs during a fiscal quarter, the Company shall have the right to permit the Consolidated Total Leverage Ratio to exceed 4.25 to 1.00 during such fiscal quarter and the subsequent three fiscal quarters (such four fiscal quarters, an “Elevated Ratio Period”) so long as (i) the Consolidated Total Leverage Ratio does not exceed 4.75 to 1.00 at any time during the Elevated Ratio Period and (ii) there is at least one fiscal quarter between Elevated Ratio Periods during which the Consolidated Total Leverage Ratio is not in excess of 4.25 to 1.00 at any time.

(b)    Maintenance of Consolidated Interest Expense Ratio. Permit the Consolidated Interest Expense Ratio as of the end of any Test Period ending on or after June 30, 2021 to be less than 3.00 to 1.00.

8.2    Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

(a)    (i) Indebtedness of the Borrowers under this Agreement (including Indebtedness under any Incremental Facilities incurred in compliance with subsection 2.6); and (ii) Indebtedness of the Loan Parties under the Loan Documents;

(b)    Indebtedness evidenced by the Existing Notes, as the same may be amended, restated or otherwise modified;

(c)    Indebtedness of the Company or any Subsidiary Guarantor incurred to refinance, in whole or in part, the Existing Notes and any subsequent refinancings, renewals, extensions or replacements thereof, in each case as the same may be amended, restated or otherwise modified from time to time; provided that (i) the amount of such Indebtedness is not increased except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension and (ii) such Indebtedness is not secured, directly or indirectly, by any assets of Intermediate Holding or any Subsidiary that is not a Subsidiary Guarantor or guaranteed by Subsidiaries that are not Subsidiary Guarantors;

(d)    Indebtedness of the Company or any Subsidiary Guarantor, without limitation as to amount so long as such Indebtedness is incurred at a time when the Company is in Pro Forma Compliance and no Event of Default shall exist or would occur as a result therefrom;

(e)    Indebtedness of the Company or any Subsidiary Guarantor secured by the Collateral (for so long as the Obligations are secured thereby and, if the Obligations are unsecured, the Indebtedness permitted by this subsection 8.2(e) shall likewise be required to be unsecured) consisting of (i) Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount not to exceed the sum of (x) an amount equal to the greater of (A) $750,000,000 and (B) 75% of EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to subsection 7.1(a) or (b) (the “Incremental Equivalent Fixed Amount Basket”) minus the aggregate amount of all Incremental Facilities and Incremental Increases in effect at the time of the incurrence of such Indebtedness (but solely to the extent such

Incremental Facilities and/or Incremental Increases were incurred in reliance on the Incremental Fixed Amount Basket) and (y) the maximum amount of Indebtedness which may be incurred at such time without the Consolidated Senior Secured Leverage Ratio (after giving pro forma effect to such incurrence and all other transactions to be consummated in connection therewith) exceeding 3.50 to 1.00, provided, (A) in the case of Indebtedness incurred pursuant to this clause (i), that (1) no Event of Default shall exist or will occur as a result from the incurrence of such Indebtedness (or if the proceeds of such Indebtedness are being used to finance a Limited Conditionality Acquisition, no Event of Default shall exist on the date of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Investment or acquisition and no Event of Default under any of subsection 9(a) or 9(f) shall exist or will occur as a result of the incurrence of such Indebtedness), (2) such Indebtedness neither matures nor has a Weighted Average Life that is (X) with respect to any Indebtedness that is secured on a pari passu basis with the Collateral securing the Obligations, prior to the Termination Date with respect to the Term A-1 Facility or, if later, the latest Termination Date with respect to any Incremental Term Facility outstanding at the time such Indebtedness is incurred and (Y) with respect to any Indebtedness that is secured on a junior basis with the Collateral securing the Obligations (or, as long as the Obligations are secured by the Collateral under the Loan Documents, with respect to any unsecured Indebtedness), prior to the date that is 91 days after the Termination Date with respect to the Term A-1 Facility or, if later, the latest Termination Date with respect to any Incremental Term Facility outstanding at the time such Indebtedness is incurred (provided that (I) at the option of the Company, this clause (2) shall not apply to any Permitted Bridge Indebtedness, (II) so long as such Indebtedness is not incurred under the Incremental Equivalent Fixed Amount Basket, Indebtedness of the Company or any Subsidiary Guarantor may be incurred with a maturity and/or a Weighted Average Life that is prior to the dates set forth above with respect to the Term A-1 Facility or the latest Termination Date with respect to any Incremental Term Facility, as applicable, in an aggregate amount not to exceed the greater of (x) $400,000,000 and (y) 40% of EBITDA for the most recently ended Test Period for which financial statements have been delivered pursuant to subsection 7.1(a) or (b), and (III) in determining the latest Termination Date in respect of any Term Facility for purposes of subsection (A)(2) of the proviso immediately above, any Term Facility outstanding with a stated maturity date later than the five year anniversary of the incurrence of such Term Facility shall be disregarded), (3) the covenants, events of default and guarantees of any such Indebtedness, shall not be materially more restrictive to the Company, when taken as a whole, than the terms of the existing Loans, unless (x) the Lenders under the existing Loans also receive the benefit of such more restrictive terms (it being understood to the extent that any covenant is added for the benefit of any such Indebtedness, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of any corresponding existing Loans), (y) any such provisions apply after the latest Termination Date applicable to outstanding Loans at such time, or (z) such terms shall be reasonably satisfactory to the Administrative Agent and the Company; provided that a certificate of a Responsible Officer delivered to the Administrative Agent in connection with the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or copies of the principal documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within fifteen (15) Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (4) such Indebtedness does not have mandatory prepayment or redemption features other than (x) amortization permitted by the foregoing clause (2) and (y) customary asset sale, insurance and condemnation proceeds events, change of control offers and events of default no more restrictive than the terms of the existing Loans, except to the extent any such more restrictive provisions apply after the latest Termination Date existing at such time; provided, that, no such Indebtedness shall require prepayments from the Net Cash Proceeds from events triggering prepayments pursuant to subsection 4.2(b) on a greater than pro rata basis with any Term Loans then outstanding that also requires such prepayment; and (B) in the case of all Indebtedness permitted by this subsection 8.2(e), that such secured Indebtedness ranks pari passu with or is junior in right of payment to the Indebtedness under this Agreement, is guaranteed only by one or more of the Company and the Guarantors, and is subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed by all present and subsequent Lenders from time to time party hereto that the Administrative Agent is hereby authorized to execute and deliver an intercreditor, collateral agency or similar agreement and security documents and/or amend the existing Security Documents securing the Obligations in connection with the grant of a pari passu or junior Lien to secure such Indebtedness in form and substance reasonably satisfactory to the Administrative Agent (it being understood that the Intercreditor Agreement is reasonably satisfactory in form and substance) and that the execution thereof by the Administrative Agent will bind all holders from time to time of the Obligations and which may provide, among other things, that the proceeds of any Collateral may be distributed pro rata to the Obligations and such other Indebtedness and which may provide that the trustee, administrative agent or collateral agent for such other Indebtedness may independently exercise rights and remedies with respect to the Collateral upon an event of default under such other Indebtedness, subject to sharing, notice and other customary provisions reasonably acceptable to the Administrative Agent); or (ii) any refinancing or replacement of the Indebtedness referenced in clause (i) above, in whole or in part, so long as such refinancing or replacement (x) does not increase the principal amount of the Indebtedness being refinanced or replaced except by an amount equal to unpaid accrued interest and fees and expenses incurred in connection therewith and (y) satisfies the requirements of sub-clause (A) of the first proviso following clause (ii) above and, if such refinancing or replacement is secured by any Collateral, sub-clause (B) of such proviso;

(f)    Indebtedness of the Company to any Guarantor or, to the extent permitted by subsection 8.8(f), (l), (o) or (q), any Subsidiary of the Company and of any Subsidiary of the Company to the Company, any Guarantor or, to the extent permitted by subsection 8.8(f), (l), (o) or (q), any other Subsidiary of the Company;

(g)    Indebtedness of the Company and any of its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount at any one time outstanding in the aggregate as to the Company and its Subsidiaries not exceeding 10% of Consolidated Tangible Assets, provided that such Indebtedness is incurred substantially simultaneously with such acquisition or within six months after such acquisition or in connection with a refinancing thereof (and any refinancing, renewals, extensions or replacements thereof in whole or in part; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension);

(h)    Indebtedness of the Company and any of its Subsidiaries incurred to finance or refinance the purchase price of, or Indebtedness of the Company and any of its Subsidiaries assumed in connection with, any acquisition permitted by subsection 8.9, provided that (i) such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) such Indebtedness is incurred at a time when the Company is in Pro Forma Compliance (provided that if such acquisition is a Limited Conditionality Acquisition, the satisfaction of the conditions set forth in this clause (ii) shall (to the extent requested by the Company as set forth in the definition of Limited Conditionality

Acquisition) be determined as of the date of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Conditionality Acquisition) and (iii) immediately after giving effect to such acquisition no Event of Default shall have occurred and be continuing (or, in the context of a Limited Conditionality Acquisition, no Event of Default shall exist on the date of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Investment or acquisition and no Event of Default under any of subsection 9(a) or 9(b) shall exist or will occur as a result of the incurrence of such Indebtedness) (and any refinancing, renewals, extensions or replacements thereof in whole or in part; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension);

(i)    to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Company and its Subsidiaries under Interest Rate Protection Agreements and under Permitted Hedging Arrangements;

(j)    (i) other Indebtedness outstanding or incurred under facilities in existence on the Effective Date to the extent under $25,000,000 individually and so long as the aggregate amount of Indebtedness under this clause (j)(i) does not exceed $50,000,000, (ii) other Indebtedness outstanding or incurred under facilities in existence on the Effective Date to the extent listed on Schedule 8.2(j), and (iii) any refinancings, refundings, renewals or extensions thereof; provided that, in the case of each of the foregoing clauses (i) through (iii), the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension;

(k)    Guarantee Obligations of the Company or any of its Subsidiaries in respect of Indebtedness of the Company or any of its Subsidiaries (other than any Receivables Subsidiary) otherwise permitted hereunder;

(l)    Indebtedness of the Company or any of its Subsidiaries pursuant to any Permitted Securitization Transaction;

(m)    Indebtedness of Foreign Subsidiaries of the Company and Subsidiaries that are not Subsidiary Guarantors (in addition to Indebtedness of such Subsidiaries of the Company permitted by subsection 8.2(a) and subsection 8.2(j)) in the aggregate principal amount at any one time outstanding as to all such Foreign Subsidiaries and Subsidiaries that are not Subsidiary Guarantors not to exceed 15% of Consolidated Tangible Assets at such time;

(n)    Indebtedness of the Company or any of its Subsidiaries in respect of Sale and Leaseback Transactions permitted under subsection 8.11;

(o)    Indebtedness of the Company or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

(p)    Indebtedness of any Foreign Subsidiary of the Company fully supported on the date of the incurrence thereof by a Foreign Backstop Letter of Credit;

(q)    Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within five Business Days of its incurrence and other Indebtedness incurred pursuant to any Secured Cash Management Agreements;

(r)    Indebtedness in respect of Financing Leases which have been funded solely by Investments of the Company and its Subsidiaries permitted by subsection 8.8(m);

(s)    [reserved];

(t)    [reserved];

(u)    Guarantee Obligations of the Company and its Subsidiaries in respect of recourse events in connection with any Permitted Securitization Transaction or any Permitted Receivables Transaction;

(v)    Guarantee Obligations in respect of Indebtedness of a Person in connection with a joint venture or similar arrangement, and as to all of such Persons does not at any time (together with any Investments made in accordance with subsection 8.8(l)) exceed an aggregate principal amount $300,000,000 at any time outstanding; and

(w)    additional Indebtedness not otherwise permitted by the preceding clauses of this subsection 8.2 not exceeding $150,000,000 in aggregate principal amount at any one time outstanding;

provided, in each case, that any Guarantee Obligation of any Loan Party in respect of Indebtedness of any Subsidiary that is not a Loan Party must be an Investment permitted by subsection 8.8(f), (l), (o), (p) or (q) or a Guarantee Obligation permitted by clause (u) above.

For purposes of determining compliance with clauses (j), (m) and (w) of this subsection 8.2, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect in the case of such Indebtedness incurred on or prior to the Effective Date, on the Effective Date and, in the case of such Indebtedness incurred after the Effective Date, on the date that such Indebtedness was incurred.

8.3    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)     Liens for Taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

(c)    Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases;

(d)    pledges, deposits or other Liens in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(e)    Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, in each case to the extent not constituting an Event of Default pursuant to subsection 9(h);

(f)    Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)    zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, or discrepancies, conflicts in boundary lines, shortages in area, encroachments or any other facts which a correct survey would disclose, which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

(h)    Liens securing or consisting of Indebtedness of the Company and its Subsidiaries permitted by subsection 8.2(g) incurred to finance the acquisition of fixed or capital assets or Indebtedness of the Company and its Subsidiaries permitted by subsection 8.2(h) incurred to finance the purchase price of, or assumed in connection with, any acquisition permitted by subsection 8.9, provided that (i) such Liens shall be created no later than the later of the date of such acquisition or the date of the incurrence or assumption of such Indebtedness, and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and, in the case of Indebtedness assumed in connection with any such acquisition, the property subject thereto immediately prior to such acquisition;

(i)    Liens existing on assets or properties at the time of the acquisition thereof by the Company or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Company or such Subsidiary other than the assets or property being acquired;

(j)    (i) Liens in existence on the Effective Date securing obligations in an individual aggregate principal amount less than $25,000,000 so long as the aggregate amount of obligations secured under this clause (j)(i) does not to exceed $50,000,000, (ii) Liens in existence on the Effective Date and listed in Schedule 8.3(j) and (iii) other Liens securing Indebtedness of the Company and its Subsidiaries permitted by subsection 8.2(j), provided that, in the case of each of the foregoing clauses (i) through (iii), no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased except as permitted by subsection 8.2(j);

(k)    Liens securing Guarantee Obligations permitted under (i) subsections 8.8(e)(i) and 8.8(e)(iii) and (ii) subsection 8.8(e)(iv) not exceeding in the case of Liens permitted under this clause (ii) (as to the Company and all of its Subsidiaries) $5,000,000 in aggregate amount at any time outstanding;

(l)    Liens created pursuant to the Security Documents (including, but not limited to, Liens created pursuant to the Security Documents to secure Secured Cash Management Agreements and Secured Hedge Agreements);

(m)    Liens created pursuant to and in accordance with any Permitted Securitization Transaction or any Permitted Receivables Transaction;

(n)    Liens in favor of lessees or sub-lessees of packaging machinery leased or subleased to customers of the Company and its Subsidiaries on such packaging machinery and related rights;

(o)    any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(p)    Liens on property subject to Sale and Leaseback Transactions permitted under subsection 8.11 or subject to a Financing Lease permitted by subsection 8.2(r) and general intangibles related to the foregoing;

(q)    easements, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, surface leases, subsurface leases or other similar encumbrances (including hunting and recreational leases and leases and other encumbrances in respect of pipelines, compressor stations and television antennas) on, over or in respect of timberland, none of which, singly or in the aggregate, materially adversely affects the operations of the Company and its Subsidiaries or the value of such timberland;

(r)    pay-as-you-harvest timber sales agreements, lump sum timber deeds or sales agreements and similar encumbrances entered into in the ordinary course of business;

(s)    Liens on property of any Foreign Subsidiary of the Company or of any Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Foreign Subsidiary or such Subsidiary that is not a Subsidiary Guarantor permitted by subsection 8.2(m);

(t)    (A) CoBank’s statutory Lien in the CoBank Equities and (B) statutory Liens for the benefit of a Farm Credit Lender on any patronage assets;

(u)    Liens on Intellectual Property or on foreign patents, trademarks, trade names, copyrights, technology, know-how or processes; provided that such Liens result from the granting of licenses in the ordinary course of business to any Person to use such Intellectual Property or such foreign patents, trademarks, trade names, copyrights, technology, know-how or processes, as the case may be;

(v)    Liens securing any Indebtedness evidenced by the 2021 Senior Secured 3-Year Notes and the 2021 Senior Secured 5-Year Notes, including the related guarantees thereof, or any refinancings thereof pursuant to subsection 8.2(c), and any Liens securing any Indebtedness incurred pursuant to subsection 8.2(e);

(w)    Liens securing Guarantee Obligations described in subsection 8.2(v); provided, however, that such Liens shall be limited to any assets contributed by the Company or its Subsidiaries to such joint venture or other entity;

(x)    Liens arising from precautionary Uniform Commercial Code financing statements and similar filings; and

(y)    Liens not otherwise permitted hereunder, all of which Liens permitted pursuant to this subsection 8.3(y) secure obligations and Indebtedness not exceeding (as to the Company and all of its Subsidiaries) in an aggregate amount at any time outstanding 7.5% of Consolidated Tangible Assets at such time.

8.4    Use of Proceeds (Sanctions and Anti-Corruption). Directly or to the Borrowers’ knowledge, indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise), or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the any applicable Anti-Corruption Law.

8.5    Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets (including pursuant to a Division), except:

(a)     any Person may be merged or consolidated with or into the Company or any Person (other than the Company) may be merged or consolidated with or into any one or more Subsidiaries of the Company; provided that (i) the Subsidiary or Subsidiaries of the Company shall be the continuing or surviving entity (or, if not the survivor, the surviving entity, simultaneously with such merger or consolidation, shall become a Subsidiary), (ii) if such Person is not a Subsidiary of the Company, such transaction must not effect an acquisition not permitted under subsection 8.9, (iii) in each instance involving the Company, the Company shall be the continuing or surviving entity, and (iv) in each instance involving a Guarantor or a Designated Borrower, either the Guarantor or the Designated Borrower shall be the continuing or surviving entity, or the continuing or surviving entity shall become a Guarantor or a Designated Borrower hereunder and otherwise comply with all applicable terms of subsection 7.9 at the time of such merger or consolidation;

(b)    any Subsidiary of the Company may be merged or consolidated with or into any other Person in order to effect an acquisition permitted pursuant to subsection 8.9;

(c)    (i) any Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or another Subsidiary Guarantor and (ii) any Subsidiary of the Company (other than any Subsidiary Guarantor) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company, any Wholly Owned Subsidiary of the Company or any Subsidiary Guarantor;

(d)    any Subsidiary of the Company may liquidate or dissolve under applicable corporate statutes if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; and

(e)    as expressly permitted by subsection 8.6.

8.6     Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Company, issue or sell any shares of such Subsidiary’s Capital Stock, to any Person other than the Company or any Subsidiary Guarantor, except:

(a)    the sale or other Disposition of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business, or the lease of any surplus real property;

(b)    the sale or other Disposition of any property (including Inventory) in the ordinary course of business (including Dispositions of timber properties in connection with the management thereof or in connection with tax free or similar exchanges for other properties) or any “fee in lieu” or other disposition of assets to any governmental authority or agency but that continues in use by the Company or any Subsidiary;

(c)    the sale or discount without recourse for credit risk of accounts receivable, notes receivable, drafts or other instruments (and intangibles related thereto) arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, drafts or other instruments in connection with the compromise or collection thereof, including, without limitation, any such sale or discount made in connection with a supply chain arrangement involving the Company and/or any of its Subsidiaries and a buyer of the Inventory of the Company or its Subsidiaries or other receivables discount program, but in each case excluding any securitization or similarly structured transaction (including any Permitted Securitization Transaction) (any such transaction, a “Permitted Receivables Transaction”; provided that, in the case of any Foreign Subsidiary of the Company, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary’s country of business;

(d)    (i) as permitted by subsection 8.5, (ii) constituting Investments permitted by subsection 8.8, (iii) constituting a Restricted Payment permitted by subsection 8.7 and (iv) pursuant to Sale and Leaseback Transactions permitted by subsection 8.11;

(e)    the sale, transfer or discount of Receivables (and intangibles related thereto) pursuant to any Permitted Securitization Transaction;

(f)    (i) Dispositions of any assets or property by the Company or any of its Subsidiaries to the Company, any Wholly Owned Subsidiary of the Company, any Subsidiary Guarantor or any other Subsidiary of the Company; provided that (i) any such Disposition by the Company shall (x) not be prohibited by subsection 8.5(a) and (y) be to a Subsidiary Guarantor or to a Subsidiary which becomes a Guarantor hereunder and otherwise complies with all applicable terms of subsection 7.9 at the time of such Disposition; provided further that Dispositions by the Company to any Subsidiary which is not a Subsidiary Guarantor shall be permitted in an amount, together with the amount of any Disposition pursuant to the proviso in clause (ii) below, not in excess of $300,000,000 in the aggregate; (ii) any such Disposition by a Subsidiary Guarantor of all or substantially all of its assets must be to (A) the Company, (B) another Subsidiary Guarantor, or (C) a Subsidiary which becomes a Guarantor hereunder and otherwise complies with all applicable terms of subsection 7.9 at the time of such Disposition; provided further that any Disposition by a Subsidiary Guarantor to any Subsidiary which is not a Subsidiary Guarantor shall be permitted in an amount, together with the amount of any Disposition pursuant to the proviso in clause (i) above, not in excess of $300,000,000 in the aggregate, (iii) any such Disposition by a Wholly Owned Subsidiary of the Company not permitted pursuant to clause (i) or (ii) above shall be to the Company, a Subsidiary Guarantor or another Wholly Owned Subsidiary of the Company, and (iv) any such Disposition by a Subsidiary of the Company which is not a Wholly Owned Subsidiary shall be to the Company or any other Subsidiary;

(g)    the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole;

(h)    any Asset Sale by the Company or any of its Subsidiaries, provided that the Net Cash Proceeds of each such Asset Sale do not exceed $25,000,000 and the aggregate Net Cash Proceeds of all Asset Sales in any fiscal year made pursuant to this subsection (h) do not exceed $100,000,000;

(i)    (x) any Asset Sale contemplated on Schedule 8.6(i), or (y) any other Asset Sales by the Company or any of its Subsidiaries, provided that in the case of any such Asset Sale under this clause (y), (1) with respect to any Asset Sale (or group of related Asset Sales) having a purchase price in excess of $75,000,000 on an individual basis, the Person making such Asset Sale shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that (A) for the purposes of this subclause (1), any securities received by a Person making an Asset Sale from the applicable purchaser that are converted into cash within 180 days following the closing of the applicable Asset Sale shall be deemed to be cash to the extent of the cash received that is applied to prepay Loans or reinvested in accordance with subsection 4.2(b)(ii) and (B) any liabilities (as shown or included on the Company’s or such Subsidiary’s most recent balance sheet provided hereunder (or in the footnotes thereto) of the Company or such Subsidiary) with respect to Indebtedness secured by a first-priority Lien on the assets subject to such Asset Sale (including, without limitation, any Financing Lease) that are assumed by the transferee with respect to the applicable Asset Sale and for which the Company and/or any applicable Subsidiaries obligated thereunder shall have been validly released by all applicable creditors in writing shall be deemed to be cash; and (2) the Net Cash Proceeds of such Asset Sale less the Reinvested Amount is applied in accordance with subsection 4.2(b)(ii); and

(j)    any issuance or sale of Capital Stock (other than Disqualified Stock) by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, or to another Person (other than the Company and its Subsidiaries) to the extent constituting an Investment permitted by subsection 8.8.

Notwithstanding subsections 8.5, 8.6, 8.7 and 8.8, in no event shall the Company or any Subsidiary that is a Subsidiary Guarantor make any Disposition, Restricted Payment, Investment or enter into any other transaction that results in the transfer of ownership of any Material Intellectual Property owned by a Loan Party to any Subsidiary that is not a Loan Party; it being understood and agreed that this paragraph is not intended to prohibit licenses that do not materially interfere with the conduct of the business of the Loan Parties and that do not materially detract from the value of the business of the Loan Parties, taken as a whole (it being further understood that such licenses may be exclusive with respect to a particular usage or territory outside of the United States).

8.7     Limitation on Restricted Payments. At any time a Collateral/Covenant Release Period is not in effect, declare or pay any dividend (other than dividends payable solely in Capital Stock (other than Disqualified Stock)) of Holding, Intermediate Holding or the Company or options, warrants or other rights to purchase Capital Stock of Holding, Intermediate Holding or the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in Capital Stock (other than Disqualified Stock) of Holding, Intermediate Holding or the Company or options, warrants or other rights to purchase

Capital Stock of Holding, Intermediate Holding or the Company) in respect thereof (any such dividend, payment, set apart, purchase, redemption, defeasance, retirement, acquisition or distribution, a “Restricted Payment”), either directly or indirectly, whether in cash or property or in obligations of the Company, except that:

(a)    the Company may declare and pay cash dividends in an amount sufficient to allow Holding and/or Intermediate Holding to pay expenses incurred in the ordinary course of business;

(b)    the Company may declare and pay cash dividends in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) incurred by Holding and/or Intermediate Holding in connection with (i) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (ii) compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Agreement or any of the other Loan Documents and (iii) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, or obligations in respect of director and officer insurance (including premiums therefor);

(c)    the Company may declare and pay cash dividends to Intermediate Holding in an amount not in excess of the amount necessary to pay income Taxes to be paid by Intermediate Holding, Holding and any other Person that owns any Capital Stock in Intermediate Holding to any taxing authority imposed on their respective allocable shares of the taxable income of Intermediate Holding and its Subsidiaries;

(d)    to the extent constituting a Restricted Payment, the Company and its Subsidiaries may consummate the issuance or sale of Capital Stock (other than Disqualified Stock) permitted by subsection 8.6(j);

(e)    the Company may declare and pay cash dividends in an amount sufficient to allow Holding and/or Intermediate Holding to pay all fees and expenses incurred in connection with the transactions expressly contemplated by this Agreement and the other Loan Documents, and to allow Holding and/or Intermediate Holding to perform its obligations under or in connection with the Loan Documents to which it is a party;

(f)    the Company may redeem, repurchase, retire, defease or otherwise acquire its Capital Stock in exchange for, or out of the net cash proceeds of, the substantially concurrent sale or issuance (other than to a Subsidiary) of its Capital Stock (other than Disqualified Stock);

(g)    the Company may pay any dividend within 60 days after the date of the declaration of the dividend by Holding if, at the date of declaration, the dividend payment would have complied with the provisions of this subsection 8.7;

(h)    the Company may declare and pay other Restricted Payments so long as (i) the Company is in Pro Forma Compliance after giving effect thereto, (ii) no Event of Default exists or would result therefrom and (iii) the aggregate amount of Restricted Payments previously made pursuant to this subsection 8.7(h) after January 1, 2018 is not in excess of the Cumulative Available Amount in effect on such date and not being utilized for Investments pursuant to subsection 8.8(p) (and such Restricted Payments shall then reduce the Cumulative Available Amount as provided therein on the date of payment thereof);

(i)    the Company may declare and make dividend payments in accordance with its dividend policy in an aggregate amount not to exceed $50,000,000 in any fiscal year; and

(j)    so long as no Event of Default exists or would result therefrom the Company may declare and pay additional Restricted Payments, in an unlimited amount if the Consolidated Total Leverage Ratio is less than 3.25 to 1.00 (calculated as of the date of such proposed Restricted Payments in accordance with the definition of “Pro Forma Compliance” after giving effect to such proposed Restricted Payments).

For the avoidance of doubt, the aggregate amount of Restricted Payments made pursuant to subsection 8.7(j) shall not reduce the aggregate amount of Restricted Payments that are permitted under subsection 8.7(h).

8.8    Limitation on Investments, Loans and Advances. At any time a Collateral/Covenant Release Period is not in effect, make any advance, loan, extension of credit (including the incurrence or assumption of any Guarantee Obligation) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an “Investment”), any Person, except:

(a)     extensions of trade credit in the ordinary course of business;

(b)    Investments in cash and Cash Equivalents;

(c)    Investments existing on the Effective Date and described in Schedule 8.8(c), setting forth the respective amounts of such Investments as of a recent date;

(d)    Investments in notes receivable and other instruments and securities obtained in connection with any Permitted Receivables Transaction and any optional payment or prepayment on, or optional repurchase or redemption of, any Existing Notes or Additional Notes;

(e)    loans and advances to officers, directors or employees of Holding or any of its Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) existing on the Effective Date and described in Schedule 8.8(c), (iii) made after the Effective Date for relocation expenses in the ordinary course of business, (iv) made for other purposes in an aggregate amount (as to Holding and all of its Subsidiaries) of up to $10,000,000 outstanding at any time and (v) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity;

(f)    (i) Investments by the Company in its Wholly Owned Subsidiaries (other than any Receivables Subsidiary) and Subsidiary Guarantors and by such Wholly Owned Subsidiaries and Subsidiary Guarantors in the Company, Wholly Owned Subsidiaries of the Company (other than any Receivables Subsidiary) and Subsidiary Guarantors or Investments by the Company or any Guarantor in a Subsidiary that is not a Guarantor; provided that any Investments by the Company or any Guarantor in a Subsidiary that is not a Guarantor under this clause (f)(i) shall only be permitted so long as (A) no Event of Default is existing or would result after giving effect thereto and (B) the Company is in Pro Forma Compliance after giving effect to such Investment and any Indebtedness incurred in connection therewith, and/or (ii) Investments in Intermediate Holding in amounts and for purposes for which dividends are permitted under subsection 8.7;

(g)    acquisitions expressly permitted by subsection 8.9;

(h)    (i) Investments of the Company and its Subsidiaries under Interest Rate Protection Agreements or under Permitted Hedging Arrangements, (ii) the CoBank Equities and any other similar stock or securities of, or Investments in, CoBank or its investment services or programs, and (iii) any Investments in patronage assets in respect of any loan and advances made by a Farm Credit Lender from time to time;

(i)    Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 8.3(c), (d) or (f);

(j)    Investments representing non-cash consideration received by the Company or any of its Subsidiaries in connection with any Asset Sale pursuant to subsection 8.6;

(k)    any Investment by the Company and its Subsidiaries in a Receivables Subsidiary which, in the judgment of the Company, is prudent and reasonably necessary in connection with, or otherwise required by the terms of, any Permitted Securitization Transaction;

(l)    Investments by the Company or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement (including, without limitation, Foreign Subsidiaries) in an aggregate amount not to exceed at any time (together with any Guarantee Obligations permitted by subsection 8.2(v)) an amount equal to $300,000,000;

(m)    Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Company or any of its Subsidiaries that were issued in connection with the financing of such assets, so long as the Company or any such Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(n)    Investments representing evidences of Indebtedness, securities or other property received from another Person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Company or any of its Subsidiaries;

(o)    Investments (other than acquisitions) so long as (i) no Event of Default exists or would result therefrom and (ii) the Consolidated Total Leverage Ratio is less than 3.25 to 1.00 after giving effect to any such Investments and any Indebtedness incurred in connection therewith on a pro forma basis as of the most recently ended Test Period;

(p)    Investments by the Company and its Subsidiaries in an aggregate outstanding amount at any time not to exceed the Cumulative Available Amount in effect at such time so long as (i) no Event of Default exists or would result therefrom and (ii) the Company is in Pro Forma Compliance after giving effect thereto and any Indebtedness incurred in connection therewith; and

(q)    Investments not otherwise permitted by the preceding clauses of this subsection 8.8 not to exceed in the aggregate at any time the greater of (i) $150,000,000 and (ii) 10% of the consolidated total assets of the Company and its Subsidiaries shown on the consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recent fiscal quarter for which an Adjustment Date has occurred, determined on a consolidated basis in accordance with GAAP.

8.9     Limitations on Certain Acquisitions. At any time a Collateral/Covenant Release Period is not in effect, acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that the Company and its Subsidiaries shall be allowed to make any such acquisitions so long as, on the date of consummation thereof, immediately before, and after giving effect to, such acquisition, (a) no Event of Default shall have occurred and be continuing; provided that if such acquisition is a Limited Conditionality Acquisition financed with proceeds of a substantially concurrent incurrence of Indebtedness under an Incremental Facility or any Indebtedness under subsection 8.2(e), the satisfaction of the condition set forth in this clause (a) shall (to the extent requested by the Company and agreed by the Administrative Agent and the Lenders and the Additional Lenders under such Incremental Facility or the holders of any such Indebtedness) be determined on the date of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Conditionality Acquisition (so long as no Event of Default under any of subsection 9(a) or (f) shall have occurred and be continuing at the time of the consummation of such Limited Conditionality Acquisition or would result therefrom) and (b) if the aggregate cash consideration paid by the Company and its Subsidiaries for such acquisition exceeds $100,000,000, the Company shall be in Pro Forma Compliance; provided that if such acquisition is a Limited Conditionality Acquisition financed with proceeds of a substantially concurrent incurrence of Indebtedness under an Incremental Facility or any Indebtedness under subsection 8.2(e), the satisfaction of the condition set forth in this clause (b) shall (to the extent requested by the Company and agreed by the Administrative Agent and the Lenders and the Additional Lenders under such Incremental Facility or the holders of any such Indebtedness) be determined on the date of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Conditionality Acquisition.

8.10    [Reserved.]

8.11    Limitation on Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary (any of such arrangements, a “Sale and Leaseback Transaction”), except for Sale and Leaseback Transactions permitted by subsection 8.6(i) so long as an amount equal to 100% of the Net Cash Proceeds of such Sale and Leaseback Transaction in excess of $50,000,000 is applied in accordance with subsection 4.2(b)(iv).

8.12    [Reserved].

8.13    [Reserved].

8.14    Limitation on Changes in Fiscal Year. Permit the fiscal year of Holding, Intermediate Holding or the Company to end on a day other than December 31.

8.15     Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Company or any of its Subsidiaries (other than any Excluded Subsidiaries) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) (i) this Agreement, the other Loan Documents and any related documents, and (ii) the Existing Note Indentures, the Existing Notes and any related documents, (b) any industrial revenue or development bonds, purchase money mortgages, acquisition agreements or Financing Leases or agreements in connection with any Permitted Securitization Transaction or Permitted Receivables Transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby) or operating leases of real property entered into in the ordinary course of business, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or encumbrance or restriction was created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by subsection 8.2(h) above, (d) customary non-assignment provisions in leases, licenses and commercial contracts that are entered into in the ordinary cause of business and do not pertain to Indebtedness, (e) restrictions imposed on cash, cash equivalents or securities that are subject to escrow or deposit arrangements arising under leases and commercial contracts that are entered into in the ordinary course of business and do not pertain to Indebtedness, (f) purchase money obligations or capital lease obligations for property or assets acquired or leased in transactions otherwise permitted hereby that impose restrictions against Liens on such property or assets (in which case, any prohibition or limitation shall only be effective against such property or assets and property and assets reasonably related thereto and proceeds thereof), (g) restrictions or conditions with respect to cash collateral so long as the Lien in respect of such cash collateral is permitted under subsection 8.3, (h) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness permitted under subsection 8.2 of any Subsidiary that is not (and is not required to become) a Loan Party; provided that such restrictions relate only to the assets of such Subsidiary, (i) customary provisions in joint venture and similar agreements restricting the granting of Liens in the Capital Stock of such joint venture entity (so long as such Person is not a Loan Party or a Subsidiary), (j) provisions under agreements evidencing or governing or otherwise relating to Indebtedness permitted under subsection 8.2(e), to the extent the prohibitions or limitations related to such Indebtedness, taken as a whole, are not materially more restrictive with respect to such prohibitions and limitations, taken as a whole, than those set forth in this Agreement, the other Loan Documents and any related documents, or to the extent requiring that such Indebtedness be secured ratably with any Liens securing the Indebtedness under this Agreement, and (k) any prohibitions or limitations that arise in connection with any Disposition permitted by subsection 8.5 or 8.6 and relate solely to the asset or Person subject to such Disposition.

8.16    Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary or joint venture or similar arrangement described in subsection 8.8(l), except for those businesses of the same general type as those in which the Company and its Subsidiaries (including the Philanthropic Fund) are engaged on the Effective Date, taken as a whole, including any businesses which are ancillary, related or complementary thereto or which are a reasonable extension thereof.

8.17    Limitations on Currency and Commodity Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Company or any of its Subsidiaries with reputable financial institutions or vendors (determined as of the time such agreement or arrangement is entered into) and not for purposes of speculation (any such agreement or arrangement permitted by this subsection, a “Permitted Hedging Arrangement”).

8.18    Anti-Social Group. In the case of each Borrower permitted to borrow under the Revolving Yen Tranche Facility, (a) become a member of an Anti-Social Group, (b) have any Anti-Social Relationship or (c) engage in any Anti-Social Conduct, whether directly or indirectly through a third party; it being understood and agreed that the Company shall, or shall cause any applicable Designated Borrower under such Facility to promptly provide to the Administrative Agent such documents or information pertaining to such Person and within the possession of the Company or any of its Subsidiaries (including, without limitation, registered or principal office, residential address, formal name and birth date) as the Administrative Agent shall reasonably request for the purposes of screening to identify Anti-Social Conduct, Anti-Social Groups or other matters by the Administrative Agent.

Notwithstanding the foregoing and for the avoidance of doubt, during any Collateral/Covenant Release Period, if any, the negative covenants set forth in subsections 8.7 (Limitation on Restricted Payments), 8.8 (Limitation on Investments, Loans and Advances) and 8.9 (Limitations on Certain

Acquisitions) shall cease to apply (such negative covenants, the “Suspended Covenants”). Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, no action taken or omitted to be taken by the Company or any of its Subsidiaries during a Collateral/Covenant Release Period shall give rise to a Default or Event of Default under a Suspended Covenant on or after a Collateral/Covenant Reinstatement Date so long as such action or omission was otherwise permitted during such Collateral/Covenant Release Period. Upon the applicable Collateral/Covenant Reinstatement Date, (i) with respect to Investments and acquisitions made during any period when a Collateral/Covenant Release Period is not in effect, the amount available to be made as Investments will be calculated as though the provisions of subsection 8.8 and/or subsection 8.9 had been in effect prior to, but not during, any Collateral/Covenant Release Period, (ii) with respect to Restricted Payments made during any period when a Collateral/Covenant Release Period is not in effect, the amount available to be made as Restricted Payments will be calculated as though the provisions of subsection 8.7 had been in effect prior to, but not during any Collateral/Covenant Release Period, (iii) all Investments made during a Collateral/Covenant Release Period will be classified as having been made pursuant to subsection 8.8(c) and (iv) all Restricted Payments made during a Collateral/Covenant Release Period will be classified as having been made pursuant to subsection 8.7(j).

SECTION 9. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)    (i) Any Borrower shall fail to pay any principal of any Loan or any Unreimbursed Amount when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); (ii) any Borrower (other than a Foreign Obligor) shall fail to pay any interest on any Loan or any other amount payable hereunder (other than any amount payable with respect to obligations incurred by a Foreign Obligor under the Revolving Euro Tranche Facility, the Revolving Yen Tranche Facility or any Incremental Revolving Tranche Facility) within five days after any such interest or other amount becomes due in accordance with the terms hereof; or (iii) any Borrower shall fail to pay any interest or any other amount payable with respect to obligations incurred by a Foreign Obligor under the Revolving Euro Tranche Facility, the Revolving Yen Tranche Facility or any Incremental Revolving Tranche Facility within ten days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)    Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect (or in any respect if otherwise already qualified by materiality or Material Adverse Effect) on or as of the date made or deemed made; or

(c)    Any Loan Party shall default in the observance or performance of any agreement contained in subsection 7.4 (as to the existence of the Company only), 7.7(a) or Section 8 of this Agreement; provided that, in the case of a default in the observance or performance of its obligations under subsection 7.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Company shall have discovered or should have discovered such default; or

(d)    Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period ending on the earlier of (i) the date 30 days after a Responsible Officer of Holding or the Company shall have discovered such default and (ii) the date 30 days after written notice has been given to Holding or the Company by the Administrative Agent or the Required Lenders; or

(e)    Intermediate Holding or any of its Subsidiaries shall (i) default in (x) any payment of principal of or interest on any Indebtedness (other than the Loans and the Unreimbursed Amounts) in excess of $100,000,000, or (y) the payment of any Guarantee Obligation in excess of $100,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or such Guarantee Obligation to become payable (each of the foregoing, an “Acceleration”), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given; or

(f)    (i) Any Loan Party (other than an Immaterial Subsidiary or an Insignificant Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party (other than an Immaterial Subsidiary or an Insignificant Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party (other than an Immaterial Subsidiary or an Insignificant Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party (other than an Immaterial Subsidiary or an Insignificant Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party (other than an Immaterial Subsidiary or an Insignificant Subsidiary) shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party (other than an Immaterial Subsidiary or an Insignificant Subsidiary) shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(g)    (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any determination that any Single Employer Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either of the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could be reasonably expected to result in a Material Adverse Effect; or

(h)    One or more judgments or decrees not covered by insurance as to which such insurer has acknowledged coverage shall be entered against Holding or any of its Subsidiaries (other than an Immaterial Subsidiary or an Insignificant Subsidiary) involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $100,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)    [reserved];

(j)    (i) Any of the Security Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than (x) in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document and (y) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement or to file Uniform Commercial Code continuation statements), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

(k)    Any Loan Document (other than any of the Security Documents) shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or

(l)    A Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Revolving Credit Commitments, the Revolving Euro Tranche Commitments, the Revolving Yen Tranche Commitments, the Incremental Revolving Tranche Commitments, if any, and the Term Loan Commitments, if any, shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C-BA Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit or Bankers’ Acceptances shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the

Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Revolving Credit Commitments, the Revolving Euro Tranche Commitments, the Revolving Yen Tranche Commitments, the Incremental Revolving Tranche Commitments, if any, and the Term Loan Commitments, if any, to be terminated forthwith, whereupon the Revolving Credit Commitments, the Revolving Euro Tranche Commitments, the Revolving Yen Tranche Commitments, the Incremental Revolving Tranche Commitments, if any, and the Term Loan Commitments, if any, shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C-BA Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit or Bankers’ Acceptances shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

With respect to any Letter of Credit or Bankers’ Acceptance with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time Cash Collateralize an amount equal to the aggregate then undrawn and unexpired amount of such Letter of Credit or Bankers’ Acceptance. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in such Cash Collateral to secure all obligations of the Company in respect of such Letter of Credit or Bankers’ Acceptance under this Agreement and the other Loan Documents. The Company shall execute and deliver to the Administrative Agent, for the account of the L/C Issuers and the Revolving Credit Lenders, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letter of Credit or Bankers’ Acceptance, and the unused portion thereof after all such Letters of Credit or Bankers’ Acceptances shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder. After all Letters of Credit or Bankers’ Acceptances, as applicable, shall have expired or been fully drawn upon, all Unreimbursed Amounts shall have been satisfied and all other obligations of the Borrowers hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company.

Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

After the exercise of remedies provided for in this Section 9 (or after the Loans have automatically become immediately due and payable and the L/C-BA Obligations have automatically been required to be Cash Collateralized as set forth in this Section 9), any amounts received on account of the Obligations shall, subject to the provisions of subsections 3.1(g) and 4.6(e), be applied by the Administrative Agent in accordance with Section 6.5 of the Guarantee and Collateral Agreement; provided that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth in Section 6.5 of the Guarantee and Collateral Agreement.

Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements may, in the Administrative Agent’s discretion, be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be. Each Hedge Bank and each Cash Management Bank not a party to this Agreement who obtains the benefit of the foregoing provision or any Collateral by virtue of the provisions hereof or of the Guarantee and Collateral Agreement or any Security Document shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 10 hereof for itself and its Affiliates as if a “Lender” party to this Agreement.

SECTION 10. ADMINISTRATIVE AGENT

10.1    Appointment and Authority. (a) Each of the Lenders (in their respective capacities as a Lender, Swing Line Lender (if applicable), Swing Line Euro Tranche Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and the applicable L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in their respective capacities as a Lender, Swing Line Lender (if applicable), Swing Line Euro Tranche Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to subsection 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 10 and Section 11, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The foregoing provisions of this subsection 10.2 shall likewise apply to the Person serving as the Alternative Currency Funding Fronting Lender.

10.3     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any discretionary action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in subsection 11.1 and Section 9) or (ii) in the absence of its own gross negligence, willful misconduct or breach in bad faith as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it with reasonable care, and shall not be liable to any Lender for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent with reasonable care; provided that no such delegation shall serve as a release of the Administrative Agent from any of its responsibilities hereunder or as a waiver by the Company of any of its rights hereunder. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6     Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers with the consent of the Company (not to be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment or been consented to by the Company, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in subsection 4.9(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent of such resignation effective date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and subsection 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and Alternative Currency Funding Fronting Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C-BA Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to subsection 3.1(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation (including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to subsection 2.4(c)). If Bank of America resigns as Swing Line Euro Tranche Lender, it shall retain all the rights of the Swing Line Euro Tranche Lender provided for hereunder with respect to Swing Line Euro Tranche Loans made by it and outstanding as of the effective date of such resignation (including the right to require the Lenders to fund risk participations in outstanding Swing Line Euro Tranche Loans pursuant to subsection 2.7(c)). If Bank of America resigns as Alternative Currency Funding Fronting Lender, it shall retain all the rights of the Alternative Currency Funding Fronting Lender provided for hereunder with respect to Revolving Credit Loans denominated in an Alternative Currency made by it and outstanding as of the effective date of such resignation (including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Revolving Credit Loans denominated in an Alternative Currency pursuant to subsection 2.2(f)). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and Alternative Currency Funding Fronting Lender, (ii) the retiring L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and Alternative Currency Funding Fronting Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor L/C Issuer shall issue letters of credit and bankers acceptances in substitution for the Letters of Credit and Bankers’ Acceptances, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit or Bankers’ Acceptances and (iv) the successor Alternative Currency Funding Fronting Lender shall make arrangements with the resigning Alternative Currency Funding Fronting Lender for the funding of all outstanding Alternative Currency Risk Participations.

10.7    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Other Representatives listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

10.8     Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each of the Lenders and the L/C Issuers agree that the Administrative Agent (irrespective of whether the principal of any Loan or L/C-BA Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C-BA Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under subsections 3.1(i) and (j), 4.3 and 11.5) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel as provided herein, and any other amounts due the Administrative Agent under subsections 4.3 and 11.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (xvi) of subsection 11.1(a), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

10.9    Collateral and Guaranty Matters. Each of the Lenders (in their respective capacities as a Lender, Swing Line Lender (if applicable), Swing Line Euro Tranche Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and the L/C Issuers irrevocably authorizes the Administrative Agent:

(a)     to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Facility Termination Date, (ii) that is disposed or to be disposed as part of or in connection with any disposition permitted hereunder or under any other Loan Document, (iii) if approved, authorized or ratified in writing in accordance with subsection 11.1, (iv) owned by a Guarantor upon release of such Guarantor from its Guarantor Obligations pursuant to clause (b) below or (v) upon any Collateral/Covenant Release Date as provided herein and pursuant to the Security Documents;

(b)    to release any Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted hereunder; and

(d)    to take any other action required to be taken by it under the terms of any Security Document.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents to which it is a party pursuant to this subsection 10.9. In each case as specified in this subsection 10.9, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this subsection 10.9.

10.10    Other Secured Parties. Without limitation of any of the terms set forth in Section 8 of the Guarantee and Collateral Agreement, no Hedge Bank or Cash Management Bank (other than the Administrative Agent, the L/C Issuers and the Lenders) who obtains the benefit of the provisions of subsection 6.5 of the Guarantee and Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Guarantee and Collateral Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 10 to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements in the case of a Facility Termination Date (or such earlier date on which the Loans and all other amounts owing under this Agreement become due and payable pursuant to Section 9).

10.11    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Bankers’ Acceptances, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Bankers’ Acceptances, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Bankers’ Acceptances, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, Bankers’ Acceptances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.12    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by a Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

SECTION 11. MISCELLANEOUS

11.1    Amendments and Waivers.

(a)    Subject to Section 4.5, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection. Except as provided in subsection 2.6 with respect to an Incremental Facility Amendment and except as otherwise provided below in this subsection 11.1, the Required Lenders may, with the acknowledgment of the Administrative Agent, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)    waive any condition set forth in subsection 6.1 (other than subsection 6.1(j), with respect to fees due to the Administrative Agent), without the written consent of each Lender;

(ii)    reduce the amount of any Loan or any Unreimbursed Amounts or of any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof (excluding mandatory prepayments under subsection 4.2) or increase the amount of any Commitment of any

Lender (or reinstate any Commitment terminated pursuant to Section 9) or change the currency in which any Loan or Unreimbursed Amount is payable, in each case without the consent of each Lender directly affected thereby (which reduction or extension shall not also require the vote of Required Lenders); provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” to the extent such change would be applicable to all Lenders or to waive any obligation of any Borrower or any other Person to pay interest or any other amount at the Default Rate to the extent such waiver would be applicable to all Lenders or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iii)    extend the scheduled date of maturity of any Loan or Unreimbursed Amount or extend the expiration date of any Commitment of any Lender, in each case, without the consent of each Lender under the applicable Facility that is extending such maturity or expiration date (which extension shall not also require the vote of Required Lenders);

(iv)    (A) amend, modify or waive any provision of this subsection 11.1(a), (B) reduce the percentage specified in the definition of “Required Lenders”, (C) amend, modify or waive any other provisions hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or (D) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than the definitions specified in clause (v) of this subsection 11.1 or pursuant to subsection 8.5 or 11.1(b)), in each case without the written consent of all the Lenders;

(v)    reduce the percentages specified in the definition of “Required Revolving Lenders,” “Required Term A-1 Lenders,” “Required Term A-2 Lenders,” “Required Revolving Euro Tranche Lenders,” or “Required Revolving Yen Tranche Lenders,” without the written consent of each Lender under the applicable Facility (which reduction shall not also require the vote of Required Lenders);

(vi)    (A) release the Company from its Guarantee Obligations under the Guarantee and Collateral Agreement without the written consent of each Lender with Commitments or Obligations outstanding under each Facility subject to such release; (B) release, or have the effect of releasing, all or substantially all of the value of the Guarantee Obligations under the Guarantee and Collateral Agreement without the written consent of each Lender; or (C) other than during a Collateral/Covenant Release Period, in the aggregate (in a single transaction or a series), release, or have the effect of releasing, all or substantially all of the Collateral without the written consent of each Lender;

(vii)    (A) amend, modify or waive any provision of subsection 2.2(f) or, subject to paragraphs (ii) and (iii) of this subsection 11.1(a), Section 3 without the written consent of the Required Revolving Lenders or (B) amend, modify or waive any provision of the definition of “Alternative Currency” or subsection 1.4 as it relates to any Facility without the written consent of the Required Facility Lenders with respect to such Facility and, in the case of any amendment, modification or waiver that adds an additional Alternative Currency with respect to any Facility, the consent of all Lenders under such Facility (in each case, which amendment, modification or waiver shall not also require the vote of Required Lenders);

(viii)    change Section 9, Section 11.7 or Section 6.5 of the Guarantee and Collateral Agreement or any other provision hereof in a manner that would have the effect of altering the order of application in the waterfall, the ratable reduction of Commitments or the pro rata sharing of payments otherwise required thereunder without the written consent of each Lender adversely affected thereby or amend, modify or waive the order of application of prepayment specified in subsection 4.2(d) or 4.2(g) without the consent of the Required Facility Lenders under each affected Facility (which amendment, modification or waiver shall not also require the vote of Required Lenders);

(ix)    amend, modify or waive any provision of (A) subsection 4.2 relating to the prepayment of any Loans without the consent of the Required Facility Lenders with respect to the Facility under which such Loans were made or (B) Section 2.3 relating to the reduction of any Commitments without the consent of the Required Facility Lenders with respect to the Facility relating to such Commitments (in each case, which amendment, modification or waiver shall not also require the vote of Required Lenders); provided that no amendment, modification or waiver pursuant to this clause (ix) that is approved by the Required Facility Lenders of any Facility shall disproportionately reduce the amount of any prepayment or commitment reduction of any Lender under such Facility without the consent of such Lender;

(x)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Facility Lenders under such Facility (which amendment, modification or waiver shall not also require the vote of Required Lenders);

(xi)    amend, modify or waive any provision of Section 10, or affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, without the written consent of the then Administrative Agent and of any Other Representative affected thereby;

(xii)    (A) amend, modify or waive any provision of subsection 2.4, or affect the rights or duties of the Swing Line Lender under this Agreement, without the written consent of the Swing Line Lender and each other Lender, if any, which holds, or is required to purchase, a participation in any Swing Line Loan pursuant to subsection 2.4(c) or (B) amend, modify or waive any provision of subsection 2.7, or affect the rights or duties of the Swing Line Euro Tranche Lender under this Agreement, without the written consent of the Swing Line Euro Tranche Lender and each other Lender, if any, which holds, or is required to purchase, a participation in any Swing Line Euro Tranche Loan pursuant to subsection 2.7(c);

(xiii)    amend, modify or waive any provision of this Agreement at a time when any Default or Event of Default has occurred and is continuing or when the conditions set forth in subsections 6.2(a) or 6.2(d) cannot be satisfied, which amendment, waiver or modification would have the effect of eliminating any such Default, Event of Default or condition, in each case, for the purposes of determining whether the conditions precedent set forth in subsection 6.2 have been satisfied with respect to (A) the making of any Revolving Credit Loan, Letter of Credit, Bankers’ Acceptance or Swing Line Loan, without the written consent of the Required Revolving Lenders, and, in the case of Letters of Credit or Bankers’ Acceptances, the L/C Issuers and, in the case of Swing Line Loans, the Swing Line Lender, (B) the making of any Revolving Euro Tranche Loan or Swing Line Euro Tranche Loan, without the written consent of the Required Revolving Euro Tranche Lenders, and, in the case of Swing Line Euro Tranche Loans, the Swing Line Euro Tranche Lender and (C) the making of any Revolving Yen Tranche Loan, without the written consent of the Required Revolving Yen Tranche Lenders (in each case, which amendment, modification or waiver shall not also require the vote of Required Lenders);

(xiv)    amend, modify or waive any provision of this Agreement that solely relates to, or solely affects, a given Facility that does not otherwise require the consent of each Lender under the applicable Facility without the written consent of the Required Facility Lenders under such Facility (which amendment, modification or waiver shall not also require the vote of Required Lenders), including, but not limited to, the addition or removal of any covenant that shall be applicable solely to such Facility;

(xv)     amend, modify or waive the provisions of any Letter of Credit or Bankers’ Acceptance or any L/C-BA Obligation, or affect the rights or duties of any L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit or Bankers’ Acceptance issued or to be issued by it or (y) subject to subsection 3.1(b)(iii), provide for an expiry date of a requested Letter of Credit which would occur more than twelve months after the date of issuance or last extension of such Letter of Credit, in any such case, without the written consent of each affected L/C Issuer and each affected Revolving Credit Lender (which amendment, modification or waiver shall not also require the vote of Required Lenders); or

(xvi)    amend, modify or waive any provision of this Agreement or any other Loan Document affecting the rights or duties of the Alternative Currency Funding Fronting Lender without the written consent of the Alternative Currency Funding Fronting Lender and each affected Revolving Credit Lender (which amendment, modification or waiver shall not also require the vote of Required Lenders).

Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) no Commitment of any Defaulting Lender may be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, and (ii) if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b)    Notwithstanding any provision herein to the contrary and without limiting subsection 2.6, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof and (ii) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder.

(c)    In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Company and the Lenders providing the relevant Replacement Loans (as defined below) to permit the refinancing of all outstanding Loans under any Facility (“Refinanced Loans”) with a replacement loan tranche hereunder (“Replacement Loans”), provided that (i) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans, (ii) [reserved], (iii) the weighted average life to maturity of such Replacement Loans shall not be shorter than the weighted average life to maturity of such Refinanced Loans at the time of such refinancing, (iv) all other terms applicable to such Replacement Loans shall be substantially identical to, or taken as a whole not materially less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing and (v) each of the conditions set forth in subsections 6.2(a) and (b) shall be satisfied as of the date thereof (it being understood that all references to “the date of such Credit Extension” in such subsection 6.2 shall be deemed to refer to the effective date of such Replacement Loans).

(d)    If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 11.1(a), the consent of each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders, the Required Revolving Lenders, the Required Term A-1 Lenders, the Required Term A-2 Lenders, the Required Revolving Euro Tranche Lenders or the Required Revolving Yen Tranche Lenders, as applicable, at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”) or if any Lender is a Defaulting Lender, then the Company may, on ten Business Days’ prior written notice to the Administrative Agent and the Non-Consenting Lender or Defaulting Lender, as applicable, (x) (other than in the case of a Defaulting Lender) terminate the Commitments of such Lender and repay all obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date or (y) replace such Non-Consenting Lender or Defaulting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.6 (with the assignment fee and any other costs and expenses to be paid by the Company in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to any Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrowers owing to the Non-Consenting

Lender or Defaulting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender or Defaulting Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this subsection 11.1(d), if the Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (x) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (y) the date as of which all obligations of the Borrowers owing to the Non-Consenting Lender or Defaulting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Company shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Consenting Lender or Defaulting Lender.

11.2    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Company, the Administrative Agent, the L/C Issuers, the Swing Line Lender, the Swing Line Euro Tranche Lender or the Alternative Currency Funding Fronting Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule A; and

(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Section 2 or Section 3 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the L/C Issuers, the Swing Line Lender, the Swing Line Euro Tranche Lender, the Alternative Currency Funding Fronting Lender or the Company may, in its or their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent and the Company otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications to Persons other than the Company or any other Loan Party posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or any of its Related Parties; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of the Company, the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Swing Line Euro Tranche Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Swing Line Euro Tranche Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the

“Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holding, the Company or their respective securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders, if acting in good faith and without gross negligence or willful misconduct, shall be entitled to rely and act upon any notices (including telephonic Loan Notices, Swing line Loan Notices and Swing Line Euro Tranche Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of bad faith, gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer, the Swing Line Lender, the Swing Line Euro Tranche Lender or the Alternative Currency Funding Fronting Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer, Swing Line Lender, the Swing Line Euro Tranche Lender or Alternative Currency Funding Fronting Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with subsection 11.10 (subject to the terms of subsection 11.7), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to subsection 11.7, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.4    Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.5    Payment of Expenses and Taxes.

(a)     Indemnification by the Company. The Company agrees (i) to pay or reimburse the Administrative Agent and the Other Representatives for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the credit facilities contemplated herein (including the reasonable expenses of the Administrative Agent’s due diligence investigation) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent and the Other Representatives and such additional local counsel thereto retained with the consent of the Company, (ii) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the monitoring of the Collateral), including, without limitation, the reasonable fees and disbursements of one primary counsel (and such necessary and appropriate local counsel) for the Administrative Agent and such additional counsel retained with the consent of the Company (such consent not to be unreasonably withheld or delayed), (iii) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent (and such necessary and appropriate local counsel) and one counsel for each other class of Lenders (in each case, subject to additional counsel as a result of actual or perceived conflicts of interest), and any reasonable Environmental Costs incurred by any of them arising out of or in any way relating to any Loan Party or any property in which any Loan Party has had any interest at any time, (iv) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Other Representatives from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution, delivery, administration and enforcement of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (v) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Other Representatives (and their respective Affiliates and the respective directors, trustees, officers, employees, controlling persons, agents, successors and assigns of each Lender, the Administrative Agent, the Other Representatives and their respective Affiliates) (each an “indemnified party”) from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any such Person’s own negligence (other than gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction) and including, without limitation, the reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether the Administrative Agent, any such Other Representative or any Lender is a party to the litigation or other proceeding giving rise thereto and regardless of whether any such litigation or other proceeding is brought by the Company or any other Person), including, without limitation, any of the foregoing relating to the violation of, noncompliance with, or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto applicable to the operations of the Company, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (but excluding proceedings and claims solely between or among the Lenders which involve no act or omission of the Company (but including proceedings brought by any Lender against the Administrative Agent, any L/C Issuer or any of the

Arrangers acting in its capacity as such)) (all the foregoing in this clause (v), collectively, the “indemnified liabilities”), provided that the Company shall not have any obligation hereunder to the Administrative Agent, any such Other Representative or any Lender with respect to Environmental Costs or indemnified liabilities arising from (x) the breach in bad faith, gross negligence or willful misconduct of such indemnified party (or any of its subsidiaries or any of its or their respective directors, trustees, officers, employees, agents, successors and assigns) as determined by a final, non-appealable judgment of a court of competent jurisdiction or (y) claims made or legal proceedings commenced against any indemnified party by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such (and not arising out of any act or omission of Holding or any of its Subsidiaries). The Company shall not be responsible for the fees and expenses of more than one primary counsel (and one local counsel in each appropriate jurisdiction) in each claim or proceeding (or series of related claims or proceedings) for which indemnification is sought by the indemnified parties except, in each case, with respect to additional counsel for the indemnified parties as a result of an actual or perceived conflict of interest. Each indemnified party shall be obligated to refund or return any and all amounts paid by the Company pursuant to this subsection 11.5 to such indemnified party for any fees, expenses or damages to the extent such indemnified party is not entitled to payment thereof in accordance with the terms hereof. Notwithstanding the foregoing, except as provided in clauses (iii) and (iv) above, the Company shall have no obligation under this subsection 11.5 to the Administrative Agent, any Other Representative or any Lender with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

(b)    Reimbursement by Lenders. To the extent that the Company for any reason fails to pay any amount required under subsection 11.5(a) to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender, the Swing Line Euro Tranche Lender, the Alternative Currency Funding Fronting Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender, the Swing Line Euro Tranche Lender, the Alternative Currency Funding Fronting Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Total Outstandings plus the unused Commitments at such time) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender, the Swing Line Euro Tranche Lender or the Alternative Currency Funding Fronting Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender, the Swing Line Euro Tranche Lender or the Alternative Currency Funding Fronting Lender in connection with such capacity. The obligations of the Lenders under this subsection 11.5(b) are subject to the provisions of subsection 4.6(e).

11.6     Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection 11.6(b), (ii) by way of participation in accordance with the provisions of subsection 11.6(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection 11.6(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 11.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection 11.6(b), Alternative Currency Risk Participations and participations in L/C-BA Obligations, in Swing Line Loans and in Swing Line Euro Tranche Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, $1,000,000, in the case of any assignment in respect of any Term Facility, the Alternative Currency Equivalent amount in Euro of $5,000,000, in the case of any assignment in respect of the Revolving Euro Tranche Facility, or the Alternative Currency Equivalent amount in Yen of $5,000,000, in the case of any assignment in respect of the Revolving Yen Tranche Facility, unless each of the Administrative Agent and, so long as no Event of Default described in subsection 9(a) or 9(f) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this subsection and, in addition:

(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default described in subsection 9(a) or 9(f) (with respect to the Company only) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)    the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility;

(E)    the consent of the Alternative Currency Funding Fronting Lender (such consent not to be unreasonably withheld or delayed) shall be required if upon effectiveness of the applicable assignment the proposed assignee would be an Alternative Currency Participating Lender with respect to any Alternative Currency; and

(F)    the consent of the Swing Line Euro Tranche Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Euro Tranche Facility.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Company. No such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries.

(vi)    No Assignment to Certain Persons. No such assignment shall be made to a natural person or to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender.

(vii)    No Assignment Resulting in Additional Non-Excluded Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to the Borrowers without the imposition of any additional Non-Excluded Taxes.

(viii)    Notes. The assigning Lender shall deliver all Notes evidencing the assigned interests to the Company or the Administrative Agent (and the Administrative Agent shall deliver such Notes to the Company).

(ix)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit, Bankers’ Acceptances, Swing Line Loans and Swing Line Euro Tranche Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection 11.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and shall make all acknowledgments, representations and warranties required of a Lender hereunder, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be subject to the obligations under and entitled to the benefits of subsections 4.8, 4.9, 4.10 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request and upon surrender by the assigning Lender of all Notes evidencing the assigned interests, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 11.6(d).

(c)     Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C- BA

Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in subsection (b)(iv) of this subsection 11.6 and any written consent to such assignment required by subsection (b)(iii) of this subsection 11.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. The entries in the Register shall be conclusive absent demonstrable error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)     Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s Alternative Currency Risk Participations and its participations in L/C-BA Obligations, Swing Line Loans and/or Swing Line Euro Tranche Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (iv) the granting of such participation shall not require that any cost or expense of any kind at any time be borne by the Company or any Subsidiary thereof and shall not result in any increase in any payment of any kind to be made by the Company or any Subsidiary under any Loan Document unless the Company expressly agrees in writing to bear such cost, expense or increase in payment in connection with the relevant participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (ii) of the first proviso to subsection 11.1(a) that directly affects such Participant (it being understood that (i) any vote to rescind any acceleration made pursuant to Section 9 of amounts owing with respect to the Loans and other Obligations and (ii) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations shall not require the approval of such Participant). Subject to subsection 11.6(e), each Borrower agrees that each Participant shall be entitled to the benefits of subsections 4.8, 4.9 and 4.10 (subject to the requirements of those sections, including timely delivery of forms pursuant to subsection 4.9) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 11.6(b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Limitations upon Participant Rights. No Loan Party shall be obligated to make any greater payment under subsection 4.8 or 4.9 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made upon the request or with the prior written consent of the Company and each Borrower expressly waives the benefit of this provision at the time of such participation. Any Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of subsection 4.9 unless such Participant complies with subsection 4.9(e) and provides the forms and certificates referenced therein to the Lender that granted such participation.

(f)    Voting Participants. Notwithstanding anything in this subsection 11.6 to the contrary, any Farm Credit Lender that (i) has purchased a participation from any Lender that is a Farm Credit Lender in the minimum amount of $5,000,000 on or after the Effective Date, (ii) is, by written notice to the Company and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Company and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the selling Lender; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so and notice of such failure has been delivered by the selling Lender to the Administrative Agent, then until such time as all amounts of its participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Administrative Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this subsection 11.6(f), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 11.6(f) shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Company and the Administrative Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in Exhibit D, (B) state the dollar amount of the participation purchased and (C) include such other information as may be required by the Administrative Agent. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Company within three Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Administrative Agent update or confirm there has been no change in the information set forth in Schedule 11.6(f) or delivered in connection with any Voting Participant Notification. Each Borrower and the Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit Lender without verification thereof and may also conclusively rely on the information set forth in Schedule 11.6(f), delivered in connection with any Voting Participant Notification or otherwise furnished pursuant to this subsection 11.6(f) and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the dollar amount of participations, the contact information of the participants or any other information furnished to any Borrower or the Administrative Agent pursuant to this subsection 11.6(f). The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant.

(g)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(i)    Resignation as an L/C Issuer, Swing Line Lender or Swing Line Euro Tranche Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time (i) Bank of America or any other Lender acting as an L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection 11.6(b), (A) Bank of America or such other Lender, may upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer, (B) Bank of America may, upon 30 days’ notice to the Company, resign as Swing Line Lender and/or (C) Bank of America may, upon 30 days’ notice to the Company and the Lenders, resign as Alternative Currency Funding Fronting Lender, or (ii) Bank of America assigns all of its Revolving Euro Tranche Commitment and Revolving Euro Tranche Loans pursuant to subsection 11.6(b), Bank of America may, upon 30 days’ notice to the Company, resign as Swing Line Euro Tranche Lender. In the event of any such resignation as an L/C Issuer, Swing Line Lender, Alternative Currency Funding Fronting Lender or Swing Line Euro Tranche Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer, Swing Line Lender, Alternative Currency Funding Fronting Lender or Swing Line Euro Tranche Lender hereunder which consents to such appointment; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America or any other Lender as an L/C Issuer, Swing Line Lender, Alternative Currency Funding Fronting Lender or Swing Line Euro Tranche Lender, as the case may be. If Bank of America or any other Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit and Bankers’ Acceptances outstanding and all Banker’s Acceptances issuable under any Acceptance Credits outstanding as of the effective date of its resignation as an L/C Issuer and all L/C-BA Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations pursuant to subsection 3.1(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to subsection 2.4(c). If Bank of America resigns as Swing Line Euro Tranche Lender, it shall retain all the rights of the Swing Line Euro Tranche Lender provided for hereunder with respect to Swing Line Euro Tranche Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to fund risk participations in outstanding Swing Line Euro Tranche Loans pursuant to subsection 2.7(c). If the Alternative Currency Funding Fronting Lender resigns as Alternative Currency Funding Fronting Lender, it shall retain all the rights and obligations of the Alternative Currency Funding Fronting Lender hereunder with respect to all Alternative Currency Risk Participations outstanding as of the effective date of its resignation as the Alternative Currency Funding Fronting Lender and all obligations of any Loan Party or any other Lender with respect thereto (including the right to require Alternative Currency Participating Lenders to fund any Alternative Currency Risk Participations therein in the manner provided in subsection 2.2(f)). Upon the appointment of a successor L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and/or Alternative Currency Funding Fronting Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender or Alternative Currency Funding Fronting Lender, as the case may be, (2) the successor L/C Issuer shall issue letters of credit and bankers acceptances in substitution for the Letters of Credit and Bankers’ Acceptances, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other retiring L/C Issuer to effectively assume the obligations of Bank of America or such other retiring L/C Issuer with respect to such Letters of Credit or Bankers’ Acceptances issued by it, and (3) the successor Alternative Currency Funding Fronting Lender shall make arrangements with the resigning Alternative Currency Funding Fronting Lender for the funding of all outstanding Alternative Currency Risk Participations.

11.7    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, the Alternative Currency Risk Participations or the participations in L/C-BA Obligations, in Swing Line Loans or in Swing Line Euro Tranche Loans held by it (but not including any amounts applied by the Alternative Currency Funding Fronting Lender to Loans prior to the funding of risk participations therein) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, sub-participations in L/C-BA Obligations, Swing Line Loans and Swing Line Euro Tranche Loans or sub-participations in Alternative Currency Risk Participations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)     if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this subsection shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in subsection 3.1(g) or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C-BA Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this subsection shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Notwithstanding anything provided for in this Section 11.7, any patronage assets subject to a statutory lien pursuant to the Farm Credit Act of 1971, as amended, for the benefit of a Farm Credit Lender shall not be subject to the pro rata sharing provisions set forth in this Section, and such patronage assets and any proceeds thereof shall not be subject to set-off as provided in subsection 11.10.

11.8    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer represents and warrants to each other party hereto that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and its own decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its activities, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder.

11.9     Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

(b)    The obligations of any Borrower in respect of this Agreement and any Note due to any party hereto or any holder of any bond shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such party or such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party or such holder (as the case may be) in the original currency, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to the Company, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

11.10    Right of Set-Off. The Company hereby irrevocably authorizes the Administrative Agent, each Lender and each of their respective Affiliates at any time and from time to time without notice to the Company or any other Loan Party, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) so long as any amount remains unpaid after it becomes due and payable by the Company or any other Loan Party under this Agreement or any other Loan Document, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, such other Lender or any such Affiliate to or for the credit or the account of any Borrower, or any part thereof in such amounts as the Administrative Agent, such Lender or any such Affiliate may elect; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of subsection 4.6(e) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Administrative Agent, each Lender and each of their respective Affiliates shall notify the Company promptly of any such set-off and the application made by the Administrative Agent, such Lender or any such Affiliate of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, each Lender and each of their respective Affiliates under this subsection 11.10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, such Lender or any such Affiliate may have.

11.11     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Company and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.12    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this subsection 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the affected L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13     Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.14     GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.15    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to (subject to clause (d) below) the exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 11.2 or at such other address of which the Administrative Agent, any such Lender and the Company shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent, any Lender or any other Secured Party to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any consequential, indirect, incidental, special or punitive damages.

11.16     No Advisory or Fiduciary Responsibility. In connection with all aspects of the Loan Documents and the Credit Extensions hereunder occurring on or prior to the Effective Date, each Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (ii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates or any other Person and (ii) none of the Administrative Agent, any Arranger or any Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, any Arranger or any Lender has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger and any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with the Loan Documents or the Credit Extensions hereunder occurring on or prior to the Effective Date.

11.17    WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.18     Confidentiality. The Administrative Agent, the Other Representatives and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of Holding, Intermediate Holding, the Company or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of Holding, Intermediate Holding, the Company or any of their respective Subsidiaries; provided that nothing herein shall prevent the Administrative Agent, any Other Representative or any Lender from disclosing any such information (i) to the Administrative Agent, any Lender or any other party hereto, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations which agrees to comply with the provisions of this subsection (or provisions no less restrictive than those of this subsection) pursuant to an instrument for the benefit of any Borrower (it being understood that each relevant disclosing Person shall be solely responsible for obtaining such instrument), (iii) to its affiliates and the employees, officers, directors, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 11.18 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 11.18), (iv) upon the request or demand of any Governmental Authority or self-regulatory authority having or purporting to have jurisdiction over such Person or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that the disclosing Person shall, unless prohibited by any Requirement of Law, notify the Company of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder or under any other Loan Document or under any Interest Rate Protection Agreement or the enforcement of rights hereunder or thereunder, (vii) in connection with regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Person (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), or (ix) if, prior to such information having been so provided or obtained, such information was already in the Administrative Agent’s, an Other Representative’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to any Borrower being violated, (x) with the consent of the Company, or (xi) on a confidential basis to (A) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; provided, however, that no Borrower shall be obligated to obtain a rating for this Agreement, any Facility hereunder or any Loan issued pursuant hereto.

11.19    Existing Credit Agreement Amended and Restated.

(a)    Amendment and Restatement. On the Effective Date, (i) this Agreement shall amend and restate the Existing Credit Agreement in its entirety but, for the avoidance of doubt, this

Agreement shall not constitute a novation of the parties’ rights and obligations thereunder, and (ii) the Liens and security interests as granted under the Existing Credit Agreement or any Loan Document (as defined in the Existing Credit Agreement) securing payment of indebtedness, liabilities and obligations thereunder are in all respects continuing and in full force and effect. The parties hereto agree and acknowledge that (A) the Revolving Credit Facility set forth in subsection 2.1(b) is a continuation of the “Revolving Credit Facility” under and as defined in the Existing Credit Agreement, (B) the Revolving Euro Tranche Facility set forth in subsection 2.1(c) is a continuation of the “Revolving Euro Tranche Facility” under and as defined in the Existing Credit Agreement, (C) the Revolving Yen Tranche Facility set forth in subsection 2.1(d) is a continuation of the “Revolving Yen Tranche Facility” under and as defined in the Existing Credit Agreement, (D) the Term A-2 Facility hereunder is a continuation of the “Incremental Term A-2 Facility” under and as defined in the Term A-2 Loan Amendment and the Existing Credit Agreement, (E) the proceeds of the Term A-1 Facility set forth in subsection 2.1(a), together with Revolving Credit Loans, will be used on the Initial Funding Date to repay in full amounts outstanding under the “Term A Facility” under and as defined in the Existing Credit Agreement, and (F) the Revolving Credit Commitments, the Revolving Euro Tranche Commitments, Revolving Yen Tranche Commitments and the Term A-1 Commitments of each of the Lenders as of the Initial Funding Date shall be as set forth in Schedule 2.1. Notwithstanding the foregoing, to the extent the Effective Date is not a Business Day, (x) the commitments under the Existing Credit Agreement shall not be re-allocated until the Initial Funding Date and (y) interest rates applicable with respect to the loans outstanding under the “Term A Facility” under and as defined in the Existing Credit Agreement shall continue to apply on the Effective Date until such loans are paid in full on the Initial Funding Date.

(b)    Interest and Fees under Existing Credit Agreement. On the Effective Date, the rights and obligations of the parties hereto evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the Existing Letters of Credit shall remain issued and outstanding and shall be deemed to be Letters of Credit under this Agreement, and shall be subject to such other fees as set forth in this Agreement. All loans, interest, fees and expenses owing or accruing under or in respect of the Existing Credit Agreement through the Initial Funding Date (excluding any breakage fees in respect of “Eurocurrency Loans” as defined therein, which such fees owing to the Lenders under this Agreement are hereby waived by each such Lender) shall be calculated as of the Initial Funding Date (pro-rated in the case of any fractional periods if applicable), and shall be paid on the Initial Funding Date.

11.20    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information includes the name and address of the Borrowers and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and the Guarantors in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.21     Electronic Execution of Assignments and Certain Other Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

11.22    Appointment of Company. Each of the Borrowers hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provide such authorizations on behalf of such Borrowers as the Company deems appropriate in its sole discretion and each Borrower shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an L/C Issuer or a Lender to the Company shall be deemed delivered to each Borrower and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Borrowers.

11.23     Status of Certain Lenders.

(a)    Each Revolving Euro Tranche Lender represents and warrants to the Administrative Agent, the Company and each Designated Borrower permitted to borrow under the Revolving Euro Tranche Facility that such Lender is either (i) a “bank” for the purposes of section 991 of the Income Tax Act 2007 of the United Kingdom and is within the charge to UK corporation tax as respects the payments or (ii) a Treaty Lender, and

(b)    Each Revolving Yen Tranche Lender represents and warrants to the Administrative Agent, the Company and each Designated Borrower permitted to borrow under the Revolving Yen Tranche Facility that such Lender is either (i) a bank organized under the laws of Japan or a branch of such a Japanese bank or (ii) a bank organized under the laws of the United States or a state thereof and a “bank” as referred to in Article 11, Paragraph 3(c)(i) of the Convention between the Government of Japan and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income.

11.24    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.25    Acknowledgement Regarding Any Supported QFCs . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.26    CoBank Equity. So long as CoBank is a Term A-2 Lender hereunder, the Company will acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Company may be required to purchase in CoBank in connection with the Term A-2 Loan made by CoBank may not exceed the maximum amount permitted by the Bylaws and Capital Plan in effect as of October 15, 2020. The Company acknowledges receipt of a copy of (a) CoBank’s most recent annual report, and if more recent CoBank’s latest quarterly report, (b) CoBank’s Notice to Prospective Stockholders and (c) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the Company’s cash patronage, stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (the “CoBank Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof. Each of CoBank and the Company acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of such parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of the Company’s patronage with CoBank, (ii) the Company’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any in the event of a sale of a participation interest. Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that the Company may now own or hereafter acquire, which statutory lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit. The CoBank Equities shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of Company (including, in each case, proceeds thereof), such Lien shall be for CoBank’s (or its affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations hereunder except that, in the event of an Event of Default, CoBank may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to CoBank or its affiliate under this Agreement, whether or not such amounts are currently due and payable. Company acknowledges that any corresponding tax liability associated with such application is the sole responsibility of Company. CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by Company or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GRAPHIC PACKAGING INTERNATIONAL, LLC

By:	/s/ Stephen R. Scherger
	Name:	Stephen R. Scherger
	Title:	Executive Vice President and Chief Financial Officer

GRAPHIC PACKAGING INTERNATIONAL EUROPE HOLDINGS B.V.

By:	/s/ Stephen R. Scherger
	Name:	Stephen R. Scherger
	Title:	Director

GRAPHIC PACKAGING INTERNATIONAL LIMITED

By:	/s/ Stephen R. Scherger
	Name:	Stephen R. Scherger
	Title:	Director

GRAPHIC PACKAGING INTERNATIONAL JAPAN LTD.

By:	/s/ Michael P. Doss
	Name:	Michael P. Doss
	Title:	Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as a Lender, L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and Alternative Currency Funding Fronting Lender

By:	/s/ Erron Powers
	Name:	Erron Powers
	Title:	Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

COBANK, ACB, as a Lender

By:	/s/ Michael Tousignant
	Name:	Michael Tousignant
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION (formerly known as Fifth Third Bank, an Ohio banking corporation), as a Lender

By:	/s/ Jonathan H. James
	Name:	Jonathan H. James
	Title:	Managing Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brandon K. Fiddler
	Name:	Brandon K. Fiddler
	Title:	Senior Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

COÕPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, as a Lender

By:	/s/ Michael LaHaíe
	Name:	Michael LaHaíe
	Title:	Managing Director

By:	/s/ Claíre Laury
	Name:	Claíre Laury
	Title:	Executive Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as a Lender

By:	/s/ Jun Ashley
Name: Jun Ashley
Title: Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

TD BANK, N.A., as a Lender

By:	/s/ Steve Levi
	Name:	Steve Levi
	Title:	Senior Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

TRUIST BANK (formerly known as Branch Banking and Trust Company and successor by merger to SunTrust Bank), as a Lender

By:	/s/ Alex Harrison
	Name:	Alex Harrison
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew Payne
	Name:	Andrew Payne
	Title:	Managing Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

BNP PARIBAS, as a Lender

By:	/s/ Rick Pace
	Name:	Rick Pace
	Title:	Managing Director

By:	/s/ Michael Lefkowitz
	Name:	Michael Lefkowitz
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Neha Shah
	Name:	Neha Shah
	Title:	Duly Authorized Signatory

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

CITIZENS BANK, N.A., as a Lender

By:	/s/ Douglas M. Kennedy
	Name:	Douglas M. Kennedy
	Title:	Senior Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
	Name:	Ryan Durkin
	Title:	Authorized Signatory

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:	/s/ James Shender
	Name:	James Shender
	Title:	Executive Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

REGIONS BANK, as a Lender

By:	/s/ Cheryl L. Shelhart
Name: Cheryl L. Shelhart
Title: Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan F. Lindvall
	Name:	Jonathan F. Lindvall
	Title:	Senior Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

AGCHOICE FARM CREDIT, ACA, on behalf of itself and its wholly-owned Subsidiaries, AgChoice Farm Credit, FLCA, and AgChoice Farm Credit, PCA, as a Voting Participant

By:	/s/ Joshua L. Larock
	Name:	Joshua L. Larock
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

AGCOUNTRY FARM CREDIT SERVICES, FLCA, as a Voting Participant

By:	/s/ Lisa Caswell
	Name:	Lisa Caswell
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

AGFIRST FARM CREDIT BANK, as a Voting Participant

By:	/s/ Matthew H. Jeffords
	Name:	Matthew H. Jeffords
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

AMERICAN AGCREDIT, FLCA, as a Voting Participant

By:	/s/ Michael J. Balok
	Name:	Michael J. Balok
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

COMPEER FINANCIAL, FLCA, as a Voting Participant

By:	/s/ Betty Janelle
	Name:	Betty Janelle
	Title:	Director, Capital Markets

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:	/s/ Evelin Herrera
Name: Evelin Herrera
Title: Director

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

FARM CREDIT EAST, ACA, as a Voting Participant

By:	/s/ Eric Pohlman
	Name:	Eric Pohlman
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

FARM CREDIT MID-AMERICA, FLCA, as a Voting Participant

By:	/s/ Tabatha Hamilton
	Name:	Tabatha Hamilton
	Title:	Vice President Food and Agribusiness

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

FARM CREDIT OF NEW MEXICO, FLCA, a wholly owned subsidiary of Farm Credit of New Mexico, ACA, as a Voting Participant

By:	/s/ Clarissa Shiver
	Name:	Clarissa Shiver
	Title:	Vice President Credit

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Voting Participant

By:	/s/ Nicholas King
	Name:	Nicholas King
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

FARM CREDIT WEST, FLCA, as a Voting Participant

By:	/s/ Rob Stornetta
	Name:	Rob Stornetta
	Title:	Senior Vice President, Capital Markets

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant

By:	/s/ Shane Prichard
	Name:	Shane Prichard
	Title:	Vice President of Capital Markets

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

NORTHWEST FARM CREDIT SERVICES, FLCA, as a Voting Participant

By:	/s/ Jeremy A. Roewe
	Name:	Jeremy A. Roewe
	Title:	Vice President

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page

YOSEMITE LAND BANK, FLCA, as a Voting Participant

By:	/s/ Steven M. Mizuno
	Name:	Steven M. Mizuno
	Title:	Senior Vice President, Credit Admin

Graphic Packaging International, LLC

Fourth Amended and Restated Credit Agreement

Signature Page